EXHIBIT 4.1
TWENTY-SEVENTH AMENDMENT AND RESTATEMENT
OF THE
AMERICAN EXPRESS RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS

PAGE
Article 1 GENERAL PROVISIONS	1
Article 2 DEFINITIONS	3
Article 3 ELIGIBILITY AND PARTICIPATION	20
Article 4 CONTRIBUTIONS	22
Article 5 LIMITATIONS ON CONTRIBUTIONS	35
Article 6 INVESTMENTS AND ACCOUNTING	43
Article 7 VESTING AND ALLOCATION OF FORFEITURES	45
Article 8 DISTRIBUTION OF BENEFITS	50
Article 9 WITHDRAWALS AND LOANS	60
Article 10 ADMINISTRATION; ALLOCATION OF FIDUCIARY RESPONSIBILITIES	63
Article 11 DESIGNATION OF BENEFICIARY	69
Article 12 TRUST	71
Article 13 AMENDMENT AND TERMINATION	72
Article 14 ADOPTION BY EMPLOYING COMPANIES, SUCCESSOR COMPANIES AND PLAN MERGERS	74
Article 15 TOP HEAVY PLAN PROVISIONS	75
Article 16 MISCELLANEOUS	78
Article 17 PROVISIONS RELATING TO EMPLOYEE STOCK OWNERSHIP PLAN	82
Addendum A MERGER AND TRANSFER OF THE THOMAS COOK PLAN	88
Addendum B MERGER AND TRANSFER OF THE IDS DVP Savings Plan and Trust	89
Addendum C SERVICE CREDITING	90
Addendum D SPECIAL VESTING RULES	91
Addendum E TO THE AMERICAN EXPRESS RETIREMENT SAVINGS PLAN RELATING TO PUERTO RICO PARTICIPANTS	92
Addendum F COST CENTERS INTENTIONALLY OMITTED	93
Addendum G RESERVED	94
Addendum H TRANSITION CONTRIBUTIONS FOR CERTAIN FORMER GENERAL ELECTRIC CAPITAL CORPORATION EMPLOYEES	95
Addendum I TRANSFER OF ASSETS AND LIABILITIES FROM THE TRINET PASSPORT 401(K) PLAN	96
Addendum J ADDENDUM J TRANSFER OF ASSETS AND LIABILITIES FROM THE RESY NETWORK, INC. COMPONENT OF THE ADP TOTALSOURCE RETIREMENT SAVINGS PLAN AND THE RESERVE MEDIA 401(K) PLAN	97
Addendum K SUMMARY OF SPECIAL EMERGENCY RELIEF PROVISIONS	98

Page i

ARTICLE 1
GENERAL PROVISIONS
1.1    History
The name of the plan set forth herein is the American Express Retirement Savings Plan (the “Plan”). The Plan was formerly known as the American Express Incentive Savings Plan. The Plan was originally adopted effective June 11, 1973. Effective July 1, 1994, the IDS Savings Plan merged with the Plan and the assets and liabilities of the IDS Savings Plan were transferred to the Plan. Effective December 1, 1994, the American Express Stock Ownership Plan merged with the Plan and the assets and liabilities of the American Express Stock Ownership Plan were transferred to the Plan. Effective April 4, 2002, the assets of the Company Stock Fund, an investment under the Plan, were designated as a stock bonus plan comprising an employee stock ownership plan within the meaning of Section 4975(e) of the Code (the “ESOP”). Effective October 1, 2005, Ameriprise Financial, Inc. (“Ameriprise”) and its subsidiaries ceased to be Participating Companies in the Plan. As soon as administratively practicable after October 1, 2005, the portion of the Plan attributable to Ameriprise Participants, Ameriprise alternate payees and Ameriprise beneficiaries was transferred to a new qualified defined contribution retirement plan established by Ameriprise; provided, however, that the portion of the Plan attributable to former Ameriprise Participants whose accounts were forfeited pursuant to Section 8.9 was not transferred. Upon such transfer, Ameriprise Participants, Ameriprise alternate payees and Ameriprise beneficiaries ceased participation and no longer have any benefits under the Plan.
1.2    Effective Date
This amendment and restatement is generally effective January 1, 2021, provided that provisions which are clarifying in nature reflect pre-existing plan terms and provided that the elimination of minimum dollar amounts and once-per-Plan-Year restrictions on withdrawals and Roth in-Plan conversions and the addition of a partial distribution option are effective May 25, 2021, the provisions permitting incoming traditional after-tax Rollover Contributions are effective January 1, 2022, and changes to the automatic enrollment provisions and the addition of a new Roth in-Plan conversion methodology for amounts eligible to be distributed or withdrawn as eligible rollover distributions are effective January 1, 2022. Any other provisions having a different effective date are effective as of the specific date(s) so noted.
1.3    Plan for Exclusive Benefit of Eligible Employees
All contributions made by Participating Companies and all assets held pursuant to the Plan shall be administered and held for the exclusive benefit of Participants, alternate payees and beneficiaries who qualify for Plan benefits hereunder. It shall be impossible at any time prior to the satisfaction of all liabilities to Participants, alternate payees and beneficiaries who qualify for Plan benefits, for any part of the corpus or income of the Plan to be used for, or diverted to, purposes other than their exclusive benefit, except as provided in Section 12.4.
1.4    Construction and Applicable Law
The Plan is intended to meet the requirements for qualification under Sections 401(a) and 401(k) of the Code and provides for satisfaction of one of the safe harbor methods set forth in Sections 401(k)(12) and 401(m)(11) of the Code with respect to eligible Participants. In addition, Plan provisions relating to the employee stock ownership portion of the Plan are intended to meet the requirements of Section 4975(e)(7) of the Code. The Plan shall be administered and construed consistent with such intent. It shall also be construed and administered according to ERISA and the laws of the State of New York to the extent that such laws are not preempted by the laws of the United States of America. Subject to the Plan’s administrative review processes and Section 10.8, all controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the Southern District of New York.
To the maximum extent permitted by ERISA, each person who is a “fiduciary” (as defined in ERISA) with respect to the Plan shall be responsible only for the proper exercise of his own powers, duties, responsibilities and obligations under the Plan and Trust and no fiduciary shall be liable for any act or omission of any other fiduciary. This Plan is designed, and intended to operate, as a "participant-directed individual account plan" as described in Section 404(c) of ERISA under which Participants and beneficiaries exercise control over the investment of their Accounts. To the maximum extent permissible under applicable law, the Plan’s fiduciaries (as defined under ERISA) shall be relieved from liability for any loss resulting from the investment of Accounts under this Plan by Participants and beneficiaries (including investment of all or part of an Account in accordance with the rules governing use of qualified default investment alternatives).
Notwithstanding anything herein to the contrary, on and after October 1, 2005, the designated fiduciary under the successor Ameriprise plan shall have discretionary authority to interpret and construe the terms of this Plan which relate to benefits payable (or claimed to be payable) from the Ameriprise plan (including the right to supply any omission, construe any ambiguous or uncertain terms, and reconcile any inconsistencies), and the discretionary authority to determine and resolve any and all questions related thereto.
The Plan shall be construed in accordance with the following rules:
(a)    Headings at the beginning of Articles and Sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.
(b)    Capitalized terms used in the Plan shall have the meaning defined in the Plan unless the context clearly indicates otherwise.
(c)    Any references to the masculine gender include the feminine, nonbinary and neuter, and vice versa.
(d)    Use of the words “hereof,” “herein,” “hereunder,” or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates otherwise.
(e)    Nothing in this Section shall be deemed to limit the discretion of the Administration Committee to interpret and construe the provisions of the Plan as provided in Article 10 hereof.
(f)    The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

(g)    References to a “spouse” or “surviving spouse” herein shall include a person of the same gender as the Participant to the extent the Participant’s marriage is recognized for purposes of federal tax law.
(h)    References to “severance pay,” “separation pay” or similar terms shall be deemed to include “severance pay,” “separation pay,” “supplemental unemployment benefits” and other payments in the nature of severance pay benefits under any American Express severance or separation pay plan unless otherwise indicated and likewise references to “severance plan” or “separation pay plan” shall be deemed to include a reference to severance plans, separation pay plans, supplemental unemployment benefit plans and other similar plans unless a specific plan is identified (in which case the reference will be only to that plan) or unless otherwise indicated, with the intention that all such payments be treated in a consistent fashion regardless of nomenclature.
1.5    Applicability of Amendment
Except as may otherwise be expressly provided, any amendment to the Plan shall apply to all benefits earned (and not yet distributed) at the time of such amendment; provided, that no such amendment shall be effective as to already earned benefits to the extent its application to such benefits would violate Section 411(d)(6) of the Code and the Treasury Regulations thereunder or would violate other applicable law. Notwithstanding the foregoing, any amendment that regulates, increases, eliminates or limits contributions to the Plan or the vesting or testing thereof shall apply to periods commencing on or after the effective date of such amendment.
ARTICLE 2
DEFINITIONS
2.1    “Account”
means an account or sub-account maintained by the Administration Committee under the Plan to reflect a specified portion of a Participant’s, alternate payee’s or beneficiary’s benefit under the Plan. The Administration Committee, in its discretion, may establish or combine such Accounts as it deems necessary or advisable for carrying out the purposes of the Plan. An Account is maintained for book-keeping purposes only, and does not represent or require an actual segregation of Trust Fund assets.
2.2    “Actual Contribution Percentage (ACP)”
means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (a) the amount of Voluntary Contributions and Company Matching Contributions (and, at the election of the Administration Committee, Elective Contributions, Roth Contributions and/or Qualified Nonelective Contributions (as defined in Section 401(m)(4)(C) of the Code)) made to the Plan on behalf of a Participant for the Plan Year to (b) such Participant’s Testing Compensation for such Plan Year (whether or not the individual was a Participant for the entire Plan Year, but provided that the Administration Committee may elect with respect to any Plan Year to consider only Testing Compensation for the Participant’s period of participation so long as the same election applies uniformly for the Plan Year). For purposes of calculating the ACP for the average contribution percentage test as described in Section 5.2, such contribution percentage amounts shall include forfeitures of excess aggregate contributions or Company Matching Contributions allocated to the Participant’s Account which shall be taken into account in the year in which such forfeiture is allocated. In accordance with and to the extent permitted by Section 1.401(m)-2(a)(5)(iv) of the Treasury Regulations, Qualified Matching Contributions may be included in the ACP at the election of the Administration Committee, and will be included for individuals not covered by the Plan’s safe harbor provisions (unless included in the ADP instead). Furthermore, for any Participants not covered by the safe harbor provisions of Section 401(m)(11) of the Code, Qualified Matching Contributions will be included in the ACP to the extent not included in the ADP as determined by the Administration Committee.
2.3    “Actual Deferral Percentage (ADP)”
means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (a) the amount of employer contributions actually paid to the Trust Fund on behalf of a Participant for the Plan Year to (b) such Participant’s Testing Compensation for such Plan Year (whether or not the individual was a Participant for the entire Plan Year, but provided that the Administration Committee may elect with respect to any Plan Year to consider only Testing Compensation for the Participant’s period of participation so long as the same election applies uniformly for the Plan Year). For purposes of calculating the ADP, “employer contributions” on behalf of any Participant means: (a) all Elective Contributions and Roth Contributions made pursuant to the Participant’s deferral election, excluding Elective Contributions and Roth Contributions taken into account in the average contribution percentage test under Section 5.2 (provided the average deferral percentage test as described in Section 5.1 is satisfied with and without exclusion of these Elective Contributions and Roth Contributions); and (b) any Qualified Nonelective Contributions (as defined in Section 401(m)(4)(C) of the Code), but excluding such Qualified Nonelective Contributions that are taken into account in the average contribution percentage test under Section 5.2. For purposes of computing the ADP, an Eligible Employee who would be a Participant but for the failure to make Elective Contributions or Roth Contributions shall be treated as a Participant on whose behalf no Elective Contributions or Roth Contributions are made. Furthermore, for any Participants not covered by the safe harbor provisions of Section 401(k)(12) of the Code, Qualified Matching Contributions will be included in the ADP to the extent not included in the ACP as determined by the Administration Committee.
2.4    “Administration Committee”
means the Employee Benefits Administration Committee or any Administrative Delegate appointed by the Administration Committee to act on its behalf. The Administration Committee shall be the Plan administrator.
2.5    “Administrative Delegate”
means the person(s), if any, appointed by the Administration Committee pursuant to Section 10.3.
2.6    “Affiliated Company”
means (a) any corporation which is a part of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes a Participating Company, (b) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with a Participating Company, (c) any organization (whether or not incorporated) which is a part of an affiliated service group (as defined in Section 414(m) of the Code) which includes a Participating Company, and (d) any other entity required to be aggregated with a Participating Company pursuant to Treasury Regulations under Section 414(o)

of the Code. Notwithstanding the foregoing, if applicable, for purposes of the limitations of Section 415 of the Code set forth in the Plan, the rules set forth by Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.
2.7    “Automatic Election”
means the automatic enrollment contribution election (as automatically increased from time to time) described in Section 4.1.
2.8    “Board”
means the Board of Directors of the Company.
2.9    “Catch-up Contribution”
means the amount contributed by a Participating Company on behalf of a Participant in accordance with Section 4.1 and Section 414(v) of the Code. Catch-up Contributions may be designated as either pre-tax or Roth after-tax contributions.
2.10    “Code”
means the Internal Revenue Code of 1986, as amended.
2.11    “Company”
means American Express Company, a New York corporation.
2.12     “Company Conversion Contribution”
means the amount contributed by a Participating Company in accordance with Section 4.5.
2.13    “Company Conversion Contribution Account”
means the account of a Participant established and maintained to hold Company Conversion Contributions in accordance with Section 4.5.
2.14    “Company Disability Contribution”
means the amount of any contribution made by reason of a Participant’s Disability in accordance with Section 4.7.
2.15    “Company Disability Contribution Account”
means the account established and maintained to hold the Disability Contributions made in accordance with Section 4.7.
2.16    “Company Discretionary Profit Sharing Contribution”
means the amount of any discretionary Company Profit Sharing Contribution made pursuant to Section 4.6(b).

2.17    “Company Discretionary Profit Sharing Contribution Account”
means the account of a Participant established and maintained to hold Company Discretionary Profit Sharing Contributions in accordance with Section 4.6(b) and Transition Contributions.
2.18    “Company Fixed Rate Contribution”
means the fixed-rate Company Profit Sharing Contribution described in Section 4.6(a).
2.19    “Company Fixed Rate Contribution Account”
means the account of a Participant established and maintained to hold Company Fixed Rate Contributions in accordance with Section 4.6(a).
2.20    “Company Matching Contribution”
means the amount contributed by a Participating Company in accordance with Section 4.2 as in effect prior to January 1, 2010.
2.21    “Company Matching Contribution Account”
means the account of a Participant established and maintained to hold Company Matching Contributions in accordance with Section 4.2 as in effect prior to January 1, 2010.
2.22    “Company Profit Sharing Contribution”
means the amount of any Company Discretionary Profit Sharing Contribution and/or Company Fixed Rate Contribution made pursuant to Section 4.6 and/or any Transition Contribution made pursuant to Addendum H.
2.23    “Company Stock”
means the common stock of American Express Company and any stock (the “other stock”) into which such common stock is converted or for which such common stock is exchanged in connection with a merger, consolidation, recapitalization or other transaction affecting the Company if such “other stock” constitutes a “qualifying employer security” within the meaning of Section 407(d)(5) of ERISA and (to the extent required under the Code) an “employer security” within the meaning of Section 409(l) of the Code. By way of clarification but not limitation, the term “Company Stock” shall not include any common shares of Ameriprise or any parent or subsidiary of Ameriprise (or successors to any of the foregoing) received by Company shareholders upon the consummation of that certain spin-off transaction announced by the Company on February 1, 2005, or any securities issued by an entity other than the Company in connection with the consummation of any similar spin-off or divestiture.
2.24    “Company Stock Contribution”
means the Company stock contribution made pursuant to the terms of the Plan as formerly in effect.

2.25    “Company Stock Contribution Account”
means the account of a Participant established and maintained to hold Company Stock Contributions.
2.26    “Conversion Contribution Participant”
means a Participant who (i) has a Period of Service that is recognized for Plan eligibility and vesting purposes that commences prior to April 1, 2007; (ii) was an Eligible Employee on United States payroll (or on unpaid leave of absence) on July 1, 2007; and (iii) is not a Cost Center Participant. “Conversion Contribution Participant” shall also mean a Participant who (i) has a Period of Service on United States payroll with a Participating Company that is recognized for Plan eligibility and vesting purposes that commences prior to April 1, 2007; (ii) was an Employee on international payroll on July 1, 2007; and (iii) is not a Cost Center Participant. By way of clarification, a Participant who experienced a severance from employment between July 1, 2007 and the date he or she would have completed the Year of Service requirement previously applicable under Section 3.1 and who then incurs a Period of Severance equal to or greater than one (1) year shall not be a Conversion Contribution Participant even if he or she is rehired.
2.27    “Conversion Contribution Cost Center Participant”
means a Participant who (i) has a Period of Service that is recognized for Plan eligibility and vesting purposes that commences prior to April 1, 2007; (ii) was an Eligible Employee on United States payroll (or on unpaid leave of absence) on July 1, 2007; and (iii) is a Cost Center Participant. “Conversion Contribution Cost Center Participant” shall also mean a Participant who (i) has a Period of Service on United States payroll with a Participating Company that is recognized for Plan eligibility and vesting purposes that commences prior to April 1, 2007; (ii) was an Employee on international payroll on July 1, 2007; and (iii) is a Cost Center Participant. By way of clarification, a Participant who experienced a severance from employment between July 1, 2007 and the date he or she would have completed the Year of Service requirement previously applicable under Section 3.1 and who then incurs a Period of Severance equal to or greater than one (1) year shall not be a Conversion Contribution Cost Center Participant even if he or she is rehired.
2.28    “Cost Center”
means Global Business Travel (and any successor cost centers or additional cost centers as designated by the Company).
2.29    “Cost Center Participant”
means any Participant who is an Eligible Employee and who, for the relevant period, is assigned to a Cost Center excluding any Eligible Employee who attained age forty (40) and five (5) Years of Service as of December 31, 2004 and was employed by a Participating Company on December 31, 2004.

2.30    “Disability” or “Disabled”
means total disability meeting the conditions of Section 7.2(b) hereof.
2.31    “Elective Contribution”
means the amount contributed by a Participating Company on behalf of a Participant in accordance with Section 4.1, but excluding Catch-up Contributions pursuant to Section 414(v) of the Code and excluding Roth Contributions.
2.32    “Elective Contribution Account”
means the account of a Participant established and maintained in accordance with Section 4.1 for pre-tax Elective Contributions and pre-tax Catch-up Contributions.
2.33    “Eligible Employee”
means any Employee of a Participating Company who is (a) employed within the United States, or (b) traditionally employed within the United States and currently on temporary assignment outside the United States, or (c) employed outside the United States if the Employee is (i) a U.S. citizen, or (ii)  a non-U.S. citizen who is a Lawful Permanent Resident, and the Employee is a career expatriate in the Participating Company’s international expatriate program and receives from a Participating Company a regular stated compensation, paid in whole or in part in U.S. currency. A “Lawful Permanent Resident” as used herein, is an individual who has been lawfully granted the privilege of residing permanently in the United States as an immigrant in accordance with immigration laws.
(a)    Notwithstanding the foregoing, an Eligible Employee does not include an Employee who is a member of any of the following classifications:
(i)    temporary or casual Employees unless the temporary or casual Employee actually worked one thousand (1,000) hours during his or her initial twelve (12) months of employment or during any Plan Year ending thereafter;
(ii)    Employees routinely scheduled to work less than twenty (20) hours per week unless the Employee actually worked one thousand (1,000) hours during his or her initial twelve (12) months of employment or during any Plan Year ending thereafter;
(iii)    co-op student interns and other intern personnel unless the co-op student intern or other intern personnel actually worked one thousand (1,000) hours during his or her initial twelve (12) months of employment or during any Plan Year ending thereafter;
(iv)    members of a collective bargaining unit unless the applicable collective bargaining agreement specifically provides for participation by such Employees;
(v)    Employees paid pursuant to a contract unless such contract specifically describes the Employee as an Eligible Employee for purposes of this Plan;

(vi)    any individual whose services are leased from or provided through a third party, regardless of whether such individual would be considered a Leased Employee;
(vii)    any Employee who is entitled to benefits under a non-United States retirement plan to which any Participating Company makes contributions;
(viii)    Employees who have waived their rights to participate in the Plan or agreed to be excluded from participation in the Plan; and
(ix)    any Employee who is not a U.S. citizen or Lawful Permanent Resident, is employed in the U.S., and is on assignment as a career expatriate in the Participating Company’s international expatriate program.
For purposes of paragraphs (i)-(iii), to the extent that hourly records of service are not maintained for a person, he or she will be credited with hours at the rate of 45 hours per week for any week for which he or she would be required to be credited with at least one hour of service under Section 2530.200b-2 of the Department of Labor Regulations.
(b)    For purposes of this Section, the term “United States” shall include such territories and protectorates of the United States as the Administration Committee shall from time to time determine; and the term “temporary or casual” Employee (who may be a part-time or full-time Employee) shall mean an Employee who is categorized under the Participating Company’s normal employee classification system as a temporary or casual Employee. An Eligible Employee who performs services for more than one Participating Company as an officer or in any other capacity shall be deemed to be employed by the Participating Company from which he or she receives his or her primary Total Pay.
(c)    Notwithstanding anything herein to the contrary, “Eligible Employee” does not include any Employee who has the legal status of an employee under common law with respect to a Participating Company but whose services are provided to the Participating Company through an agency or other organization and who is on the payroll of such agency or other organization; or any Employee who has the legal status of an employee under common law but who is treated by a Participating Company as an independent contractor for employment tax purposes, even if it should later be determined by a court or governmental agency for some other purpose that such person is or was a common law employee.
2.34     “Employee”
means any person, including an officer, who is employed as a common law employee by a Participating Company or Affiliated Company. A person is not “employed” by a Participating Company or Affiliated Company unless the Company determines, in its sole discretion, that the Participating Company or Affiliated Company exercises primary direction and control over such person’s performance of his duties.
2.35    “Employment or Re-employment”
means service with an Affiliated Company or a Predecessor Company. By way of clarification, service with predecessors of the Participating Companies or Affiliated Companies or for periods during which any Affiliated Companies were not considered as Affiliated Companies shall not constitute Employment or Re-employment, except to the extent required by the provisions of any agreement executed by a current or former Affiliated Company relating to an acquisition, merger or spin-off, or as otherwise provided in Addendum C.
2.36    “Entry Date”
means the first day of the payroll period following the date an individual satisfies the requirements to participate in the Plan as provided under Article 3 (including a payroll period that begins on the date such requirements are satisfied), except that for purposes of Elective Contributions, Roth Contributions, Catch-up Contributions, Voluntary Contributions and Rollover Contributions, the term “Entry Date” shall mean the date that is as soon as administratively practicable on or following the date of hire as an Eligible Employee.
2.37    “ERISA”
means the Employee Retirement Income Security Act of 1974, as amended.
2.38    “415 Compensation”
means, for any Limitation Year, a Participant’s earned income, wages, salary, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with a Participating Company paid or made available during such year to the extent amounts are included in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, expense allowances and other amounts as referred to in Treasury Regulation Section 1.415(c)-2(b), any elective deferrals (as defined in Section 402(g)(3) of the Code, including amounts which are elective deferrals by reason of Section 402A of the Code), any amount which is contributed or deferred by the employer at the election of the Eligible Employee and which is not includable in the gross income of the Eligible Employee by reason of Sections 125 or 457 of the Code, and any pre-tax contributions made by the Eligible Employee to a transportation fringe benefit plan described in Section 132(f) of the Code, but excluding amounts not includable in compensation under Treasury Regulation Section 1.415(c)-2(c) such as employer contributions to a simplified employee pension under Section 408(k) of the Code, deductible reimbursed moving expenses and premiums for group term life insurance to the extent they are not includable in a Participant’s gross income). Notwithstanding anything herein to the contrary, “415 Compensation” shall include the compensation of Disabled Participants as determined under Section 4.7.
“415 Compensation” shall be limited in accordance with Section 401(a)(17) of the Code. If the determination period consists of fewer than twelve (12) months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12). The adjusted dollar amount in effect on a January 1 shall be in effect for limitation years beginning in the calendar year.
In order to be treated as “415 Compensation” for purposes of this Section, payments must be paid or made available prior to an Eligible Employee’s severance from employment, except to the extent that such payments are described in Section 1.415(c)-2(e)(3) of the Treasury Regulations. In particular, it is intended that except as otherwise provided herein with respect to Disability Contributions and individuals receiving military differential pay, no amounts shall be treated as 415 Compensation if paid after the later of the end of the limitation year in which the individual severed from employment or 2 ½ months after the individual’s severance from employment. With respect to an individual not currently performing service for the Company and/or Affiliated Company by reason of qualified military service (within the meaning of Section 414(u)(1) of the Code), “415 Compensation” shall include salary continuation payments not in excess of the amount the individual would have received if the individual had continued to perform services for the Company and/or Affiliated Company rather than entering qualified military service. Disabled Participants are considered to have 415 Compensation in accordance with the Plan’s Disability Contribution provisions.
2.39    “Highly Compensated Employee”
means an Employee who (a) was a five percent (5%) owner during the Plan Year or the preceding Plan Year, or (b) for the preceding Plan Year, received compensation from the Participating Company greater than $130,000 (as indexed under the Code).
Further, all Affiliated Companies are treated as one employer when applying these rules to determine the Highly Compensated Employees.
A highly compensated former employee includes any Eligible Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for an Affiliated Company during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee’s 55th birthday.
The family aggregation rules shall not apply except to the extent that the constructive ownership rules of Section 318 of the Code are used to determine whether an Eligible Employee is a five percent (5%) owner.
The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the Treasury Regulations thereunder. For purposes of this definition, “compensation” shall mean the Eligible Employee’s 415 Compensation for such period.
2.40    “Hour of Service”
means:
(a)    Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Participating Company or an Affiliated Company.
(b)    Each hour for which an Employee is paid, or entitled to payment, by a Participating Company or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not that period occurs in a single computation year). Notwithstanding the foregoing, Hours of Service shall not be credited on account of payments made under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws nor shall Hours of Service be credited on account of a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

(c)    Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Participating Company or an Affiliated Company. The same Hours of Service shall not be credited both under Subsection (a) or Subsection (b), as the case may be, and under this Subsection. These hours shall be credited to the Employee for the computation year or years to which the award or agreement pertains rather than the computation year in which the award, agreement or payment is made.
(d)    Hours required to be credited for any period of service with the armed forces of the United States which the Employee entered from employment with a Participating Company or an Affiliated Company on account of induction or enlistment under federal law, provided the Employee returns to employment with a Participating Company or Affiliated Company within the period prescribed by federal law during which the Employee’s reemployment rights are protected by law or, in the absence of such a law, within ninety (90) days from the date release or discharge from military service is available.
(e)    For purposes of Subsections (a) and (b), a payment shall be deemed to be made by or due from a Participating Company or an Affiliated Company regardless of whether such payment is made by or due from the Participating Company or the Affiliated Company directly or indirectly through, among others, a trust fund or insurer to which the Participating Company or an Affiliated Company contributes or pays premiums, regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
(f)    For purposes of Subsections (b) and (c), in the case of an Employee without a regular work schedule, Hours of Service shall be credited based on a daily average of the Employee’s Hours of Service otherwise determined under Subsections (a), (b) and (c) for the twelve (12) months immediately preceding the date of determination, or during the Employee’s entire employment with a Participating Company or an Affiliated Company ending immediately prior to the date of determination if employed by a Participating Company or an Affiliated Company for less than twelve (12) months.
(g)    To the extent not otherwise provided in the Plan, Hours of Service under this Section shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations (or any applicable successor regulation), which is incorporated by reference.
(h)    Credit for Hours of Service shall not be given for service with predecessors of the Participating Companies or Affiliated Companies or for periods during which any Affiliated Companies were not considered as Affiliated Companies, except to the extent required by the provisions of any agreement executed by a current or former Affiliated Company relating to an acquisition, merger or spin-off, or as otherwise provided in Addendum C.
(i)    Credit for Hours of Service shall be given to the extent and for the purposes provided by the Family and Medical Leave Act.
(j)    An Employee shall not receive credit under more than one (1) Subsection of this Section for the same period of time, but shall receive credit under the Subsection which produces the greatest credit.
Hours of Service shall be determined by the Plan administrator from the records determined by it to accurately reflect this information.

2.41    “Investment Committee”
means the Retirement Savings Plan Investment Committee.
2.42    “Investment Fund”
means any of (a) such Discretionary Funds, if any, as the Investment Committee may from time to time establish pursuant to Section 6.2(b) and cause to be maintained as part of the Trust Fund, and (b) the Company Stock Fund described in Section 6.2(a).
2.43    “Leased Employee”
means any person (other than an employee of the recipient) who under an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined under Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and services are performed under primary direction or control by the recipient. In the event a Leased Employee becomes an Eligible Employee under the Plan, for purposes of computing the Leased Employee’s Years of Service, the Leased Employee shall be treated as an Eligible Employee from the date he or she first provided services to a Participating Company or Affiliated Company upon the Eligible Employee providing appropriate documentation necessary to compute the Leased Employee’s Years of Service.
Notwithstanding anything herein to the contrary, if an Employee becomes a Leased Employee, that will not, in itself, be considered a severance from employment.
2.44    “Military Leave”
means any period during which an Eligible Employee is absent because of qualified service in the uniformed services as defined in the Uniformed Services Employment and Reemployment Rights Act of 1994. Contributions, benefits and service credit with respect to Military Leave in the uniformed services will be provided in accordance with Section 414(u) of the Code.
2.45    “Non-Highly Compensated Employee”
means an Employee who is not a Highly Compensated Employee.
2.46    “Normal Retirement Age”
means age sixty-five (65).
2.47    “Participant”
means an individual participating in the Plan pursuant to Article 3 hereof or any Employee or former Employee who was previously eligible to participate and for whom an Account has been established and is maintained.

2.48    “Participating Company”
means the Company and any Affiliated Company that adopts this Plan with the consent of the Company.
2.49    “Period of Service”
means each period of time commencing on an individual’s initial date of Employment or date of Re-employment, whichever is applicable, and ending on and including such individual’s next Termination Date. A Period of Service shall include the following:
(a)    Any period of service because of Military Leave which the individual entered from employment with a Participating Company or an Affiliated Company, provided the individual returns to employment with the Participating Company or an Affiliated Company within the period prescribed by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, or any other period for which credit is required to be given under such Act.
(b)    In the event an individual has a Termination Date and the individual subsequently performs an Hour of Service and the Hour of Service is performed within twelve (12) months of his or her Termination Date, “Period of Service” shall include the Termination Period.
(c)    Any period for which credit is required under the Family and Medical Leave Act, for such purposes described in that Act, except that credit shall not be given under this Subsection if it would otherwise be given under any other provision of this Section.
2.50    “Plan”
means the American Express Retirement Savings Plan.
2.51    “Plan Year”
means the consecutive twelve (12) month period ending on December 31.
2.52    “Predecessor Company”
means any corporation or unincorporated entity heretofore or hereafter merged or consolidated with or otherwise absorbed by an Affiliated Company or any part of the business of which has been acquired by an Affiliated Company.
2.53    “Prior AMEX Plan”
means the provisions of the American Express Incentive Savings Plan as the same existed on June 30, 1994.
2.54    “Qualified Matching Contribution”
means the amount of the safe harbor matching contributions made pursuant to Section 4.2 for Plan Years commencing on or after January 1, 2010.

2.55    “Qualified Matching Contribution Account”
means the account of a Participant established and maintained to hold Qualified Matching Contributions in accordance with Section 4.2.
2.56    “Qualified Nonelective Contribution”
means the amount of any discretionary nonelective contributions made pursuant to Section 4.8.
2.57    “Qualified Nonelective Contribution Account”
means the account of a Participant established and maintained to hold Qualified Nonelective Contributions in accordance with Section 4.8.
2.58    “Restricted Matching Contribution”
means those contributions defined as “Restricted Matching Contributions” under the Prior AMEX Plan.
2.59    “Restricted Matching Contribution Account”
means the account of a Participant established and maintained for Restricted Matching Contributions.
2.60    “Retirement”
means a Participant’s termination of Employment coincident with or following his or her attainment of Normal Retirement Age.
2.61    “Rollover Contribution”
means the amount contributed by or on behalf of an Eligible Employee in accordance with Section 4.4 as a rollover contribution, excluding the amount of any in-Plan Roth conversion except as specifically provided for conversions structured as rollovers to the Roth Rollover Contribution Account.
2.62    “Rollover Contribution Account”
means the account of a Participant established and maintained in accordance with Section 4.4 for Rollover Contributions that are not attributable to designated Roth contributions or Roth conversions and do not represent traditional after-tax contributions.
2.63    “Roth Contribution”
means the Roth after-tax contributions (excluding Catch-up Contributions, whether or not designated as Roth after-tax contributions) made at the election of a Participant pursuant to Section 4.1.

2.64    “Roth Contribution Account”
means the account established and maintained for contributions (including Catch-up Contributions) which are made at the election of a Participant and designated as Roth after-tax contributions pursuant to Section 4.1.
2.65    “Roth Conversion Account”
means the account established and maintained for amounts attributable to an in-Plan conversion of non-Roth Plan funds into Roth Plan funds (except to the extent those amounts are assigned to the Roth Rollover Contribution Account), which account shall be subdivided as necessary to reflect the different sources of amounts converted.
2.66    “Roth Rollover Contribution Account”
means the account maintained for Rollover Contributions received pursuant to Section 4.4 from other eligible retirement plans which are attributable to designated Roth contributions, as well as amounts attributable to an in-Plan Roth conversion which were eligible at the time of conversion to be withdrawn or distributed as eligible rollover distributions and which are assigned at the time of conversion to the Roth Rollover Contribution Account.
2.67    “Service Related Contribution”
means those contributions defined as “Service Related Contributions” under the Prior AMEX Plan.
2.68    “Service Related Contribution Account”
means the account of a Participant established and maintained for Service Related Contributions.
2.69    “SOP Transfer Account”
means the account established and maintained for an individual under the Plan for contributions allocated to the individual’s account under the American Express Eligible Employee Stock Ownership Plan as of November 30, 1994.
2.70    “Termination Date”
means the date on which an individual quits, retires, or is discharged from all Affiliated Companies or dies; provided, however, that in the case of an individual who has been credited with ten (10) or more years of service (calculated in accordance with the applicable severance plan) and who is receiving serial severance payments from an Affiliated Company, the Termination Date shall not be considered to occur until such time as such serial severance payments terminate, and provided further that this rule shall cease to apply with respect to individuals who terminate active employment on or after August 31, 2010, as of which date individuals on severance will be considered to have severed from employment for all purposes under the Plan.

2.71    “Termination Period”
means a period of time commencing the day after an individual’s Termination Date and ending on the day before the first subsequent date on which he or she again performs an Hour of Service.
2.72    “Testing Compensation”
means 415 Compensation. Notwithstanding, annual compensation earned by an Eligible Employee prior to the date of entry under the Plan or while otherwise not participating in the Plan may be excluded.
Testing Compensation which exceeds $200,000 shall be excluded from the definition of Testing Compensation; provided, however, that such dollar limitations shall be adjusted to take into account any cost of living adjustments made by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code.
2.73    “Total Pay”
means amounts paid to an individual for the period in which an individual is a member of a class of Eligible Employees eligible to participate under the provisions of Section 3.1, for any Plan Year, subject to the following:
(a)    For purposes of determining (i) the compensation to which a salary reduction election applies, (ii) the amount of Qualified Matching Contribution to be allocated to a Participant’s Account where such contributions are limited to a percentage of a Participant’s Total Pay and (iii) for purposes of allocating the Company Fixed Rate Contribution, Company Discretionary Profit Sharing Contributions, and any other amounts allocated on the basis of a Participant’s Total Pay, “Total Pay” for any Plan Year shall consist of taxable cash compensation to the Participant from the Participant’s Participating Company for the applicable period (including regular earnings, overtime and shift differential) plus elective contributions under Code Sections 402(g), 125 and 132(f)(4), but shall exclude long-term incentives, equity and equity-based awards, reimbursements, allowances, fringe and welfare benefits (including company contributions to these programs and benefits provided thereunder and payments related to or in lieu of welfare benefits), third party sick pay, inclement weather and disaster relief pay, deferred compensation, tax gross-ups, imputed income, expatriate and similar allowances, signing and retention bonuses, separation pay, and special, referral, miscellaneous or individualized awards and similar payments (including Special Cash).
(b)    Total Pay paid during a Plan Year to a Participant prior to a Participant’s Entry Date shall be disregarded for purposes of (i) allocating Elective Contributions, Roth Contributions, Qualified Matching Contributions, Catch-up Contributions, Qualified Nonelective Contributions, Company Fixed Rate Contributions and forfeitures thereof, Company Discretionary Profit Sharing Contributions and forfeitures thereof, and Voluntary Contributions; and (ii) unless otherwise elected by the Administration Committee, the nondiscrimination tests required under Sections 5.1 and 5.2 hereof. For purposes of determining whether Total Pay is paid prior to a Participant’s Entry Date, the issuance date of the check shall control, so that a check issued on or after the first day of the payroll period that is the Participant’s Entry Date shall be included and checks originally issued prior to that date shall not be included, regardless of when the underlying amounts were earned or whether the check is subsequently reissued.

(c)    For purposes of determining Qualified Matching Contributions, Qualified Nonelective Contributions, Company Fixed Rate Contributions, Company Discretionary Profit Sharing Contributions, and contributions in the event of Disability, Total Pay shall not exceed $200,000 or such different amounts prescribed by the Secretary of the Treasury (as adjusted for the cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code).
(d)    In the case of a former Employee who is on Military Leave, Total Pay shall include otherwise eligible amounts paid to such former Employee by a Participating Company and amounts required under Section 414(u) of the Code.
(e)    Notwithstanding anything herein to the contrary, for purposes of determining Company contributions, effective January 1, 2008, for a Participant in pay band 50 or above, “Total Pay” shall not include any incentive pay amount in excess of one times his or her base salary. For purposes of this provision, a Participant’s pay band and base salary shall be determined as of January 1 of each Plan Year (or, if the Participant was not employed as an Eligible Employee on January 1, the date the Participant becomes or is rehired as an Eligible Employee, and in the case of a Participant who terminates employment and is rehired as an Eligible Employee within the same Plan Year, the application of this rule shall be determined by band level as of the date of rehire as an Eligible Employee with respect to Company contributions other than those accrued (and as to which the Participant had met all the prerequisites for receipt) prior to rehire). In addition, incentive pay subject to this limitation shall only be those amounts actually paid in the Plan Year, regardless of when such amounts were earned.
(f)    An individual who ceases to be an Eligible Employee shall be considered to have Total Pay only as provided in Section 3.2.
2.74    “Traditional After-Tax Rollover Contribution Account”
means the account maintained for Rollover Contributions received pursuant to Section 4.4 from other eligible retirement plans which represent traditional after-tax contributions.
2.75    “Trust Agreement”
means the Trust Agreement and/or trust establishing and governing the Trust Fund.
2.76    “Trust Fund”
means the fund held by the Trustee to which all contributions pursuant to the Plan are made and out of which all benefits payable under the Plan are paid. The Trust Fund shall include all investments of the Plan together with accumulated earnings thereon.
2.77    “Trustee”
means any trustee appointed and acting pursuant to said Trust Agreement.
2.78    “Unrestricted Matching Contribution”
means those contributions defined as “Unrestricted Matching Contributions” under the Prior AMEX Plan.

2.79    “Unrestricted Matching Contribution Account”
means the account of a Participant established and maintained for Unrestricted Matching Contributions.
2.80    “Valuation Date”
means each day that the New York Stock Exchange is open for business, or such other dates as may be designated from time to time by the Administration Committee.
2.81    “Voluntary Contribution”
means the amount contributed by a Participant in accordance with Section 4.3.
2.82    “Voluntary Contribution Account”
means the account of a Participant established and maintained to hold Voluntary Contributions in accordance with Section 4.3.
2.83    “Year of Service”
“Year of Service” means a Period of Service of twelve (12) months, determined as follows:
(a)    For purposes of determining an individual’s first Year of Service for eligibility and vesting, the following shall apply:
(i)    One (1) Year of Service shall be credited for an Employee’s first year of Employment provided such Employee is employed as of the day preceding the one (1) year anniversary of such Employee’s initial date of Employment.
(ii)    For an Employee who is not credited with his or her first Year of Service under the provisions of Section 2.83(a)(i), such Employee’s first Year of Service shall be measured from the Employee’s Employment date and each anniversary thereof, and shall include any Termination Period of less than one (1) year. If the Employee has a Termination Period that equals or exceeds one (1) year, the Employee’s first Year of Service for eligibility and Vesting shall be determined in the same manner as for a new Employee, except that the starting point shall be the date that is the same number of days prior to the date of Re-employment as the number of days in the Participant’s prior Period(s) of Service (including credit given for any Termination Period of less than one (1) year).
(iii)    A six-month Period of Service (rather than a full Year of Service) is required under Section 3.1 for Company Fixed Rate Contributions, Company Discretionary Profit Sharing Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions. The six-month Period of Service will be measured from the initial date of Employment up to the six-month anniversary of such date. If a Participant does not complete a six-month Period of Service before experiencing a Termination Date and is subsequently re-hired, the Participant’s Period of Service shall be measured in the same manner as for a new Employee, except that the starting point shall be the date that is the same number of days prior to the date of Re-employment as the number of days in the Participant’s prior Period(s) of Service, and except that credit shall be given for any Termination Period that is less than twelve (12) months.
(b)    For an Employee who is credited with his or her first Year of Service under the provisions of Section 2.83(a), Years of Service for vesting shall include such Employee’s initial Year of Service and all Periods of Service, subsequent to such Employee’s initial Year of Service.
(c)    For purposes of this Section, any Termination Period that consists of a period of less than one (1) year shall be included for purposes of determining an Employee’s Periods of Service and his or her Years of Service.
ARTICLE 3
ELIGIBILITY AND PARTICIPATION
3.1    Eligibility for Participation
An Eligible Employee shall be eligible to become a Participant for purposes of Elective Contributions, Roth Contributions, Catch-up Contributions, Voluntary Contributions and Rollover Contributions set forth in Article 4 as soon as practicable on or following his or her date of hire.
An Eligible Employee shall be eligible to become a Participant for purposes of the Company Fixed Rate Contributions, Company Discretionary Profit Sharing Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions set forth in Article 4 on the first Entry Date as of which he or she completes a Period of Service of six months (meaning that the Entry Date for a person who is an Eligible Employee upon completion of the six-month Period of Service is the first payroll period start date that falls on or after the Participant’s six-month anniversary). Notwithstanding the foregoing, the Administration Committee has the ability to utilize Qualified Nonelective Contributions for purposes of non-discrimination testing under Article 5 as provided in and subject to the limitations of such Article, even for Eligible Employees who have not completed the requisite Period of Service. No additional Participants can become eligible for Conversion Contributions.
3.2    Commencement and Cessation of Participation
Each Eligible Employee shall become a Participant on the first Entry Date as of which he or she has satisfied the eligibility requirements of Section 3.1, and with respect to which he or she has completed and filed informational forms or any other process as the Administration Committee may require for the administration of the Plan.
If a Participant ceases to be an Eligible Employee, he or she shall be deemed to have terminated his or her deferral election, in accordance with procedures and timelines established by the Administration Committee. Total Pay paid by a Participating Company on U.S. payroll after the individual ceases to be an Eligible Employee but attributable to the Eligible Employee’s service as an Eligible Employee may be taken into account for purposes of Company contributions for which the Participant qualifies only so long as it is (i) paid on or before the last day of the Plan Year in which the individual ceased to be an Eligible Employee and (ii) also 415 Compensation. An individual shall resume full participation in the Plan and shall be able to file a new contribution election on the date he or she again becomes an Eligible Employee. Notwithstanding the foregoing, an individual who was an Eligible Employee not subject to the requirement to complete 1,000 Hours of Service in a specified 12-month period and who became a Participant but who subsequently switches to a category requiring completion of 1,000 Hours of Service in a specified 12-month period prior to satisfying that requirement nonetheless will be considered to remain an Eligible Employee if he or she otherwise meets all requirements.
3.3    Termination Prior to Entry Date
An Eligible Employee who has satisfied the service requirement of Section 3.1, but who terminates employment with a Participating Company or otherwise ceases to be an Eligible Employee before the Entry Date described in Section 3.2, shall become a Participant in the relevant components of the Plan on the later of the date he or she again becomes an Eligible Employee or the Entry Date applicable to him or her if he or she had remained an Eligible Employee.
3.4    Participation by Eligible Employees Who Make Rollover Contributions
An Eligible Employee who makes a Rollover Contribution to the Trust Fund shall be deemed to be a Participant solely for the purpose of maintaining a Rollover Contribution Account, Roth Rollover Contribution Account and/or Traditional After-Tax Rollover Contribution Account under the Plan until such time as he or she otherwise becomes a Participant in accordance with the applicable provisions of Section 3.1. An Eligible Employee who is a Participant for purposes of maintaining a Rollover Contribution Account, Roth Rollover Contribution Account and/or Traditional After-Tax Rollover Contribution Account shall be deemed to be a Participant for purposes of making applicable in-service withdrawals and for receiving a loan (to the extent the relevant Account is included on the list of Accounts available for loans) in accordance with the provisions of Article 9 of the Plan, for directing investments in accordance with Article 6, for purposes of naming a beneficiary pursuant to the provisions of Article 11 of the Plan, and for purposes of making an in-Plan Roth conversion under Section 4.4.
3.5    Participation by Eligible Employees Who Maintain Voluntary, Roth Contribution and/or Elective Contribution Accounts
An Eligible Employee upon his or her hire date or any time prior to satisfying eligibility requirements for Company contributions in Section 3.1 who has completed and filed informational forms or any other process as required by the Administration Committee to maintain an Elective Contribution Account and/or a Roth Contribution Account in accordance with Section 4.1 and/or a Voluntary Contribution Account in accordance with Section 4.3 shall be deemed to be a Participant solely for the purpose of maintaining an Elective Contribution Account, Roth Contribution Account and/or Voluntary Contribution Account until such time as he or she otherwise becomes a Participant in accordance with the applicable provisions of Section 3.1. An Eligible Employee who is a Participant for purposes of maintaining an Elective Contribution Account, Roth Contribution Account and/or Voluntary Contribution Account shall be deemed to be a Participant for purposes of making applicable in-service withdrawals, and for receiving a loan (to the extent the relevant Account is included on the list of Accounts available for loans) in accordance with the provisions of Article 9 of the Plan; to the extent applicable, for purposes of military service withdrawals under Section 16.6; for directing investments in accordance with Article 6 and for purposes of naming a beneficiary pursuant to the provisions of Article 11 of the Plan, and for purposes of making an in-Plan Roth conversion under Section 4.4.

ARTICLE 4
CONTRIBUTIONS
4.1    Elective and Roth Contributions, Including Catch-up Contributions
Pre-tax and designated Roth contributions may be made at a Participant’s election in accordance with this Section.
(a)    Each Participant may elect to have his or her Total Pay for a Plan Year reduced by an amount up to eighty percent (80%) of his or her Total Pay and, in lieu of payment to him, have such amount or its equivalent contributed as an Elective Contribution or a Roth Contribution (or to have a portion of such amount contributed as an Elective Contribution and a portion as a Roth Contribution) for his or her benefit to the Plan; provided, however, that in no event shall such dollar amount exceed the limitation of Section 402(g) of the Code (as indexed); provided, however that a Participant who has attained age 50 or who will attain age 50 during such Participant’s taxable year, may elect to have the Participating Company contribute such additional amount as the Participant may elect (in such manner and subject to such reasonable procedures as may be prescribed by the Administration Committee) to defer and have contributed to the Plan as pre-tax or designated Roth contributions (or partly as pre-tax and partly as designated Roth contributions) up to the limit established by Section 414(v) of the Code. A Participant shall be treated as having elected to have Catch-up Contributions made to the extent that his Elective Contributions and/or Roth Contributions, as applicable, exceed the limits imposed by the Plan or the Code for the year, and such Catch-up Contributions shall be treated as pre-tax or designated Roth contributions (or partly as pre-tax and partly as designated Roth contributions) in keeping with the Participant’s original contribution election.
A Participant’s Catch-up Contributions for the year shall not exceed (i) the excess of the Participant’s Testing Compensation over Elective Contributions and Roth Contributions under this Section 4.1, or (ii) the dollar amount set forth in Section 414(v) of the Code for the year, as adjusted pursuant to Section 414(v)(2)(C) of the Code, whichever is less; provided that under no circumstances will the total of a Participant’s Elective Contributions, Roth Contributions, Catch-up Contributions and Voluntary Contributions exceed eighty percent (80%) of the Participant’s Total Pay, and provided further that the Participant may not under any circumstances have Catch-up Contributions made in excess of the amount of Total Pay otherwise payable to him or her in cash, taking into account any other required or elected withholdings. Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.
(b)    A Participant who is an Eligible Employee may elect at any time to contribute to the Plan pursuant to this Section by providing notice to the Participating Company, in a form and manner and subject to such rules and procedures as the Administration Committee may prescribe.
(c)     The Plan will apply the following automatic enrollment provisions:
(i)    Effective for Participants who are hired for the first time on or after January 1, 2017 and Participants who are rehired on or after January 1, 2022 (regardless of the date of initial hire):

(a)    Effective for paychecks issued on or after January 1, 2022, if an Eligible Employee fails to make a timely affirmative contribution election (including either an election to make contributions or an affirmative election not to contribute) by the deadline established by the Administration Committee, such individual shall be deemed (as soon as administratively practicable after that deadline) to have made an Automatic Election to make Elective Contributions (and Catch-up Contributions, to the extent the Eligible Employee’s contributions hereunder would exceed otherwise applicable limits) in an amount equal to six percent (6%) of both the “base/shift differential” component and the “overtime/incentives” component of his or her Total Pay, provided that the amount of such Participant’s Automatic Election shall automatically increase with respect to each component by one percent (1%) as soon as administratively practicable after each 12-month anniversary of the date the Participant became eligible for the Plan (or, for Participants automatically enrolled prior to January 1, 2022 and who are not affected by a special rule below, after each 12-month anniversary of the date the Participant’s Automatic Election took effect), unless the Participant subsequently opts out of this automatic increase. The automatic increase will continue each year up to a maximum Automatic Election of ten percent (10%) of both the “base/shift differential” component and the “overtime/incentives” component of his or her Total Pay. A Participant may discontinue his or her Automatic Election at any time in accordance with the procedure established by the Administration Committee, and this change shall be effective as soon as administratively practicable after the election is filed. For paychecks issued in 2021, the starting automatic enrollment percentage was three percent (3%). Everyone whose contributions are governed by the Plan’s automatic enrollment provisions as of January 1, 2022 because he or she was previously automatically enrolled and had not made any changes prior to that date will have his or her Automatic Election increased to six percent (6%) as of January 1, 2022 if the Automatic Election would otherwise have been less than six percent (6%) unless he or she files a contrary election, and such Participants will thereafter (absent a contrary election) continue to be subject to one percent (1%) automatic increases up to a maximum Automatic Election of ten percent (10%) on each subsequent January 1st (regardless of the original anniversary of his or her initial automatic enrollment), with each other Participant still subject to automatic enrollment on January 1, 2022 continuing on his or her previous schedule.
(b)    The Administration Committee shall provide each Participant subject to automatic enrollment with a notice explaining the Automatic Election and the associated rules and procedures. Such notice shall provide the Participant with a reasonable period from the date of hire (or date of Plan eligibility, if later) to opt out of the Automatic Election.
(c)    In the case of a Participant whose Automatic Election contributions must be suspended due to the application of Plan or legal limits, such Participant’s Automatic Election will be reinstated at such time as the Participant can once again make contributions at the level which would have been in effect on such date had contributions not been required to be terminated.
(d)    A Participant whose Automatic Election contributions are terminated due to receipt of a distribution made on account of a period of Military Leave deemed to constitute a severance from employment will not have his or her

Automatic Election reinstated, and must make an affirmative election in order to contribute in the future.
(e)    As set forth above, effective for Participants rehired on or after January 1, 2022, a Participant who terminates and then is rehired shall be subject to autoenrollment under the provisions of this subsection upon being rehired as an Eligible Employee, regardless of whether he or she was initially hired prior to January 1, 2017 (provided that an individual rehired before deactivation of the contribution election in effect at the time of termination of employment may remain subject to that election, as determined pursuant to procedures established by the Administration Committee). In contrast, a person who was hired prior to January 1, 2017 but was not eligible for the Plan on that date by reason of being employed in an ineligible classification will not be subject to automatic enrollment upon a transfer to an eligible classification, although he or she will be subject to the usual rehire rules if terminated from employment and then rehired on or after January 1, 2022.
(ii)    Participants who were hired prior to January 1, 2017 shall be subject to the following rules:
(a)    If the Participant, as of the date in December 2016 selected by the Administration Committee as the measurement date for this purpose, was contributing exactly five percent (5%) of each of the “base/shift differential” and “overtime/incentives” components of his or her Total Pay under this Section entirely as Elective Contributions (including pre-tax Catch-up Contributions) or entirely as Roth Contributions (including Roth Catch-up Contributions), the Participant had the election on file with respect to each component increased to a total of six percent (6%) of each component effective January 1, 2017, unless he or she filed an election to the contrary by the deadline established by the Administration Committee.
(b)    If the Participant, as of the date in December 2016 selected by the Administration Committee as the measurement date for this purpose, was contributing exactly five percent (5%) of only the “base/shift differential” component of his or her Total Pay under this Section entirely as Elective Contributions (including pre-tax Catch-up Contributions) or entirely as Roth Contributions (including Roth Catch-up Contributions), the Participant had the election on file with respect to that component increased to a total of six percent (6%) of such component effective January 1, 2017, unless he or she filed an election to the contrary by the deadline established by the Administration Committee.
(c)    Except as set forth above with respect to Participants rehired on or after January 1, 2022, the Plan’s automatic enrollment and automatic increase provisions will not apply to any other Participants hired before January 1, 2017, although such Participants may elect to have voluntary scheduled increases apply. The automatic increase described herein for the specified pre-January 1, 2017 Participants was a one-time increase only, and such Participants will not have contributions automatically increased in the future unless they elect to have voluntary scheduled increases apply or become subject to the rehire rules set forth above.

(d)    The Administration Committee notified affected Participants of any applicable increase and the opportunity to elect not to have the increase apply reasonably in advance of the deadline to opt out of the scheduled increase.
(d)    The Administration Committee may, in its sole discretion, permit a Participant to make separate elections with respect to different portions of his or her Total Pay. The Administration Committee shall determine which types of Total Pay belong to which components based on a uniform and consistent payroll policy.
(e)    A Participant may completely discontinue his or her Elective and/or Roth Contributions (including, in each case, Catch-up Contributions) to the Plan by providing notice to the Participating Company, in a form and manner and in accordance with the rules and procedures prescribed by the Administration Committee, at any time during the Plan Year. A Participant may increase or decrease his or her election under this Section in a form and manner and in accordance with the rules and procedures prescribed by the Administration Committee, at any time during the Plan Year, which may include utilization of voluntary scheduled increase programs. A Participant may opt to discontinue the automatic increase feature described herein. Any contribution election settings that the Participant retains in effect following submission of one or more changes to such Participant’s contribution elections, as well as any new or modified elections filed by the Participant, will be considered affirmative elections. All elections described in this Section shall be effective as soon as practicable after such elections are provided to the Participating Company.
(f)    Elective Contributions (including pre-tax Catch-up Contributions) shall be allocated to the Participant’s Elective Contribution Account. A Participant shall at all times be one hundred percent (100%) vested in amounts allocated to his or her Elective Contribution Account.
(g)    Roth Contributions (including Roth Catch-up Contributions) shall be allocated to the Participant’s Roth Contribution Account. A Participant shall at all times be one hundred percent (100%) vested in amounts allocated to his or her Roth Contribution Account.
(h)    The amount of Elective Contributions and Roth Contributions made on behalf of any Participant shall be subject to the limitations of Article 5 and such contributions may be restricted, reduced or otherwise adjusted as provided in Article 5 to ensure that such limitations are satisfied.
4.2    Matching Contributions
Each eligible Participant shall receive a Qualified Matching Contribution equal to the amount of such Participant’s Elective Contributions, Roth Contributions and Catch-up Contributions (up to a maximum of six percent (6%) of the Participant’s Total Pay for the Plan Year (or portion of the Plan Year for which he or she was an eligible Participant)). If Qualified Matching Contributions are made during the course of the Plan Year, then, following the end of the Plan Year, an adjusting contribution shall if necessary be made to the Qualified Matching Contribution Account of each eligible Participant to bring the total Qualified Matching Contributions to the amount provided for by this Section.
Such amounts contributed hereunder shall be allocated as a Qualified Matching Contribution to the Participant’s Qualified Matching Contribution Account at least annually. Participants eligible to receive an allocation of any contribution made pursuant to this Section must be eligible as provided under the provisions of Section 3.1 hereof. Notwithstanding anything herein to the contrary, no Qualified Matching Contribution shall be made with respect to any Elective Contribution or Roth Contribution which comprises an Excess Deferral pursuant to Section 5.1.
The amount of Qualified Matching Contributions contributed hereunder shall be subject to the applicable limitations of Article 5 and such contributions may be restricted, reduced or otherwise adjusted as provided in Article 5 to ensure that such limitations are satisfied.
4.3    Voluntary Contributions
A Participant may, by payroll deduction, make Voluntary Contributions on a non-Roth after tax basis not to exceed ten percent (10%) of such Participant's Total Pay (as limited by Section 401(a)(17) of the Code for a Plan Year). The aggregated sum of a Participant's Elective Contributions, Roth Contributions, Catch-up Contributions and Voluntary Contributions shall not exceed eighty percent (80%) of such Participant's Total Pay for a Plan Year.
A Participant’s election referred to in the preceding paragraph shall be made by providing notice to the Participating Company, in a form and manner prescribed by the Administration Committee and subject to such rules and procedures as the Administration Committee may prescribe, at any time during the Plan Year. A Participant may completely discontinue his or her Voluntary Contributions to the Plan by providing notice to the Participating Company, in a form and manner and in accordance with the rules and procedures prescribed by the Administration Committee, at any time during the Plan Year. A Participant’s election under this Section may be increased or decreased, in a form and manner and in accordance with the rules and procedures prescribed by the Administration Committee, at any time during the Plan Year. A Participant’s rate of Voluntary Contributions elected shall remain in effect, subject to his or her right to completely discontinue or change the amount of any Voluntary Contributions at any time as provided in this Section. All elections described in this Section shall be effective as soon as practicable after such elections are provided to the Participating Company.
The foregoing notwithstanding, nothing herein shall be construed to prevent the recharacterization of contributions under Section 5.1 and the limits of this Section 4.3 shall not apply to such recharacterized contribution amounts. The amount of Voluntary Contributions elected by a Participant shall be subject to the limitations of Article 5 and such contributions may be restricted, reduced or otherwise adjusted to ensure that such limitations are satisfied.
Voluntary Contributions shall be allocated to the Participant’s Voluntary Contribution Account and shall be one hundred percent (100%) vested at all times.
4.4    Rollover Contributions and In-Plan Roth Conversions
The Plan will accept Rollover Contributions in accordance with this Section 4.4 from Eligible Employees. The Plan also will permit in-Plan Roth conversions under this Section 4.4 with respect to any Participant who has a vested non-Roth benefit under the Plan and (i) who is an Eligible Employee or (ii) whose post-conversion balance in his or her Plan Account would be more than $1,000. Solely for purposes of rolling over a benefit from the American Express Retirement Plan, a former Eligible Employee shall be considered to retain the right to make a Rollover Contribution in accordance with this Section 4.4 so long as his or her post-rollover Account balance would be more than $1,000.

For purposes of this Section 4.4, any Rollover Contribution to the Plan must meet the requirements of the Code (including the requirement that the Rollover Contribution be made no later than 60 days after the day on which the Eligible Employee received the payment or distribution from the other plan or account, unless an exception applies), and can only be made with the consent of, and subject to the terms and conditions established by, the Administration Committee and Trustee. The Administration Committee and Trustee may require the Eligible Employee to furnish any relevant information and to make any reasonable representations concerning the distribution from the prior plan or account before deciding whether to accept a Rollover Contribution from him or her. A Rollover Contribution shall be credited to a separate Rollover Contribution Account in the name of the Eligible Employee, provided that a Rollover Contribution instead shall be credited to the Participant’s Roth Rollover Contribution Account to the extent it is attributable to designated Roth contributions and to a Participant’s Traditional After-Tax Rollover Contribution Account to the extent it represents traditional after-tax contributions, and further provided that amounts converted to Roth amounts pursuant to an in-Plan conversion shall be credited to the appropriate sub-account of the Roth Conversion Account unless such amounts were eligible to be withdrawn or distributed as an eligible rollover distribution at the time of conversion and the Administration Committee’s procedures provide for such amounts to be assigned to the Roth Rollover Contribution Account (and the procedures may, but need not, allow a Participant converting amounts eligible for distribution or withdrawal to select which conversion process applies). Accumulated deductible employee contributions within the meaning of Section 72(o)(5) of the Code may not be rolled over to this Plan. In the event that a contribution (or any portion) purported to be a Rollover Contribution does not qualify as a Rollover Contribution, the contribution (or the non-qualifying portion) will be returned to the Eligible Employee and shall be deemed to be held outside of the Trust Fund.
(a)    Trustee Authorized to Accept Direct Rollover Contributions
Subject to the consent of the Administration Committee and under the conditions described in this Section, the Trustee is authorized to accept, and an Eligible Employee may make, a direct Rollover Contribution in cash to the Plan of an eligible rollover distribution from:
(i)    a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions and including designated Roth contributions.
(ii)    an annuity contract or custodial account described in Section 403(b) of the Code, including after-tax employee contributions and including designated Roth contributions.
(iii)    an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, including designated Roth contributions.
Notwithstanding the above, if permitted by the Administration Committee, property in the form of a note representing a participant loan may be directly rolled over to this Plan, and shall be considered a loan under the Plan. The Administration Committee may establish such rules and procedures for loan rollovers as it deems advisable, and may limit loan rollovers to specified situations, such as in connection with a particular transaction, so long as such limitations are reasonable and nondiscriminatory in nature.
(b)    Trustee Authorized to Accept Indirect Rollover Contributions

Subject to the consent of the Administration Committee and under the conditions described in this Section, the Trustee is authorized to accept, and an Eligible Employee may make, a Rollover Contribution in cash to the Plan of an eligible rollover distribution (excluding after-tax and designated Roth contributions and excluding amounts attributable to designated Roth contributions even if includable in income) from:
(i)    a qualified plan described in Section 401(a) or 403(a) of the Code.
(ii)    an annuity contract or custodial account described in Section 403(b) of the Code.
(iii)    an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
In addition, the Trustee is authorized to accept, and an Eligible Employee may make a Rollover Contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income. The Trustee may not accept rollover contributions from a Roth individual retirement account described in Section 408A of the Code.
(c)    Trustee Authorized to Accept Direct Transfer
The Trustee may accept, with the express approval of the Administration Committee, a direct transfer of funds to a Participant’s Rollover Contribution Account and/or Roth Rollover Contribution Account and/or Traditional After-Tax Rollover Contribution Account hereunder from the trustee or insurer with respect to any amount to be distributed from a trust described in Section 401(a) of the Code, which is exempt from taxation under Section 501(a) of the Code, or from the trustee or custodian of an account or annuity described in Section 408 of the Code. Transfers may be permitted of any assets held in a trust described in Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, including transfers on behalf of an alternate payee under a qualified domestic relations order. Property in the form of a note representing a participant loan may be transferred to this Plan, and shall be considered a loan under the Plan, if permitted by the Administrative Committee (which may establish such rules and procedures for loan transfers as it deems advisable, and which may limit loan transfers to specified situations, such as in connection with a particular transaction, so long as such limitations are reasonable and nondiscriminatory in nature). No direct transfer may be made if in the opinion of the Administration Committee such a transfer may adversely affect the exempt status of the Trust under Section 501(a) of the Code. As a condition of the transfer, the Administration Committee may require the Participant to provide such information as it may determine to be relevant.
(d)    Trustee Authorized to Permit In-Plan Roth Conversions
A Participant who has a vested non-Roth benefit under the Plan and who is either an Eligible Employee or a person whose post-conversion balance in his or her Plan Account would be more than $1,000 may elect to convert all or any part (subject to any reasonable minimum amount established by the Administration Committee) of the vested portion of his or her Plan Account not attributable to a Roth account to Roth status. The following rules apply:
(i)    Amounts converted to Roth status will be deposited into the appropriate subaccount(s) of the Participant’s Roth Conversion Account, except that the

Administration Committee may adopt procedures that provide (or permit a Participant to elect) that amounts which were eligible for distribution or withdrawal as an eligible rollover distribution at the time of conversion will instead be deposited into the Roth Rollover Contribution Account and thereafter shall be considered Roth Rollover Contributions.
(ii)    The portion of the Participant’s Accounts that represents an outstanding loan balance may not be converted under this Section, but the remainder of such a Participant’s vested non-Roth balance can be converted. An in-Plan Roth conversion will not in itself affect the status or repayment schedule of an outstanding loan.
(iii)    A Participant’s right to access converted funds (adjusted for earnings and losses) shall not be adversely affected by the conversion; provided, however, that the Roth Conversion Account and Roth Rollover Contribution Account shall not be available for loans unless included in the list of Accounts approved by the Administration Committee for this purpose. Conversely, conversion will not make converted funds available for withdrawal or distribution when they otherwise would not have been (provided, however, that if a Participant utilizes the conversion method of converting non-Roth amounts into the Roth Rollover Contribution Accounts, amounts eligible for distribution or withdrawal at the time of conversion thereafter will remain eligible for withdrawal under the rules for the Roth Rollover Contribution Account, even if a Participant ceases to be eligible to take payment from the original source accounts (as would occur, for example, in the case of a rehired Participant not otherwise qualified for an in-service withdrawal).
(iv)    An individual who is not a Participant, or who does not meet the other requirements in this Section 4.4(d), may not convert non-Roth amounts into a Roth Conversion Account or Roth Rollover Contribution Account.
(v)    The Plan shall maintain such subaccounts under a Participant’s Roth Conversion Account as are necessary to ensure protection of withdrawal and distribution rights for the various sources from which funds are converted, and such subaccounts shall be adjusted for investment earnings and losses in accordance with the Plan’s normal procedures.
4.5    Company Conversion Contributions
Company Conversion Contributions ceased to be available for Plan Years beginning on or after January 1, 2018 for Conversion Contribution Participants and Conversion Contribution Cost Center Participants in pay bands 50 and above (determined as of January 1, 2018), and as of January 1, 2019 for all other Conversion Contribution Participants and Conversion Contribution Cost Center Participants. No person shall receive a Conversion Contribution for any Plan Year beginning on or after January 1, 2019.
For Plan Years beginning prior to the date that Conversion Contributions ceased to be available with respect to a given Conversion Contribution Participant or Conversion Contribution Cost Center Participant, Conversion Contributions were calculated as follows for such payroll periods that an Eligible Employee was an eligible Conversion Contribution Participant or Conversion Contribution Cost Center Participant:

Participant’s Projected Combined Attained Age and Completed “Years of Service” as of December 31, 2008	Applicable Percentage of Total Pay of Conversion Contribution Participants	Applicable Percentage of Total Pay of Conversion Contribution Cost Center Participants

Less than 35	0.50%	0.00%
35-44	1.25%	0.00%
45-59	2.25%	0.125%
60-74	3.75%	0.875%
75-89	6.00%	2.00%
90 or more	8.00%	3.00%

        For purposes of determining Company Conversion Contributions, an eligible Participant’s “Years of Service” were such Participant’s “Years of Service” as determined under the American Express Retirement Plan as in effect on June 30, 2007. For any Plan Year during which an eligible Participant changed status from an active Conversion Contribution Participant to an active Conversion Contribution Cost Center Participant, or vice versa, any Company Conversion Contribution with respect to such Participant was allocated in accordance with the above formula for Conversion Contribution Participants.
All Company Conversion Contributions were suspended effective for the pay period beginning on March 30, 2009 through the pay period ending on January 3, 2010 (the “Suspension Period”), provided, however, the suspension of Company Conversion Contributions did not apply with respect to eligible Conversion Contribution Participants and Conversion Contribution Cost Center Participants who were to have attained age fifty-five (55) and completed ten (10) Years of Service as of December 31, 2009, and provided further, that the suspension of Company Conversion Contributions described above did not apply with respect to Participants eligible to receive Disability Contributions pursuant to Section 4.7, or with respect to Participants who became eligible during the Suspension Period to receive Disability Contributions pursuant to Section 4.7.
4.6    Company Profit Sharing Contributions
The Company shall deposit any contribution made pursuant to this Section at least once annually and no later than the due date for the Company’s federal income tax return, including extensions.
(a)    Company Fixed Rate Contributions. Effective for Plan Years beginning on or after January 1, 2021, subject to Section 4.8 and the limitations of Article 5 of the Plan, each Participating Company will make a contribution designated as the Company Fixed Rate Contribution in the amount set forth herein (provided, however, that the Company’s Chief Executive Officer or the Chief Executive Officer’s designee (or, in the absence of a Chief Executive Officer or an authorized designee, the person holding a successor title or acting in such capacity) may provide for a different amount or for no contribution for a given Plan Year, so long as such decision is made prior to the deposit of the contribution and no later than the deadline (including extensions) for the Company’s tax return for the applicable Plan Year). Absent a change in the amount as provided for in the previous sentence, the amount of the

Company Fixed Rate Contribution shall be two percent (2%) of Total Pay for eligible Participants in pay bands 35 or above, and three percent (3%) of Total Pay for eligible Participants in pay bands 30 or below (in each case, with band level being determined as of January 1 of the relevant Plan Year (or, if the Participant was not employed as an Eligible Employee on January 1, the date the individual becomes or is rehired as an Eligible Employee, and in the case of a Participant who terminates employment and is rehired as an Eligible Employee within the same Plan Year, as of the date of rehire as an Eligible Employee) and Total Pay being limited to the Total Pay paid while the Participant was a Participant who satisfied the eligibility requirements for Company Fixed Rate Contributions).
Participants eligible to receive an allocation of any contribution made pursuant to this subsection must be eligible under the provisions of Section 3.1 hereof and be employed by an Affiliated Company on the last working day of the Plan Year or in Disability status (long-term medical leave) in accordance with Section 7.2(b) (with Disability Contributions for Participants who are no longer receiving Total Pay after incurring a Disability governed by Section 4.7).
(b)    Discretionary Profit Sharing Contributions. Company Discretionary Profit Sharing Contributions will be made only if specifically approved by a Participating Company for a particular Plan Year, and are subject to Section 4.8 and the limitations of Article 5 of the Plan. Each Participating Company can make a Company Discretionary Profit Sharing Contribution in such amounts as the Company from time to time may determine in its sole discretion. A separate Company Profit Sharing Contribution may be designated by the Company for Cost Center Participants or other nondiscriminatory categories of Participants. For any Plan Year during which an eligible Participant changes status from an active Participant who is not a Cost Center Participant to an active Cost Center Participant, or vice versa, any Company Profit Sharing Contribution with respect to such Participant shall be allocated in accordance with the formula for Participants who are not Cost Center Participants. Unless otherwise directed by the Participating Company at the time the contribution is approved, such contribution shall be expressed in terms of a percentage of Total Pay of each eligible Participant for the Plan Year, with Total Pay being limited to the Total Pay paid while the Participant was a Participant who satisfied the eligibility requirements for Company Discretionary Profit Sharing Contributions)
Participants eligible to receive an allocation of any contribution made pursuant to this Section 4.6 are required to be eligible under the provisions of Section 3.1 hereof and be employed by an Affiliated Company on the last working day of the Plan Year or in Disability status (long-term medical leave) in accordance with Section 7.2(b) (with Disability Contributions for Participants who had terminated employment after incurring a Disability governed by Section 4.7).
4.7    Disability Contributions
Disability Contributions are available to eligible Participants in accordance with the following rules, without duplication of amounts contributed under the Plan’s normal rules for periods during which the Participant is still receiving Total Pay:

(a)    If a Participant is an Eligible Employee on United States payroll and incurs a Disability in accordance with Section 7.2(b), he or she shall be entitled to contributions as set forth below, to the extent that he or she had met the service requirements of Section 3.1 (as in effect on the date of Disability) prior to incurring the Disability and subject to the following requirements:

(i)    In order to be eligible to receive Disability Contributions under this Section, a Participant must submit satisfactory proof of Disability (as described in Section 7.2(b)) within two (2) years after the Participant’s last day of eligibility for coverage under the Company’s separate salary continuation benefit.
(ii)    Notwithstanding anything herein to the contrary, no Disabled Participant shall be entitled to a contribution pursuant to this Section for the portion of the Plan Year (or any subsequent Plan Year) after he or she recovers from a Disability, dies, attains age sixty-five (65) or after he or she receives a complete distribution from the Plan after July 1, 2007.
(a)    An individual who was disabled and receiving disability benefits under the American Express Retirement Plan as of June 30, 2007 became a Participant on July 1, 2007, and shall be entitled to benefits in accordance with this Section 4.7 even if he or she had received a complete distribution from the Plan prior to July 1, 2007, subject to ongoing satisfaction of the other requirements herein.
(b)    By way of clarification, amounts converted into a Participant’s Roth Conversion Account or Roth Rollover Contribution Account pursuant to the in-Plan Roth conversion process described in Section 4.4(d) are not considered to have been distributed merely on account of the conversion, when determining whether a Participant has received a complete distribution.
(c)    Partial year contributions for the period of the Plan Year prior to one of the events described in subsection (ii) may be available in the form of (i) Company Fixed Rate Contributions and/or Company Discretionary Profit Sharing Contributions (as applicable for a given Plan Year) as described in subsection (iii), as well as for (ii) Disability Contributions calculated with respect to Qualified Matching Contributions.
(iii)    In the case of Disability Contributions calculated with respect to the annual Company Fixed Rate Contribution and/or Company Discretionary Profit Sharing Contribution (as applicable for a given Plan Year) and thus requiring that a Participant be employed or in Disabled status on the last working day of the Plan Year, the Disabled Participant who has recovered, died, attained age sixty-five (65) or taken a complete distribution shall not be entitled to the corresponding Disability Contribution for any portion of the Plan Year except that:
(a)    A Disabled Participant who dies or attains age sixty-five (65) during the Plan Year and prior to receiving a complete distribution from the Plan may receive a Disability Contribution calculated with respect to the annual Company Fixed Rate Contribution and/or Company Discretionary Profit Sharing Contribution, as applicable, for the portion of the Plan Year prior to the earliest of the Participant’s death, attainment of age sixty-five (65) or receipt of a complete distribution, and
(b)    If a Disabled Participant who has not taken a complete distribution and was receiving Disability Contributions hereunder ceases to be Disabled, resumes employment promptly upon the cessation of the Disability and remains employed through the last working day of the Plan Year, that Disabled Participant will receive the annual Company Fixed Rate Contribution and/or

Company Discretionary Profit Sharing Contribution, as applicable, for the full Plan Year, with the portion attributable to the time the Participant was Disabled under this Section calculated under this Section and the remainder calculated in accordance with the Plan’s normal rules for active Participants.
(b)    For purposes of Disability Contributions, a Disabled Participant shall be deemed to have Total Pay equal to the rate of compensation immediately before he or she became Disabled. For this purpose, the “rate of compensation” shall be such Disabled Participant’s Total Pay rate as in effect on the date immediately preceding his or her date of Disability. For avoidance of doubt, for this purpose “Total Pay rate” shall mean the rate of regular earnings in effect on the date prior to the date of Disability plus all other components of Total Pay paid over the immediately preceding twelve (12) month period. Provided, however, that the “rate of compensation” shall be adjusted annually if necessary to take into consideration changes in the limitation imposed under Section 401(a)(17) of the Code but in no event shall such amount exceed the actual “rate of compensation” in effect on the date immediately preceding the date of Disability.
(c)    Disability Contributions shall consist of the following:
(i)    For such portion of each Plan Year during which the Participant is Disabled pursuant to Section 7.2(b) and has not received a complete distribution, the Disabled Participant shall be entitled to a Company contribution which shall be contributed to the Disabled Participant’s Company Disability Contribution Account equal to the maximum Company Matching Contribution and/or Qualified Matching Contribution to which the Participant would have been entitled had he or she made the maximum Elective and/or Roth Contribution for such period of Disability and remained in active employment in the same business unit (and retained the same Cost Center status, for those Plan Years in which cost center status was relevant), provided, however, that the Participant must have satisfied the service requirements for Company Matching Contributions or Qualified Matching Contributions (as applicable) set forth in Section 3.1 (as in effect on the date of Disability) prior to becoming Disabled, and provided in addition that for purposes of determining the amount of Company Matching Contribution and/or Qualified Matching Contribution to which the Disabled Participant would have been entitled, the suspension of Company Matching Contributions in 2009 was disregarded.
(ii)    For such portion of each Plan Year during which the Participant is Disabled pursuant to Section 7.2(b) and has not received a complete distribution, the Disabled Participant shall be entitled to the Participant’s share of any Company Discretionary Profit Sharing Contributions and/or Company Fixed Rate Contributions (as applicable for a given Plan Year) to the extent that such Disabled Participant would have been entitled thereto had he or she remained in active employment in the same business unit and pay band status (and retained the same Cost Center status, for those Plan Years in which such status was relevant), provided, however, that:
(a)    The Participant must have satisfied the service requirements for Company Discretionary Profit Sharing Contributions and Company Fixed Rate Contributions, as applicable, set forth in Section 3.1 (as in effect on the date of Disability) prior to becoming Disabled (although, by way of clarification, a Disabled Participant who became disabled prior to January 1, 2021 is treated as meeting the requirements for Company Fixed Rate Contributions if the Disabled Participant satisfied the requirements for Company Discretionary Profit Sharing Contributions at the time he or she became Disabled), and
(b)    The Disabled Participant shall only be entitled to the contribution described in this subsection (ii) if he or she is actively employed by an Affiliated Company or in Disability status (long-term medical leave) in accordance with Section 7.2(b) on the last working day of the Plan Year (except as provided above for certain Participants who die or attain age sixty-five (65) during the Plan Year). Such contributions will be credited to the Company Disability Contribution Account.
(iii)    Company Disability Contributions were provided with respect to the Company Conversion Contribution formula for eligible Disabled Participants for Plan Years prior to January 1, 2019 in accordance with Plan provisions then in effect.
(d)    The Company reserves the right to amend, modify or terminate the contributions for Disabled Participants set forth in this Section (and any other feature of this Plan as provided in Article 13) at any time for any reason whatsoever.
(e)    While Disability Contributions normally are expected to be made when the corresponding contributions are made for other Participants, a Participant’s delay in providing information about or confirmation of such Participant’s Disabled status or other administrative factors may result in a different timing for deposits. Nothing herein entitles a Disabled Participant to compensation due to a different timing for deposits.
4.8    Qualified Nonelective Contributions
Notwithstanding the provisions of Section 4.6 above, the Company may designate all or part of a Company Fixed Rate Contribution or Company Discretionary Profit Sharing Contribution as a Qualified Nonelective Contribution. Alternatively, the Company may make an additional contribution designated as a Qualified Nonelective Contribution. Any Qualified Nonelective Contributions shall be nonforfeitable when made and distributable only under circumstances which permit distributions of Elective Contributions. Contributions designated as Qualified Nonelective Contributions shall be credited to Participants’ Qualified Nonelective Contribution Accounts not later than the last day of the twelve (12) consecutive month period following the end of the Plan Year to which they relate.
Qualified Nonelective Contributions may be allocated as a uniform percentage of Total Pay for designated Highly and/or Non-Highly Compensated Employees and may be restricted to only such Employees employed on the last day of the Plan Year. Alternatively, the Company may direct that Qualified Nonelective Contributions be allocated among specifically designated Non-Highly Compensated Employees in varying percentages of Testing Compensation provided that in no event shall any such allocation exceed the greater of (i) 5% of any Non-Highly Compensated Employee’s Testing Compensation, or (ii) two times the Plan’s “representative contribution rate” multiplied by the Non-Highly Compensated Employee’s Testing Compensation. The “representative contribution rate” is the lowest applicable contribution rate of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or if greater, the lowest applicable contribution rate of any eligible Non-Highly Compensated Employee in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Company on the last day of the Plan Year).

4.9    Contributions by Company on Behalf of Participating Company
Contributions by the Company shall include contributions on behalf of the Participating Companies. Each Participating Company on behalf of which such contribution is made shall be charged an amount equal to such Participating Company’s allocable obligation hereunder. If, and to the extent that, a Participating Company is prevented from paying its allocable share of a contribution, the amount of the contribution which such Participating Company is so prevented from paying shall be paid by only such other Participating Companies as are includable corporations with such Participating Company under Section 1504 of the Code.

ARTICLE 5
LIMITATIONS ON CONTRIBUTIONS
5.1    Limitations on Elective and Roth Contributions
The Plan is intended to satisfy the testing safe harbor under Section 401(k)(12) of the Code. The limitations on Elective and Roth Contributions set forth in this Section (other than the limits reflecting Section 402(g) of the Code, which apply to all Elective and Roth Contributions on an aggregate basis) shall apply only (a) to any disaggregated group not covered by the safe harbor provisions (including, by way of clarification, early-participation employees tested separately) and (b) if the Plan is amended (in accordance with the amendment procedures described in Treasury Regulations under Section 401(k) of the Code) so that it no longer provides for satisfaction of one of the safe harbor methods set forth in Section 401(k)(12) of the Code with respect to the nondiscrimination rules set forth under Section 401(k)(12) of the Code.
(a)    Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Elective Contributions and Roth Contributions to a Participant’s Elective Contribution and Roth Contribution Accounts, respectively, shall satisfy one of the following tests:
(i)    the Actual Deferral Percentage for Participants who are Highly Compensated Employees shall not be more than the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees multiplied by 1.25, or
(ii)    the excess of the Actual Deferral Percentage for Participants who are Highly Compensated Employees over the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees shall not be more than two (2) percentage points, and the Actual Deferral Percentage for Participants who are Highly Compensated Employees shall not exceed the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees multiplied by two (2).
For purposes of applying the above, the Administration Committee shall base the Actual Deferral Percentages for both Highly Compensated Employees and Non-Highly Compensated Employees on the deferrals made for the Plan Year that is being tested.
(b)    For purposes of this Section 5.1, Highly Compensated Employees and Non-Highly Compensated Employees shall include any Eligible Employees eligible to make a deferral election pursuant to Section 4.1, whether or not such deferral election is made.

(c)    For purposes of this Section 5.1, if two (2) or more plans which include cash or deferred arrangements are considered one (1) plan for purposes of Sections 401(a)(4) or 410(b) of the Code, the cash or deferred arrangements included in such plans shall be treated as one (1) arrangement.
(d)    For the purposes of this Section 5.1, if a Participant who is a Highly Compensated Employee is a Participant under two (2) or more cash or deferred arrangements of an Affiliated Company, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose of determining the deferral percentage for such Participant, except in the case of a plan which may not be aggregated with this Plan for this purpose under Section 401(k) of the Code and the Treasury Regulations thereunder.
(e)    The Administration Committee may prescribe rules to be applied by a Participating Company in limiting, prospectively, the Elective Contributions and Roth Contributions which may be made on behalf of Participants who are Highly Compensated Employees so that the limitations of this Section are satisfied. As directed by the Administration Committee, a Participating Company shall make adjustments to a Participant’s Elective Contributions and Roth Contributions based on reasonable estimates of Participants’ Testing Compensation for the Plan Year, and/or based on reasonable projections regarding the Plan’s testing results for the Plan Year. A Participant who has filed an election to make Elective Contributions and/or Roth Contributions, which may not be fully followed by a Participating Company due to adjustments hereunder, shall be notified of such fact within a reasonable period of time. The order of application of limits to Elective Contributions and Roth Contributions shall be determined based on the policies established by the Administration Committee.
(f)    Future Elective Contributions and Roth Contributions may be reduced to the extent necessary, as determined by the Administration Committee, to comply with the nondiscrimination limitations described in this Section, and/or the Company may make or designate Qualified Nonelective Contributions and/or Qualified Matching Contributions, and/or Excess Contributions shall be distributed in accordance with Section 401(k)(8)(C) of the Code to the extent attributable to Elective Contributions and Roth Contributions to Highly Compensated Employees on the basis of the respective portion of the excess amount attributable to each of them or, alternatively, may be recharacterized as Voluntary Contributions under this Plan. For purposes hereof, “Excess Contributions” means the excess of the aggregate amount of Elective Contributions and Roth Contributions made on behalf of a Highly Compensated Employee for a Plan Year over the maximum amount of such contributions permitted under the limitations of Section 401(k)(3)(A)(ii) of the Code. Excess Contributions are determined by first establishing how much the actual deferral ratio (“ADR”) of the Highly Compensated Employee with the highest ADR would have to be reduced to satisfy the ADP test or cause such ratio to equal the ADR of the Highly Compensated Employee with the next highest ratio. This process is repeated until the ADP test would be satisfied. The amount of Excess Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s compensation. The identity of the Highly Compensated Employees subject to distribution (or re-characterization) of Excess Contributions will be determined using the “dollar leveling method” starting with the Highly Compensated Employee with the greatest dollar amount of elective and other contributions treated as elective contributions for the Plan Year until the amount of Excess Contributions has been accounted for. The order in which Elective Contributions and Roth Contributions are selected for corrective distribution or re-characterization shall be determined based on the policies established by the Administration Committee.
The amount designated by a Highly Compensated Employee and paid to his or her Elective Contribution Account and/or Roth Contribution Account but which is subject to the reduction referred to in the preceding paragraph (plus any income and minus any loss attributable thereto) shall be designated as an Excess Contribution and the Administration Committee shall cause the same to be paid to the Participant as soon as practicable if not recharacterized as Voluntary Contributions. Any such distribution with respect to a Participant for a Plan Year shall be reduced by the amount of any Excess Deferrals previously distributed to such Participant for the Participant’s taxable year ending with or within the Plan Year in which the Excess Contribution arose. In allocating income or losses to Excess Contributions, the Administration Committee may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. Income or losses shall not be allocated for the period between the end of the Plan Year and the date of distribution. However, for Plan Years beginning on or after January 1, 2006 and prior to January 1, 2008, income or losses were allocated for the period between the end of the Plan Year and the date of distribution in a manner consistent with the Treasury Regulations under Section 401(k) of the Code. For purposes of this Section, “Excess Deferrals” means amounts in excess of the dollar limitation of Section 402(g) of the Code, as adjusted for increases in such limitation as provided by Section 402(g)(4) of the Code except to the extent permitted under Section 414(v) of the Code, if applicable. Company Matching Contributions and Qualified Matching Contributions shall not be made with respect to Excess Contributions and, to the extent previously made, will be forfeited.
Without limiting the foregoing, the Administration Committee shall also have the power to redesignate any Excess Contribution as a Voluntary Contribution.
The Administration Committee will use its best efforts to distribute Excess Contributions (plus any income and minus any loss thereon) no later than two and one-half (2½) months after the end of the Plan Year of the contribution, and in no event shall the distribution or forfeiture occur later than twelve (12) months after the end of the Plan Year of the deferral or contribution. A distribution of Excess Contributions must be made after the Plan Year in which the excess amounts were contributed. Distributions under this Section may be made without the consent of the Participant or the Participant’s spouse. No liability shall result to any Participating Company from the Participant’s loss of any deferral of taxation for federal or state income purposes, or for interest on any amounts subject to pay reduction elections returned under these provisions.
(g)    The Administration Committee, to the extent practical, shall disallow or restrict Elective Contributions and Roth Contributions to the extent necessary to comply with the dollar limitation of Section 402(g) of the Code (as adjusted), except to the extent permitted under Section 414(v) of the Code, if applicable, amounts in excess of such limits to be designated as Excess Deferrals. The order of application of limits to Elective Contributions and Roth Contributions shall be determined based on the policies established by the Administration Committee.
In the event that amounts are designated as Excess Deferrals, such amounts shall be distributed to the Participant as soon as practicable. Any such distribution with respect to a Participant for a Plan Year shall be reduced by the amount of any Excess Contributions previously distributed to such Participant for the Participant’s taxable year ending with or within the Plan Year in which the Excess Deferral arose. The income allocable to Excess Deferrals is equal to the sum of the allocable gain or loss for the taxable year of the individual (and, solely for 2007 deferrals, the allocable gain or loss for the period between the end of the taxable year and the date of distribution). In allocating income or losses to Excess Deferrals, the Administration Committee may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. Company Matching Contributions and Qualified Matching Contributions shall not be made on account of Excess Deferrals and, to the extent previously made, shall be forfeited.
The Administration Committee will use reasonable efforts to distribute Excess Deferrals (plus any income and minus any loss thereon) to a Participant no later than April 15th following the close of the taxable year in which the Excess Deferral occurred. Distributions under this Section may be made without the consent of the Participant or the Participant’s spouse. No liability shall result to any Participating Company from the Participant’s loss of any deferral of taxation for federal or state income purposes, or for interest on any amounts subject to pay reduction elections returned under these provisions.
If a Participant notifies the Company by the April 1 following a calendar year that the Elective Contributions and Roth Contributions for the calendar year together with all other “elective deferrals” made by the Participant for the calendar year exceeds the applicable annual dollar limitation determined by the Secretary of the Treasury under Section 402(g) of the Code, then the amount of Excess Deferrals which the Participant in such notification allocates to this Plan shall be paid to the Participant (together with any income allocable thereto) by the April 15 following the end of such calendar year, and any Company Matching Contributions and Qualified Matching Contributions and income allocable thereto which would have been made or credited, or were made or credited, as a result of the Excess Deferrals paid to a Participant pursuant to this Section shall not be made or credited or, if already made or credited, shall be forfeited.
5.2    Limitations on Matching Contributions and Voluntary Contributions
The Plan is intended to satisfy the testing safe harbor under Section 401(m)(11) of the Code. The following limitations on Company Matching Contributions and Qualified Matching Contributions shall apply only (a) to any disaggregated group not covered by the safe harbor provisions (including, by way of clarification, early-participation employees tested separately), and (b) if the Plan is amended (in accordance with the amendment procedures described in Treasury Regulations under Section 401(m) of the Code) so that it no longer provides for satisfaction of one of the safe harbor methods set forth in Section 401(m)(11) of the Code with respect to the nondiscrimination rules set forth under Section 401(m)(11) of the Code (but Voluntary Contributions are not covered by the safe harbor provisions and must comply with these limitations, as must any matching contributions included in the ACP pursuant to Section 1.401(m)-2(a)(5)(iv) of the Treasury Regulations).
(a)    Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Company Matching Contributions, Qualified Matching Contributions and Voluntary Contributions allocated to a Participant’s Company Matching Contribution Account, Qualified Matching Contribution Account and Voluntary Contribution Account shall satisfy one of the following tests:
(i)    the Actual Contribution Percentage for Participants who are Highly Compensated Employees shall not be more than the Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by 1.25, or
(ii)    the excess of the Actual Contribution Percentage for Participants who are Highly Compensated Employees over the Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees shall not be more than two (2)

percentage points, and the Actual Contribution Percentage for the Participants who are Highly Compensated Employees shall not exceed the Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by two (2).
For purposes of applying the above, the Administration Committee shall base the Actual Contribution Percentages for both Highly Compensated Employees and Non-Highly Compensated Employees on the contributions made for the Plan Year that is being tested.
(b)    For purposes of this Section 5.2, if two (2) or more plans which include arrangements under Section 401(m) of the Code are considered one (1) plan for purposes of Sections 401(a)(4) or 410(b) of the Code, the arrangements under Section 401(m) of the Code included in such plans shall be treated as one (1) arrangement.
(c)    For the purposes of this Section 5.2, if a Participant who is a Highly Compensated Employee is a Participant under two (2) or more arrangements under Section 401(m) of the Code of an Affiliated Company, all such arrangements under Section 401(m) of the Code shall be treated as one (1) arrangement under Section 401(m) of the Code for the purpose of determining the Actual Contribution Percentage with respect to such Participant, except in the case of a plan which may not be aggregated with this Plan for this purpose under Section 401(m) of the Code and the Treasury Regulations thereunder.
(d)    If neither of the tests described in Section 5.2(a) are met for a Plan Year, the Administration Committee shall identify, in accordance with Section 401(m) of the Code and the Treasury Regulations thereunder, the Highly Compensated Employee(s) whose Company Matching Contributions, Qualified Matching Contributions and Voluntary Contributions cause such tests not to be met, as well as the amount of such contributions for each such Eligible Employee that caused the tests not to be met (“Excess Aggregate Contributions”). For purposes hereof, “Excess Aggregate Contributions” means the excess of the aggregate amount of Company Matching Contributions, Qualified Matching Contributions and Voluntary Contributions made on behalf of a Highly Compensated Employee for a Plan Year over the maximum amount of such contributions permitted under the limitations of Section 401(m)(2)(A) of the Code. Excess Aggregate Contributions are determined by first establishing how much the actual contribution ratio (“ACR”) of the Highly Compensated Employee with the highest ACR would have to be reduced to satisfy the ACP test or cause such ratio to equal the ACR of the Highly Compensated Employee with the next highest ratio. This process is repeated until the ACP test would be satisfied. The amount of Excess Aggregate Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s compensation.
Company Matching Contributions, Qualified Matching Contributions and Voluntary Contributions may be reduced only to the extent necessary, in the judgment of the Administration Committee, to comply with the nondiscrimination limitation described in Section 5.2(a), and/or the Company may make or designate Qualified Nonelective Contributions as set forth above, and/or Excess Aggregate Contributions shall be distributed in accordance with Section 401(m)(6)(C) of the Code to the extent attributable to Company Matching Contributions, Qualified Matching Contributions and Voluntary Contributions to Highly Compensated Employees on the basis of the respective portion of the excess amount attributable to each of them. Determination of the amount of Excess Aggregate Contributions shall be made after first determining the amount of any Excess Contributions. The distribution of Excess Aggregate Contributions shall be made on the basis of the respective amounts attributable to each Highly Compensated Employee. The Highly Compensated Employees subject to actual distribution are determined using the “dollar leveling method” starting with the Highly Compensated Employee with the greatest dollar amount of such contributions for the Plan Year and continuing until the amount of the Excess Aggregate Contributions has been accounted for.
The amount of any Company Matching Contribution, Qualified Matching Contributions or Voluntary Contribution on behalf of a Highly Compensated Employee that is subject to the reduction referred to in the preceding sentences (plus any income and minus any loss allocable thereto) shall be designated as an Excess Aggregate Contribution and the Administration Committee shall cause the same to be paid to the Participant as soon as practicable. In allocating income or losses attributable to Excess Aggregate Contributions, the Administration Committee may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. Income or losses shall not be allocated for the period between the end of the Plan Year and the date of distribution. However, for Plan Years beginning on or after January 1, 2006 and prior to January 1, 2008, income or losses were allocated for the period between the end of the Plan Year and the date of distribution in a manner consistent with the Treasury Regulations under Section 401(m) of the Code.
Any contributions recharacterized as Voluntary Contributions in order to satisfy the nondiscrimination test of Section 5.1 hereof shall be subject to the nondiscrimination test set forth in Section 5.2(a). Determination of the amount of Excess Aggregate Contributions resulting from application of the foregoing test may be made only after determining the Excess Contributions to be recharacterized as Voluntary Contributions for the Plan Year.
The Administration Committee will use reasonable efforts to distribute Excess Aggregate Contributions (plus any income and minus any loss thereon) no later than two and one-half (2½) months after the end of the Plan Year of the contribution, and in no event shall the distribution or forfeiture occur later than twelve (12) months after the end of the Plan Year of the deferral or contribution. A distribution of Excess Aggregate Contributions must be made after the Plan Year in which the excess amounts were contributed. Distributions under this Section may be made without the consent of the Participant or the Participant’s spouse. No liability to any Participating Company shall result from the Participant’s loss of any deferral of taxation for federal or state income purposes, or for interest on any amounts subject to pay reduction elections returned under these provisions.
The Administration Committee may prescribe rules to be applied by a Participating Company in limiting, prospectively, the Voluntary Contributions which may be made on behalf of Participants who are Highly Compensated Employees so that the limitations of this Section are satisfied. As directed by the Administration Committee, a Participating Company shall make adjustments to a Participant’s Voluntary Contributions based on reasonable estimates of Participants’ Testing Compensation for the Plan Year, and/or based on reasonable projections regarding the Plan’s testing results for the Plan Year. A Participant who has filed an election to make Voluntary Contributions, which may not be fully followed by a Participating Company due to adjustments hereunder, shall be notified of such fact within a reasonable period of time. The order of application of limits to Voluntary Contributions shall be determined based on the policies established by the Administration Committee.
5.3    Limitations to Deductibility

In no event may the total amount of contributions of any type made by the Participating Companies under this Plan or any other plan(s) maintained by the Participating Companies exceed the maximum amount allowable as a deduction in computing the taxable income of the Participating Companies for federal income tax purposes. In the event such maximum deduction limit would otherwise be exceeded, the Administration Committee shall prescribe rules for reducing or restricting contributions under this Plan and any other plan(s) maintained by the Participating Companies.
5.4    Limitations on Annual Additions
Notwithstanding anything in the Plan to the contrary, the amounts credited to any person’s Accounts under the Plan shall not exceed the limitations set forth in this Section.
(a)    The annual addition credited to any person’s Accounts as of any date within a Limitation Year may not exceed the lesser of:
(i)    $58,000 (as adjusted under Section 415(d) of the Code); or
(ii)    One hundred percent (100%) of the person’s 415 Compensation (as defined in Section 2.38 of the Plan).
The 415 Compensation limit referred to in (ii) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.
For purposes of applying the limitations of this Section, the annual addition under this Plan and all other defined contribution plans of the Company and/or any Affiliated Company shall be aggregated, and all such plans shall be considered a single defined contribution plan.
(b)    “Annual addition” means the sum of:
(i)    Company contributions made on behalf of the person with respect to the Limitation Year;
(ii)    forfeitures from the accounts of others allocated to the person with respect to the Limitation Year;
(iii)    Employee contributions made by the person during the Limitation Year, without regard to any Rollover Contributions, loan repayments or other amounts excluded by Section 1.415(c)-1(b)(3) of the Treasury Regulations; and
(iv)    amounts allocated with respect to the Limitation Year to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Company and/or any Affiliated Company, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated with respect to the Limitation Year to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Company or an Affiliated Company.

Catch-up Contributions (whether pre-tax or Roth) are not part of a Participant’s annual addition. Excess Elective Contributions and excess Roth Contributions made by a Participant and distributed as set forth below shall not be treated as part of the Participant’s annual addition. However, Excess Contributions and Excess Aggregate Contributions distributed pursuant to Sections 5.1 and 5.2 shall be treated as part of the Participant’s annual addition. Excess Deferrals shall not be annual additions if distributed by April 15th of the following Plan Year pursuant to Section 5.1.
Restorative payments within the meaning of Section 1.415(c)-1(b)(2)(ii)(C) of the Treasury Regulations are not annual additions.
(c)    “Limitation Year” means the Plan Year.
(d)    If the limitations of this Section would be exceeded with respect to any person for any Limitation Year solely as a result of the annual addition which would be credited to the person’s Accounts under this Plan (without regard to this Subsection), adjustments shall be made to reduce the annual addition to his Accounts for such Limitation Year so as to eliminate such excess. Such adjustments shall be made first by recharacterizing to the extent permissible under federal law any Elective Contributions and Roth Contributions as Catch-up Contributions; and second by using the procedures set forth in the Employee Plans Compliance Resolution System (or any successor guidance thereto).
(e)    If the limitations of this Section would be exceeded for any person for any Limitation Year because of the combined annual addition under this Plan and one or more other plans of the Company and/or an Affiliated Company (without regard to this Subsection), adjustments shall be made to reduce the annual addition to his Accounts and to his accounts under the other plan(s) for such Limitation Year so as to eliminate such excess. Such adjustments shall be made first, to the extent such person is eligible to make catch-up contributions, by recharacterizing elective deferrals and/or Roth contributions under this Plan and/or the other plan as catch-up contributions to the extent permitted by the relevant plan, and subject to the person’s limitation on catch-up contributions for the relevant year, with recharacterization occurring first in a manner that will minimize the impact on the Participant’s eligibility for matching contributions and thereafter on a last-in, first-out basis, except that if the other plan includes an ordering rule that is different than the ordering rule set forth in this Subsection, the other plan’s ordering rule shall prevail if expressly required by such other plan, and second by using the procedures set forth in the Employee Plans Compliance Resolution System (or any successor guidance thereto), treating all defined contribution plans as a single plan for purposes of applying the ordering rules set forth therein, and third, on a last-in, first-out basis with respect to this Plan and/or the other plan, provided, however, to the extent that the other plan includes an ordering rule that is different than the ordering rule set forth in this Subsection, the other plan’s ordering rule shall prevail, if expressly required by such other plan.
(f)    All adjustments made pursuant to this Section shall be made in a nondiscriminatory manner. Elective Contributions and Roth Contributions recharacterized as Catch-up Contributions or distributed as excess annual additions shall be disregarded for purposes of calculating such person’s Actual Deferral Percentage or “Excess Deferrals” as defined above.
(g)    This Section shall be interpreted and applied in a manner consistent with the applicable provisions of Section 415 of the Code and the regulations thereunder, including,

but not limited to, the computation of all contributions and benefits made by, on behalf of, or provided for a person. If any provision of this Plan, including this Section, is inconsistent with Section 415 of the Code and such regulations, the provisions of Section 415 of the Code and the regulations shall control.
ARTICLE 6
INVESTMENTS AND ACCOUNTING
6.1    Assets Held in Trust
All contributions to the Trust Fund established in connection with the Plan, and all income or other property derived therefrom, shall be held and administered by the Trustee, in trust, in accordance with the provisions of the Trust Agreement established in connection with the Plan.
6.2    Investment Options
(a)    Company Stock Fund. It is the intention of the Company that the Plan allow Participants to invest in the common stock of the Company. To that end, unless the Investment Committee determines that inclusion of the Company Stock Fund as an Investment Fund would not be in keeping with the Investment Committee’s fiduciary duties under ERISA, the Trust Fund shall consist in part of the Company Stock Fund. The “Company Stock Fund” may be a unitized fund, the assets of which shall at all times be invested exclusively in Company Stock plus, to such limited extent as is determined to be necessary to meet liquidity needs, cash, cash equivalents or similar liquid investments. Alternatively, the Company Stock Fund may consist of shares of Company Stock on a non-unitized basis, which shares may be offered as a core investment option or via the “brokerage window” described in subsection (b) or pursuant to some other administrative structure as determined by the Investment Committee.
In addition, the Trust Fund previously consisted in part of the Ameriprise Stock Fund. Upon liquidation of that Fund, Ameriprise common stock held in the Ameriprise Stock Fund was permitted to be transferred to and may still be held under the brokerage investment option.
(b)    Discretionary Funds. The Trust Fund shall consist in part of such funds as the Investment Committee may from time to time establish (the “Discretionary Funds”); provided, however, that the Investment Committee shall not have the discretion to establish a fund that invests primarily in the stock of the Company. The Investment Committee may, at any time and from time to time, establish and/or remove one or more separate Discretionary Funds, provided that the Investment Committee shall ensure that the Plan’s array of Discretionary Funds satisfies the requirements of Section 401(a)(35) of the Code. Each Discretionary Fund shall, while existing as part of the Trust Fund, be subject to all of the Trust Fund provisions. The total of such separate Investment Funds established by the Investment Committee and existing at any time, plus the Company Stock Fund in accordance with Section 6.2(a) above, shall comprise the total Trust Fund attributable to Plan Accounts. In addition, the Investment Committee may permit Participants, alternate payees and beneficiaries to direct the investment of all or a portion of their Accounts into mutual funds available through a so-called “brokerage window” or similar program (a “brokerage investment option”), and shall permit such brokerage investment option to hold Ameriprise common stock transferred from the Ameriprise Stock Fund as described in Section 6.2(a) and, if so determined under Section 6.2(a), shares of Company Stock. If a brokerage investment option is made available, then it shall be treated for purposes of the Plan as a Discretionary Fund, except that references hereunder to Discretionary Funds, insofar as they pertain to Trust Fund-level accounting and activity, shall be deemed modified (as they relate to any brokerage investment option) to reflect the fact that such option does not involve a commingling of investments, that each Participant, alternate payee or beneficiary may have a different selection of investments thereunder, and that a Participant, alternate payee or beneficiary may elect transfers within such option as well as between such option and other Investment Funds. Any brokerage investment option shall be subject to such additional rules as the Investment Committee may prescribe or as shall be set forth in the Trust Agreement.
(c)    Transfers Among Investment Funds. Subject to Section 6.3, each Participant, alternate payee or beneficiary having an interest in the Trust Fund shall be authorized to transfer assets allocated to him or her from one separate Investment Fund to another, and to allocate future contributions to any separate Investment Fund; provided, however, that the Administration Committee may impose reasonable conditions on such transfers in order to address market timing, excessive trading or other administrative concerns. The Plan’s investment process will be administered at all times in a manner that complies with the requirements of Section 401(a)(35) of the Code.
6.3    Investment Directions
Pursuant to such administrative procedures as the Administration Committee or Investment Committee may implement, all contributions hereunder made by or on behalf of a Participant shall be invested by the Trustee in one or more of the investment options authorized pursuant to Section 6.2 in such proportions as the Participant, alternate payee or beneficiary may direct, except to the extent described in Section 17.7. The Investment Committee shall designate an Investment Fund for the Trustee to invest all contributions for which a Participant, alternate payee or beneficiary fails to provide investment directions to the Trustee. To the extent that a Participant, alternate payee or beneficiary is entitled to direct the Trustee as to the investment of all or a portion of his or her Account among the Investment Funds available under the Plan, or as to the exercise of voting, tender, or other rights appurtenant to the ownership of securities attributable to his or her Account, the Participant, alternate payee or beneficiary shall be acting as a "named fiduciary" within the meaning of Section 403(a)(1) of ERISA. Notwithstanding anything in the Plan to the contrary, if, by reason of the Participant, alternate payee or beneficiary’s exercise of independent control over the assets in his or her Account or by reason of Section 404(c)(5) of ERISA, a particular transaction satisfies the requirements for relief under Section 404(c) of ERISA, such individual shall not be deemed to be a fiduciary, named or otherwise, with respect to such transaction, and no other person who is otherwise a fiduciary shall be liable for any loss, or by reason of any breach, that results from the individual’s exercise of independent control pursuant to such transaction.
Notwithstanding anything herein to the contrary, no Participant, alternate payee or beneficiary may transfer amounts to the Company Stock Fund to the extent that such transfer would result in the aggregate Company Stock Fund holdings of such Participant, alternate payee or beneficiary under the Plan exceeding ten percent (10%) of the total value of his or her Accounts (determined at the time of the transfer). Furthermore, no Participant may direct that an amount in excess of ten percent (10%) of his or her ongoing contributions be allocated to the Company Stock Fund.
6.4    Income and Expenses of a Fund
Income on the investments in an Investment Fund shall be reinvested by the Trustee in the same Investment Fund. Brokerage commissions, transfer or other taxes, and other charges and expenses which are incurred in connection with the investments of a pooled investment shall be ratably charged to such pooled investment except to the extent paid by a Participating Company. Fees, commissions, and other charges and expenses which are attributable to the Trust as a whole shall be allocated among the Investment Funds in accordance with a uniform policy established by the Trustee or Administration Committee.
6.5    Separate Accounting
The Administration Committee shall maintain such necessary sub-accounts as may be required to account for all contributions made and allocated hereunder.
6.6    Valuation of Investment Funds
As of each Valuation Date, the Trustee shall determine, in accordance with a method consistently followed and uniformly applied, the fair market value of each Investment Fund then held under the Plan. Periodically, the Trustee shall advise the Investment Committee of the value.
6.7    Short-Term Investments
The Trustee may temporarily hold contributions made hereunder in cash, in any short-term investment vehicle maintained by the Trustee as approved from time to time by the Investment Committee.
6.8    Effect of Participant Loans
Pursuant to Section 9.7, a designated Participant may borrow from his or her Account(s), and in such event the loan shall be deemed to be a separate investment held for the Participant. Any amount borrowed by a Participant shall reduce the Participant’s interest in the investments in which his or her Account(s) are invested. Payments (principal and interest) made by the Participant with respect to a loan will be invested in accordance with the Participant’s existing investment directions for his or her Account(s) under the Plan.
6.9    Voting of Company Stock and Other Securities
During all times when the Company has a registration-type class of securities, Participants and beneficiaries shall have the right to direct the Trustee as to the voting of any Company Stock allocated to their Accounts under the Plan, with respect to any matter on which such Company Stock is entitled to a vote. Subject to the foregoing, the voting of Company Stock and other securities shall be determined in accordance with the provisions of the Trust Agreement.
6.10    Purchase of Common Shares
Unless specifically directed by the Investment Committee, common shares of the Company may be purchased by the Trustee for the Company Stock Fund in the open market, or if the Investment Committee so directs, may be purchased directly from the Company. If common shares are purchased directly from the Company, the Trust Fund will pay no more than fair market value for such shares, as determined by the Investment Committee in accordance with rules and procedures established hereunder.

ARTICLE 7
VESTING AND ALLOCATION OF FORFEITURES
7.1    Elective Contributions, Roth Contributions, Company Matching Contributions, Qualified Matching Contributions, Voluntary Contributions, Company Stock Contributions, Qualified Nonelective Contributions, Service Related Contributions, Restricted Matching Contributions, Unrestricted Matching Contributions, Rollover Contributions, Roth Conversion Accounts and SOP Transfer Accounts Fully Vested
(a)    All amounts allocated to the Accounts of Participants as of June 30, 1994 shall be deemed one hundred percent (100%) vested, notwithstanding any provision of the Prior AMEX Plan.
(b)    All amounts allocated to the Accounts of Participants that are attributable to Elective Contributions, Roth Contributions, Catch-up Contributions, Voluntary Contributions, Company Stock Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, Rollover Contributions and SOP Transfer Accounts shall be one hundred percent (100%) vested, and amounts which are allocated to the Roth Conversion Account or assigned to the Roth Rollover Contribution Account pursuant to an in-Plan Roth conversion shall likewise be one hundred percent (100%) vested at all times.
(c)    All amounts allocated to the Accounts of Conversion Contribution Participants and Conversion Contribution Cost Center Participants that are attributable to Company Matching Contributions shall be one hundred percent (100%) vested.
(d)    All amounts allocated to the Accounts of Participants that are attributable to Company Matching Contributions made with respect to Elective Contributions for pay periods ending prior to July 1, 2007 shall be one hundred percent (100%) vested.
(e)    All amounts allocated to the Accounts of Participants with an Hour of Service after December 31, 2009 that are attributable to Company Matching Contributions shall be one hundred percent (100%) vested. Furthermore, any Participant who was not actively employed by an Affiliated Company on January 1, 2010 but who was employed by an Affiliated Company before such date and who is rehired by an Affiliated Company before such Participant incurs a Termination Period of five (5) consecutive years or more, shall upon such rehire become entitled to be fully vested in his Company Matching Contributions.
7.2    One Hundred Percent (100%) Vesting Upon Certain Events
(a)    Normal Retirement Age: If an active Participant reaches Normal Retirement Age, the full amount credited to his or her Account on the Valuation Date coincident with or next following his or her attainment of Normal Retirement Age shall become one hundred percent (100%) vested.
(b)    Disability: If an active Participant incurs a Disability as described in this Section 7.2(b), the full amount credited to his or her Account on the Valuation Date coincident with or next following such Disability shall become one hundred percent (100%) vested. “Disability” or “Disabled” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be Disabled unless he furnishes proof of the existence thereof to the Administration Committee in such form and manner, and at such times, as the Administration Committee may require. Notwithstanding anything herein to the contrary, the definition of Disability shall at all times be interpreted in a manner consistent with Sections 415(c)(3) and 22(e)(3) of the Code (or the successor provisions thereto).
(c)    Death: If an active Participant dies, the full amount credited to his or her Account on the Valuation Date coincident with or next following his or her death shall become one hundred percent (100%) vested.
7.3    Vesting of Company Discretionary Profit Sharing Contribution Accounts, Company Fixed Rate Contribution Accounts, Company Conversion Contribution Accounts and Company Matching Contribution Accounts
(a)    Subject to Section 7.2 and Subsection (b) below, or as otherwise provided in Addendum D, the vested portion of a Participant’s Account attributable to Company Profit Sharing Contributions for Plan Years beginning prior to January 1, 2007, shall be determined in accordance with the following schedule:
    Years of Service    Vested Percentage
    Less than five (5)    0%
    Five (5) or more    100%

(b)    Subject to Section 7.2 or as otherwise provided in Addendum D, the vested portion of a Participant’s Account attributable to: (i) Company Profit Sharing Contributions and Company Conversion Contributions for Plan Years beginning on or after January 1, 2007, and (ii) all Company Profit Sharing Contributions with respect to Participants actively employed by an Affiliated Company on July 1, 2007 (that is, as applicable, all such Company Fixed Rate Contributions, Company Discretionary Profit Sharing Contributions, and Transition Contributions), shall be determined in accordance with the following schedule:
    Years of Service    Vested Percentage
    Less than three (3)    0%
    Three (3) or more    100%
Furthermore, any Participant who was not actively employed by an Affiliated Company on July 1, 2007 but who was employed by an Affiliated Company before such date and who is rehired by an Affiliated Company before such Participant incurs a Termination Period of five (5) consecutive years or more, shall upon such rehire become entitled to have his or her vested interest in Company Profit Sharing Contributions determined under the schedule set forth in this Section 7.3(b).
(c)    Except as provided in Section 7.1 and subject to Section 7.2 (or as otherwise provided in Addendum D), the vested portion of a Participant’s Account attributable to Company Matching Contributions made with respect to Elective Contributions, Roth Contributions and Catch-up Contributions attributable to pay periods commencing after the last pay period ending prior to July 1, 2007, shall be determined in accordance with the following schedule (unless entitled to full vesting under Section 7.1(e)):

    Years of Service    Vested Percentage
    Less than three (3)    0%
    Three (3) or more    100%
7.4    Vesting After Transfer
Notwithstanding any other provision of the Plan, in the case of a Participant whose interest in the Trust Fund includes a non-vested allocated interest in assets transferred to or merged into the Plan pursuant to Section 14.4, such Participant shall become vested in such non-vested amount on the earlier of (a) the date such Participant would have become vested in such amount under the terms of the plan from which such assets were transferred, had service with the Participating Company been credited under such plan, or (b) the date such Participant would become vested in such amount under the terms of this Plan.
7.5    Top Heavy Minimum Vesting Schedule
Notwithstanding the vesting schedule set forth in Section 7.3, in the event the Plan is a Top Heavy Plan as defined in Article 15 for a Plan Year, the vested portion of a Participant’s Company contributions shall be the greater of the schedule set forth in the above provisions of Article 7 or as determined in accordance with the following table:
    Years of Service    Vested Percentage
    Less than three (3)     0%
    Three (3) or more    100%

If the Plan ceases to be a Top Heavy Plan for a Plan Year, the vested portion of a Participant’s Company contributions will be determined solely by reference to the vesting schedule set forth in the above provisions of Article 7, except that any vesting which occurs while the Plan is a Top Heavy Plan will not be cut back and the subsequent vesting of then-existing benefits will be protected as required by law, as if the Plan had been amended, in accordance with the provisions for vesting schedule amendments set forth in Section 13.1(c).
7.6    Termination of Plan
Notwithstanding any provision of the Plan to the contrary, if the Plan is terminated or if contributions to the Plan are completely discontinued for a prolonged period, all Accounts shall become or continue to be one hundred percent (100%) vested.
7.7    Allocation of Forfeited Amounts
Upon termination of employment for any reason other than Retirement, Disability or death, the non-vested amounts allocated to a Participant’s Account shall be treated and disposed of as follows:
(a)    Cash-out of Certain Participants: If the value of the vested portion of such Participant’s Account does not exceed $1,000, the Participant shall receive a single lump sum distribution of the entire vested portion of such Account and the portion which is not vested shall be treated as a forfeiture at the time the distribution is made to the Participant. Forfeited amounts shall at the direction of the Administration Committee be used to pay Plan expenses or reduce Company contributions, unless otherwise directed by the Administration Committee. For purposes of this Section, if the value of the vested portion of a Participant’s Account is zero (0), the Participant shall be deemed to have received a distribution of such vested Account.
(b)    Participants who Elect to Receive Distributions: If a Participant elects to receive a distribution, in accordance with Article 8, of the value of the entire vested portion of his or her Account derived from all contributions, the portion which is not vested shall be treated as a forfeiture at the time the distribution is made to the Participant. Forfeited amounts shall at the direction of the Administration Committee be used to pay Plan expenses or reduce Company contributions, unless otherwise directed by the Administration Committee. A distribution of less than the Participant’s entire vested Account shall not trigger a forfeiture.
(c)    Restoration of Forfeitures: If a Participant who received or was deemed to receive a distribution resumes employment covered under this Plan before incurring a Termination Period of five (5) consecutive years or more, the amount of forfeiture shall be restored to the Participant’s Account upon resumption of covered employment by the Participant as soon as administratively practicable. Restoration of forfeitures hereunder shall come first from any unallocated forfeiture amounts and, secondly, from Company contributions.
(d)    Participants Who Do Not Receive Distributions: If a Participant does not receive a distribution, the value of the portion of the Participant’s Account which is non-vested will remain in the Account of the Participant until such time as the Participant has incurred a Termination Period consisting of five (5) consecutive one year periods, at which time the non-vested portion will be forfeited and shall at the direction of the Administration Committee be used to pay Plan expenses or reduce Company contributions, unless otherwise directed by the Administration Committee.
(e)    Future Vesting of Restored Forfeitures: If the forfeited portion of a Participant’s Account is restored as provided in Section 7.7(c), the amount allocated to a Participant’s Account which is attributable to Company contributions made prior to such Participant’s Termination Period shall become vested in the Participant in accordance with the provisions of Section 7.3.

ARTICLE 8
DISTRIBUTION OF BENEFITS
8.1    Distribution Options Upon Retirement or Disability
If a person ceases to be an active Participant following his or her attainment of Normal Retirement Age or by reason of Disability under the conditions described in Section 7.2, the Participant may elect to have the Trustee distribute all or part of the value of the Participant’s interest (determined as of the Valuation Date applicable to the payment processing date, in accordance with payment processing procedures approved by the Administration Committee). In the case of a lump sum distribution, payment will consist of (a) cash, or (b) mutual fund shares held under a brokerage investment option (if permitted by the mutual fund and such brokerage investment option), or (c) common shares of the Company or Ameriprise, or (d) any combination of the foregoing in such proportions as the Participant may designate, provided that fractional common shares shall always be paid in cash and that, in the absence of a Participant’s designation, such payment shall be made only in cash. Partial distributions will be paid only in cash (provided that a Participant who is at least age 59½ may elect payment in the form of common shares of the Company or Ameriprise by electing a withdrawal under Section 9.3 in lieu of a partial distribution). Nothing herein prohibits a Participant who qualifies for a withdrawal under Article 9 from taking such a withdrawal in lieu of taking a distribution under this Article, except that a Participant may not take a hardship withdrawal in lieu of a distribution.
8.2    Commencement of Distributions
Subject to Section 8.7, Participants, alternate payees and beneficiaries shall be entitled to elect payment of benefits under the Plan no later than the sixtieth (60th) day after the end of the Plan Year in which occurs the latest of:
(a)    the earlier of his or her Retirement or the date he or she attains age sixty-five (65);
(b)    the tenth (10th) anniversary of the date he or she commenced participation in the Plan; or
(c)    the date he or she separates from active service as an employee.
Notwithstanding any other provision of the Plan with respect to the time for making a distribution under the Plan, if an individual ceases to be an active Participant, and he or she does not elect a distribution, distribution must be made or commence no later than the Participant’s required beginning date as defined in Section 8.7. Absent an election, the Plan will pay the minimum amount required. The Administration Committee may establish an annual deadline for payment to individuals scheduled to reach their required beginning dates by the following April 1st and with respect to payments due in subsequent years. Otherwise, distribution to a Participant will be made without the Participant’s consent only if the vested Account balance does not exceed $1,000.
8.3    Distribution at Death
If a person ceases to be an active Participant by reason of his or her death or if the Trustee holds any unpaid vested balance of the amount due a terminated Participant pursuant to Section 8.1 or 8.5 at the death of such former Participant, the Administration Committee shall direct the Trustee to pay such amount or the unpaid vested balance thereof, determined as of the date of distribution, to the Participant’s designated beneficiary, as described in Article 11. Payment shall be determined as of the Valuation Date applicable to the payment processing date, in accordance with payment processing procedures approved by the Administration Committee, and in the case of a lump sum distribution shall consist of (a) cash, or (b) mutual fund shares held under a brokerage investment option (if permitted by the mutual fund and such brokerage investment option), or (c) common shares of the Company or Ameriprise, or (d) any combination of the foregoing in such proportions as the beneficiary may designate, provided that fractional common shares shall always be paid in cash and that, in the absence of a beneficiary’s designation, such payment shall be made only in cash. Payment must be made or commence no later than the date required under Section 8.7. Partial payments are not available, except that a required minimum distribution due for the year of the Participant’s death and not yet paid to the Participant may be paid separately to the beneficiary if the beneficiary has not yet requested full payment.
8.4    Termination of Employment
A Participant will not be deemed to have terminated employment for purposes of receiving a distribution hereunder unless such Participant has terminated employment with all Affiliated Companies. Unless a spin-off of Plan assets and liabilities in accordance with Section 414(l) of the Code occurs with respect to such transaction, if a Participating Company ceases to be an Affiliated Company as defined in Section 2.6, a Participant employed with such Participating Company shall be considered to have terminated employment for purposes of receiving a distribution.
8.5    Commencement of Distribution Upon Termination of Employment
If a person ceases to be an active Participant in the Plan in accordance with Section 8.4 and is terminated for any reason other than one of those described in Section 8.1 or 8.3, the portion of his or her Accounts payable to him or her shall be determined by applying the vesting rules in Article 7. The Participant may request distribution of all or part of the vested amount in the Participant’s Accounts and the amount of the distribution shall be determined in accordance with the Participant’s election as of the Valuation Date applicable to the payment processing date, in accordance with payment processing procedures approved by the Administration Committee. In the case of a lump sum distribution of the Participant’s entire vested Account balance, payment shall be made to the Participant in a form consisting of (a) cash, or (b) mutual fund shares held under a brokerage investment option (if permitted by the mutual fund and such brokerage investment option), or (c) common shares of the Company or Ameriprise, or (d) any combination of the foregoing in such proportions as the Participant may designate, provided that fractional common shares shall always be paid in cash and that, in the absence of the Participant’s designation, such distribution shall consist only of cash. Partial distributions will be paid only in cash (provided that a Participant who is at least age 59½ may elect payment in the form of common shares of the Company or Ameriprise by electing a withdrawal under Section 9.3 in lieu of a partial distribution). Nothing herein prohibits a Participant who qualifies for a withdrawal under Article 9 from taking such a withdrawal in lieu of taking a distribution under this Article, except that a Participant may not take a hardship withdrawal in lieu of a distribution.
Subject to Section 8.7, such distribution may be made following the date of termination of active participation in the Plan as elected by the Participant; provided, however, that if the vested portion of the amount credited to such Participant’s Accounts exceeds $1,000 as of such Valuation Date, and if such Participant has not otherwise elected in accordance with procedures established by the Administration Committee to have such distribution made following the date of termination of active participation in the Plan, (a) payment shall be made or commence on the date the Participant attains his or her required beginning date (as defined in Section 8.7, and subject to the Administration Committee’s authority to establish an annual payment deadline; and (b) pending such distribution, the former Participant’s Account balance will not be available for Plan loans. Absent an election by the Participant, the Plan will pay the minimum amount required.
In the event that the former Participant should die following termination of participation prior to payment under this Section, the Administration Committee shall pay or apply such amount to or for the benefit of the former Participant’s beneficiary as provided in Sections 8.3 and 8.7.
8.6    Election of Form of Payment
The Administration Committee shall cause a distribution pursuant to Sections 8.1, 8.3 or 8.5 to be made as set forth in those Sections. The Plan permits a Participant whose vested Account exceeds $1,000 to elect full or partial payment, and will make payment of the required minimum distribution amount due under Section 8.7 in the absence of an election by the participant to receive a larger or earlier payment, but does not permit scheduled installments (with the exception of certain Participants and beneficiaries who were receiving installment payments prior to the elimination of this feature, and provided that the Administration Committee may allow use of pre-set payment requests and other automated tools made available by the Plan’s recordkeeper to facilitate timely payment of required minimum distributions). Nothing herein prohibits a Participant who qualifies for a withdrawal under Article 9 from taking such a withdrawal in lieu of taking a complete or partial distribution under this Article, except that a Participant may not take a hardship withdrawal in lieu of a distribution, and provided that the Participant’s payments for each year may not be less than the amount, if any, required under Section 8.7 for that year.
8.7    Required Commencement of Distributions
This Section sets forth certain rules which apply to all distributions from the Plan. Other provisions of this Plan establish additional rules with which specified distributions must comply. In the event of any conflict between rules set forth in this Plan, making compliance with both rules impossible, the rule shall control which requires the earliest distribution(s) to be made from the Plan.
(a)    All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code. However, nothing in this Plan shall be construed as revoking any election made by a Participant before January 1, 1984, under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) as to the timing or method of distributions, except any such election shall not be effective unless the spouse of such person consents to such method or beneficiary in any circumstance where such spousal consent is necessary. Any such consent must satisfy the requirements set forth in Section 11.1 hereof. Accordingly, notwithstanding the other provisions of this Plan, distributions may be made under a designation made before January 1, 1984, in accordance with TEFRA and related provisions of the Plan.
(b)    The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date (as defined herein).

(c)    If the Participant dies before distributions begin (i.e., before the Participant’s required beginning date), the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(i)    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 72 (age 70½, if the Participant had attained age 70½ as of December 31, 2019), if later.
(ii)    If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(iii)    If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. For this purpose, 2009 will be disregarded pursuant to the Worker, Retiree and Employer Recovery Act of 2008, and 2020 will be disregarded in accordance with the CARES Act.
(iv)    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 8.7(c), other than Section 8.7(c)(i), will apply as if the surviving spouse were the Participant.
(v)    If a Participant or designated beneficiary so elects, distribution to the designated beneficiary will not be required to begin by December 31 of the calendar year immediately following the calendar year in which the Participant dies, but in that event the Participant’s entire interest must be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. The election must be made no later than September 30 of the calendar year following the calendar year of death. Failure to request a distribution by September 30 of the calendar year following the calendar year of death will be deemed an election to have this rule apply, except in the case of a surviving spouse beneficiary, who is deemed to elect distribution as of the latest date permissible under this subsection (c) unless a contrary election is filed.
For purposes of this Section 8.7(c) and Section 8.7(f), unless Section 8.7(c)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 8.7(c)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 8.7(c)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 8.7(c)(i)), the date distributions are considered to begin is the date distributions actually commence.
(d)    Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with

Sections 8.7(e) and (f). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.
(e)    During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year. Notwithstanding the foregoing, if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the minimum amount will be the lesser of the quotient obtained under the previous sentence and the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year. Required minimum distributions will be determined under this Section 8.7(e) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
(f)    After a Participant’s death, distributions will be determined as follows:
(i)    If the Participant dies on or after the date distributions begin, distribution of the remaining vested Account balance will be required to be made to the designated beneficiary or beneficiaries no later than the end of the calendar year after the calendar year of death (provided that any amount due for the year of the Participant’s death must be paid in that year). The amount of such payment that is a required minimum distribution under this Section for years after the year of the Participant’s death will be determined as follows:
(a)    If there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
(1)    The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(2)    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
(3)    If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(b)    If there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(ii)    If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 8.7(f)(i). If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.7(c)(i), this Section 8.7(f)(ii) will apply as if the surviving spouse were the Participant.
(g)    For purposes of this Section 8.7, the following definitions will apply:
(i)    A “designated beneficiary” is the individual who is designated as the beneficiary under Section 11.1 or 11.3 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, Q&A-4, of the Treasury Regulations.
(ii)    A “distribution calendar year” is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.7(c). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
(iii)    “Life expectancy” means the life expectancy computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
(iv)    “Participant’s Account balance” means the Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(v)    “Required beginning date” means April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age 72 (age 70½, if the Participant had attained age 70½ as of December 31, 2019) or (b) the calendar year in which the Participant retires, except that subclause (b) shall not apply, in the case of an Eligible Employee who is a five percent (5%) owner (as defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which the Eligible Employee attains age 72 (age 70½, if the Participant had attained age 70½ as of December 31, 2019).
8.8    Facilitation of Payment
The Administration Committee shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder. Notwithstanding the above, if the Administration Committee determines that any person to whom a benefit is payable under the Plan is unable to handle his or her affairs by reason of that person’s physical or mental condition, the Administration Committee may cause payments to be made for the person’s benefit to a member of the individual’s family or to anyone else providing for that person’s care; and the Plan, Administration Committee, the Participating Companies and the Trustee shall be relieved of liability for any such payments made in good faith.
In any event, and without limiting the Administration Committee’s general powers under Article 10, if the Administration Committee determines that there is some uncertainty as to whom any Plan payment is due, the Administration Committee is authorized to delay payment, seek agreements from the interested parties, make payment to an appropriate judicial forum and allow the court to determine the identity of the proper payee, and/or take any other necessary or appropriate steps to protect the Plan and the interested parties. If the Administration Committee determines in its sole discretion that the Plan made an incorrect payment, and that a correction is necessary or desirable under the law, then (i) if the Plan makes an overpayment (i.e., a payment in excess of the amount (if any) due to the recipient) to any payee, the Plan may recover the amounts either by requiring the payee to return the excess to the Plan, by reducing any future Plan payments to the payee, or by any other method that the Administration Committee deems reasonable, and (ii) if the Plan makes a late payment or an underpayment of the amount of any benefits due any payee under the Plan, correct payment will be made as soon as reasonably possible after the late payment or underpayment is discovered. The Plan’s rights to recover an overpayment extend to any subsequent recipient of all or any part of the overpayment (to the extent of the overpayment received by such person), including any individual or trust, and the Plan has an equitable lien for the full amount of any overpayment.
8.9    Missing Persons/Outstanding Checks
If, prior to the issuance of a check and after reasonable efforts to locate a missing Participant, alternate payee, or his or her beneficiary, the Administration Committee is unable to locate the Participant, alternate payee, or beneficiary, then the distributable amount will be held in the Plan until the Participant, alternate payee, or beneficiary is located.
If a check has been issued and is outstanding for more than one hundred eighty (180) days and the Administration Committee has been unable to locate the endorsee after reasonable efforts have been made to do so, then the amount of the check will be treated, unless otherwise directed differently by the Administration Committee, as a forfeiture under the Plan. The Administration Committee may maintain a reasonable reserve of funds forfeited in this fashion to cover subsequent claims for the forfeited benefits.
If a Participant, alternate payee, or beneficiary is located subsequent to the forfeiture of the account, the Administration Committee shall cause a check to be issued in the same dollar amount as the dollar amount of the Account that was forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The amount distributed will not be treated as an annual addition under Section 415 of the Code. If the Plan is joined as a party to escheat proceedings involving a forfeited amount, the Plan will comply with the final judgment as if it were a claim filed by the former Participant, alternate payee, or beneficiary and will make payment in accordance with the judgment, to the extent permitted by law.
If the Plan does not have a forfeiture account, one shall be established. At the end of each Plan Year any forfeiture account established under this Section shall at the direction of the Administration Committee be used to pay Plan expenses or reduce Company contributions, unless otherwise directed by the Administration Committee.
8.10    Rollover Distributions
(a)    General Rule. If a “distributee” of any “eligible rollover distribution” elects to have such eligible rollover distribution paid directly to an “eligible retirement plan,” and specifies the eligible retirement plan to which such eligible rollover distribution is to be paid (in such form and at such time as the Administration Committee may prescribe) such eligible rollover distribution shall be made in the form of a “direct rollover” to the eligible retirement plan so specified by the distributee.
(b)    Definitions.
(i)    “Distributee” means the Participant, the Participant’s surviving spouse or an alternate payee who is the spouse or former spouse of the Participant. A non-spouse beneficiary who is a “designated beneficiary” under Section 8.7 is also a distributee with respect to rollovers permitted under paragraph (v).
(ii)    “Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of a distributee in a qualified plan; provided, however, that an eligible rollover distribution does not include:
(a)    any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made over any one of the following periods: the life of the distributee (or the joint lives of the distributee and the distributee’s designated beneficiary), the life expectancy of the distributee (or the joint and last survivor expectancy of the distributee and the distributee’s designated beneficiary), or a specified period of ten (10) years or more;

(b)    any distribution to the extent such distribution is required under Code Section 401(a)(9), relating to minimum distribution requirements;
(c)    the portion of any distribution that is not includable in income (determined without regard to the exclusion for net unrealized appreciation described in Code Section 402(e)(4)), and provided that a distribution shall not fail to be an eligible rollover distribution merely because the distribution consists of or includes after-tax employee contributions which are not includible in gross income, provided that such distribution may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code or a Roth individual retirement account described in Section 408A of the Code, or to a qualified plan described in Section 401(a) or 403(a) of the Code or a plan described in Section 403(b) of the Code, in each case that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible; and further provided that amounts held in a Participant’s Roth Contribution Account, Roth Rollover Contribution Account or Roth Conversion Account may be rolled over into a designated Roth account under an eligible retirement plan or a Roth individual retirement account described in Section 408A of the Code in accordance with the rules governing such rollovers;
(d)    returns of Code Section 401(k) elective deferrals (pre-tax or Roth) that are returned as a result of the Code Section 415 limitations;
(e)    corrective distributions of excess contributions and excess deferrals under qualified cash or deferred arrangements and corrective distributions of excess aggregate contributions together with the income allocable to these corrective distributions;
(f)    loans treated as distributions under Code Section 72(p) and not exempted by Section 72(p)(2);
(g)    loans in default that are deemed distributions;
(h)    dividends paid on employer securities as described in Code Section 404(k);
(i)    the cost of life insurance coverage (P.S. 58 costs); or
(j)    any distribution made after December 31, 2001, which is made upon hardship of the employee.
(iii)    “Eligible retirement plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity (other than an endowment contract) described in Section 408(b) of the Code, a Roth individual retirement account described in Section 408A of the Code, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, a qualified retirement plan that accepts rollover distributions, or an annuity plan described in Section 403(a) or 403(b) of the Code that accepts rollover distributions; provided, however, that amounts held in a Participant’s Roth Contribution Account, Roth Rollover Contribution Account or Roth Conversion Account may be rolled over only into a designated Roth account under an eligible retirement plan or a Roth individual retirement account described in Section 408A of the Code and only in accordance with the rules governing such rollovers. This definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code.
(iv)    “Direct rollover” means an eligible rollover distribution that is paid directly to an eligible retirement plan for the benefit of the distributee.
(v)    The designated beneficiary (who is not the surviving spouse of the Participant) of a deceased Participant may elect, at the time and in the manner prescribed by the Administration Committee, to have any portion of the death benefit payable to him or her that is an eligible rollover distribution paid directly to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code or a Roth individual retirement account described in Section 408A of the Code (provided that amounts from a Participant’s Roth Contribution Account, Roth Rollover Contribution Account and Roth Conversion Account can only be rolled into a Roth individual retirement account) established for the purposes of receiving the distribution on behalf of the designated beneficiary in accordance with the provisions of the Pension Protection Act of 2006.
(c)    Nothing herein prevents the Administration Committee, in its sole discretion, from authorizing the rollover of a loan obligation issued pursuant to Section 9.7, if the loan obligation qualifies for rollover under the Code.
8.11    Distributions Under Qualified Domestic Relations Orders
The Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his or her earliest retirement age under the Plan.
The Administration Committee may establish procedures regarding the sources from which assets will be allocated to the alternate payee. Distribution to an alternate payee shall be made in a lump sum in cash; provided, however, an alternate payee may elect to receive such payment in kind or a combination of cash and in kind, to the extent allowed under the investment option. Such election and payment shall be made in accordance with the provisions of Article 8. A distribution to an alternate payee prior to the Participant’s attainment of earliest retirement age is available only if: (a) the order does not prohibit distribution at that time; and (b) if the present value of the alternate payee’s benefits under the Plan exceeds $1,000 and the order requires such consent, the alternate payee consents to any distribution occurring prior to the Participant’s attainment of earliest retirement age. Nothing in this Section permits a Participant a right to receive distribution at a time otherwise not permitted under the Plan. For the purposes of this Section, “alternate payee,” “qualified domestic relations order,” and “earliest retirement age” shall have the meanings set forth under Section 414(p) of the Code.
8.12    Clarification Regarding Distributions

By way of clarification, no distribution will be made to a Participant who experiences a severance from employment and then returns to work for the Company or an Affiliated Company before receiving a distribution, except as permitted or required under an in-service distribution provision applicable to the Participant.
ARTICLE 9
WITHDRAWALS AND LOANS
9.1    Withdrawals of Voluntary Contributions
In accordance with procedures established by the Administration Committee, a Participant shall be entitled to withdraw in cash, as of the Valuation Date applicable to the payment processing date, all or part of that portion of his or her Account under the Plan as of such Valuation Date attributable to his or her Voluntary Contributions as provided below in this Section 9.1. A withdrawal shall be deemed to have been made first, from the Participant’s pre-1987 Voluntary Contributions, as determined under Section 9.1(a); second, from the Participant’s post-1986 Voluntary Contributions and the earnings attributable thereto as determined under Section 9.1(b), and third, from the earnings on the Participant’s pre-1987 Voluntary Contributions as determined under Section 9.1(c). Conversion of amounts eligible for withdrawal under this Section into a Participant’s Roth Conversion Account shall not affect the eligibility of those amounts for withdrawal under this Section.
(a)    Withdrawal of Pre-1987 Voluntary Contributions. A Participant shall be entitled to withdraw all or part of an amount credited to his or her Account under the Plan attributable to his or her pre-1987 Voluntary Contributions, which shall not exceed the lesser of: (i) the aggregate dollar amount of his or her pre-1987 Voluntary Contributions, reduced by any portion thereof previously withdrawn by him, or (ii) the fair market value of that portion of his or her account under the Plan then attributable to his or her pre-1987 Voluntary Contributions.
(b)    Withdrawal of Post-1986 Voluntary Contributions and the Earnings Attributable Thereto. A Participant shall be entitled to withdraw all or part of an amount credited to his or her Account under the Plan attributable to his or her post-1986 Voluntary Contributions and the earnings attributable thereto, which shall not exceed the lesser of: (i) the aggregate dollar amount of his or her post-1986 Voluntary Contributions and the earnings attributable thereto, reduced by any portion of such contributions previously withdrawn by him, or (ii) the fair market value of that portion of his or her Account under the Plan then attributable to his or her post-1986 Voluntary Contributions and the earnings attributable thereto. No withdrawal shall be made under this Section 9.1(b) unless the total amount available for withdrawal under Section 9.1(a) has been previously withdrawn or is to be currently withdrawn.
(c)    Withdrawal of the Earnings Attributable to Pre-1987 Voluntary Contributions. A Participant shall be entitled to withdraw all or part of an amount credited to his or her Account under the Plan attributable to earnings on his or her pre-1987 Voluntary Contributions, subject to the following: No withdrawal shall be made under this Section 9.1(c), unless the total amounts available for withdrawal under Section 9.1(a) and 9.1(b), respectively, have been previously withdrawn or are to be currently withdrawn.
9.2    Withdrawals of Unrestricted Matching Contributions Allocated Under Prior AMEX Plan On or Before June 30, 1994

In accordance with procedures established by the Administration Committee, any person who has been a Participant in the Plan for at least sixty (60) months and who received an allocation of Unrestricted Matching Contributions under the Prior AMEX Plan shall be entitled to withdraw in cash, as of the Valuation Date applicable to the payment processing date, his or her vested interest in the Trust Fund which is attributable to such Unrestricted Matching Contributions allocated on or before June 30, 1994. Such distribution shall not exceed the lesser of: (a) the aggregate dollar amount of his or her vested interest in the Trust Fund which is attributable to such Unrestricted Matching Contributions allocated to his or her Unrestricted Matching Contribution Account on or before June 30, 1994, reduced by any portion thereof previously withdrawn by him or her, or (b) the fair market value of that portion of his or her Account under the Plan then attributable to his or her vested interest in the Trust Fund which is attributable to such matching contributions allocated to his or her Unrestricted Matching Contribution Account on or before June 30, 1994. Conversion of amounts eligible for withdrawal under this Section into a Participant’s Roth Conversion Account shall not affect the eligibility of those amounts for withdrawal under this Section.
9.3    Age 59½ Withdrawals
Upon furnishing the Administration Committee proof of the attainment of age fifty-nine and one-half (59½), a Participant shall be entitled at any time to withdraw, as of the Valuation Date applicable to the payment processing date, all or any part of the vested portion of his or her Accounts, with amounts to be drawn from the Participant’s various contribution Accounts in the hierarchical order as determined by the Administration Committee. Such amount shall be paid in a single distribution consisting of (a) cash, or (b) common shares of the Company or Ameriprise, or (c) any combination of the foregoing in such proportions as the Participant may designate, provided that fractional common shares shall always be paid in cash and that, in the absence of a Participant’s designation, such payment shall be made only in cash.
9.4    Hardship Withdrawals.
A Participant who is an Employee may apply to the Administration Committee on the basis of hardship to withdraw as of the Valuation Date applicable to the payment processing date, in cash, all or a portion of the vested portion of his or her Account, excluding the Accounts available for other withdrawals or distributions under the Plan. The contribution Account(s) from which a hardship withdrawal will be made will be determined based on the hierarchical order as determined by the Administration Committee.
(a)    The Administration Committee shall approve such application only to relieve an immediate and heavy financial need (as defined below) of the Participant (including his or her spouse, domestic partner, or any dependent), not in excess of the amount required to relieve such financial need, and only if, and to the extent, such need cannot be satisfied from other cash or liquid assets reasonably available to him or her. The amount of such an immediate and heavy financial need may include any amounts necessary to pay any federal, state, local or foreign income taxes or other taxes or penalties or interest reasonably anticipated to result from the withdrawal. For purposes of this Section 9.4, “domestic partner” shall mean an individual who has resided with the Participant continuously for at least six months in a sole-partner relationship that is intended to be permanent, is unmarried and not related to Participant by blood, and at least 18 years of age. In making a determination whether to approve any such application, the Administration Committee may require the Participant to submit such proof as to the existence of such financial need as the Administration Committee shall deem necessary or advisable. For purposes of this Section, an “immediate and heavy financial need” is defined as:

(i)     unreimbursed medical expenses of the Participant or the Participant’s immediate family (by blood, marriage or adoption) or by the Participant’s domestic partner;
(ii)     the purchase of a principal residence (excluding mortgage payments) of the Participant;
(iii)    payments needed to prevent the eviction from or the foreclosure on the mortgage of a principal residence of the Participant;
(iv)    the tuition and related educational fees, including room and board, for the next twelve (12) months of post-secondary education of the Participant, spouse, domestic partner, or dependent children;
(v)    funeral expenses of members of a Participant’s immediate family (by blood, marriage or adoption) or of the Participant’s domestic partner;
(vi)    amounts required to purchase or repair the car used as the Participant’s primary means of transportation to and from work;
(vii)    expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (without regard to whether the loss exceeds ten percent (10%) of adjusted gross income and without regard to Section 165(h)(5) of the Code and its requirement that a casualty loss be attributable to a federally declared disaster); and
(viii)    expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Pub. L. 100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in the area designated by FEMA for individual assistance with respect to the disaster.
(b)    A Participant may receive a withdrawal on account of hardship only if the Participant has already taken all other distributions or withdrawals (other than on account of hardship) from this Plan and all other plans maintained by the Company. For this purpose, a Participant who participates in the employee stock ownership plan (the “ESOP”) must elect to receive a dividend distribution on Company stock under the ESOP to the extent currently available and such dividend distribution shall be treated as a distribution under a plan maintained by the Company to the extent such dividend is currently available to the Participant. Hardship withdrawal requests will be approved in accordance with uniform and nondiscriminatory procedures established by the Administration Committee, and the Participant must submit all documentation and representations required by the Administration Committee and the Treasury Regulations.
9.5    Withdrawals from Rollover, Roth Rollover and Traditional After-Tax Rollover Contribution Accounts
In accordance with procedures established by the Administration Committee, a Participant who has a Rollover Contribution Account, Roth Rollover Contribution Account and/or Traditional After-Tax Rollover Contribution Account shall be permitted to withdraw in cash, as of the Valuation Date applicable to the payment processing date, all or part of such Rollover

Contribution Account, Roth Rollover Contribution Account and/or Traditional After-Tax Rollover Contribution Account, as specified by the Participant. Conversion of amounts eligible for withdrawal under this Section into a Participant’s Roth Conversion Account shall not affect the eligibility of those amounts for withdrawal under this Section. Conversely, amounts converted into the Roth Rollover Contribution Account rather than into the Roth Conversion Account are subject to the rules of this Section on the same terms as external Roth Rollover Contributions.
9.6    Timing of Payment
Unless otherwise required by applicable law, any withdrawal under this Article 9 shall be paid to the Participant as soon as practicable following approval of the Participant’s request by the Administration Committee.
9.7    Loans
The Administration Committee has the power to establish, interpret and administer a uniform and nondiscriminatory loan program which the Trustee must observe in making loans, if any, to eligible active Participants and other parties in interest. Such individuals shall be eligible for loans pursuant to such uniform and nondiscriminatory loan program. Such loan program shall be evidenced by a document separate from the Plan and Trust and shall include: (a) the identity of the person or positions authorized to administer the loan program; (b) the procedure for applying for a loan; (c) the criteria for approving or denying a loan; (d) the limitations, if any, on the types and amounts of loans available and the Accounts from which loans may be made; (e) the procedure for determining a reasonable rate of interest; (f) the types of collateral, if any, which may secure the loan; and (g) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default.
9.8    Distributions in Special Circumstances
Participants on military leave can qualify for special withdrawal rights as set forth in Section 16.6. In addition, Participants may from time to time have been entitled to special withdrawal rights in connection with particular emergencies as set forth in Addendum K. Special rules applicable to merged plans may be recorded in an Addendum relating to that merger.
ARTICLE 10
ADMINISTRATION; ALLOCATION OF FIDUCIARY RESPONSIBILITIES
10.1    Named Fiduciaries
The Administration Committee and the Investment Committee are “named fiduciaries” under the Plan. Each Committee shall consist at all times of such individuals as the Vice President, Global Well-being and Benefits (or, if there is no employee holding such title, the person acting in that capacity or holding a successor title, as appropriate) may from time to time appoint, each such individual to serve at the pleasure of the Vice President, Global Well-being and Benefits (or, if there is no employee holding such title, the person acting in that capacity or holding a successor title, as appropriate). Vacancies shall be filled by the Vice President, Global Well-Being and Benefits (or, if there is no employee holding such title, the person acting in that capacity or holding a successor title, as appropriate). A Committee member who ceases to be an Employee will cease to be a Committee member unless otherwise expressly agreed.

The Administration Committee shall discharge the duties and responsibilities and shall have the authority specified in the Plan or Trust Agreement. The Investment Committee shall discharge the duties and responsibilities and shall have the authority specified in the Plan or Trust Agreement. By way of clarification, only the Investment Committee shall have the authority and responsibility to select, oversee and remove Plan investments and investment managers, and the authority and responsibility for Plan administration (excluding the investment functions allocated to the Investment Committee by the foregoing clause) shall be solely that of the Administration Committee. Committee members shall serve without compensation for such service but shall be entitled to be reimbursed for any amounts reasonably and necessarily expended by them in the performance of their duties hereunder.
10.2    Committee Procedures
The Administration Committee and the Investment Committee shall each (a) hold such meetings as it determines to be necessary or appropriate for the proper performance of its duties hereunder; (b) elect from its own number a Chairperson; (c) elect or appoint a Secretary who may, but need not, be a member of the Committee; and (d) keep such records of its meetings and actions taken as it determines to be necessary or appropriate in the circumstances.
The Administration Committee and the Investment Committee shall each act by majority vote of a quorum of its members either at a meeting or in writing (including electronically); provided, however, that each Committee may by a vote so taken constitute a subcommittee consisting of one or more of its members (including a subcommittee of the whole), or may appoint one or more delegates, with such duties, responsibilities and authority and operating under such rules as the Committee may specify; such delegate or subcommittee may further delegate its duties, responsibilities and authority to employees of the Company or an Affiliated Company as appropriate to the scope of such person’s responsibilities (and subject to retention of the obligation to oversee any delegates) and may delegate to a third party with the consent of the Committee. When such subcommittee or delegate(s) are acting within the scope of the duties, responsibilities and powers so specified, references to the applicable Committee herein shall include a reference to such subcommittee or delegate(s). In all events, Committee members shall be disqualified from acting upon any matter affecting only themselves.
By appropriate action the Administration Committee and the Investment Committee may each authorize one or more of its members or its Secretary (or, in the case of the Administration Committee, any Administrative Delegate), or another appropriate person, to execute documents on its behalf, and the Trustee, upon notification of such authorization in writing or in such other form as shall have been agreed between the Trustee and the relevant Committee, shall accept and rely upon such documents until notified in writing (or in such other form as shall have been agreed upon between the Trustee and the relevant Committee) that such authorization has been revoked by the Administration Committee or the Investment Committee, as the case may be.
The Administration Committee and the Investment Committee shall each have the authority to employ or retain such accounting, legal, medical and clerical services as it may determine to be necessary or appropriate for the proper discharge of its functions.
10.3    Duties and Powers of Administration Committee
(a)    In General. Without limiting the scope of such other duties, responsibilities and authority as may elsewhere in the Plan or Trust Agreement be specified as belonging to it, the Administration Committee shall have the power, the duty, and the complete and exclusive discretion to: administer the Plan and to establish such rules and regulations in connection therewith as it determines to be necessary or appropriate in the circumstances; conclusively make all determinations necessary for the administration of the Plan, including without limitation determinations as to eligibility to participate and eligibility for benefits and rules and procedures (including reasonable timing restrictions, to the extent permitted by law) for the payment of benefits; construe, interpret, and supplement the Plan whenever necessary to carry out its intent and purpose and to facilitate the Plan’s administration; decide any claims arising out of or related to a denial of Plan benefits or the administration or operation of the Plan or the investment of Plan assets, including but not limited to claims for benefits, participation rights and breach of fiduciary duty under ERISA Section 502; provide for the bonding of all fiduciaries, Plan officials and other similar persons at least to the extent required by ERISA; and prepare, file with the appropriate governmental agency, furnish or make available to appropriate Participants, alternate payees, and beneficiaries, the various statements, reports, descriptions, registrations and other documents all as required by ERISA, or cause such filings to be prepared and made, and in all cases involving Plan administration, to have the discretion to determine when an electronic document shall be considered equivalent to a written document. In addition, the Administration Committee shall have the power, the duty, and the complete and exclusive discretion to appoint one or more independent fiduciaries or other independent service providers to provide such services and perform such functions in furtherance of the Administration Committee’s duties and responsibilities hereunder as the Administration Committee in its discretion determines. Any such appointed fiduciary or other service provider shall have such powers and authority (otherwise exercisable by the Administration Committee), as the Administration Committee determines.
(b)    Administrative Delegates. Persons (other than subcommittees of the Administration Committee) to whom the Administration Committee delegates duties, responsibilities and authority pursuant to Section 10.2 are referred to herein as “Administrative Delegates.” Each Administrative Delegate shall have the authority to take such administrative actions and make such determinations, in each case within the scope of his or her delegation, as are within the authority of the Administration Committee. Each Administrative Delegate will perform his or her duties within the framework of the policies, interpretations, rules, practices, and procedures made by the Administration Committee. An Administrative Delegate’s functions may include, by way of illustration and not limitation, the following: application of rules determining eligibility for participation or benefits; calculation of participation service and compensation used for determining contributions or benefits; preparation of employee communications material; maintenance of an individual’s service and employment records; preparation of reports required by government agencies; calculation of contributions or benefits; orientation of new Participants and advising Participants of their rights and options under the Plan; collection of contributions and application of contributions as provided in the Plan; preparation of reports concerning benefits for Participants, alternate payees and beneficiaries; processing of claims, distribution requests, and investment elections; and making recommendations to others for decisions with respect to administration of the Plan.
(c)    Claims Procedures. Every person with a claim involving the Plan shall be required to comply with the claims procedure established by the Administration Committee, and must submit all of his claims and all supporting documentation or other information in the manner and by the deadlines established by the Administration Committee’s claims procedure. A claimant is required to exhaust all of his remedies under the claims procedure before filing a lawsuit or requesting arbitration. If a claimant fails to file a claim in a timely fashion, or fails to file an appeal in a timely fashion after the denial of a claim, the claimant’s rights with respect to that claim shall permanently lapse. A claim shall be filed first with the Administrative Delegate, who shall conduct a full and fair review of such claim, and issue a decision regarding such claim.

Any determination or action by the Administrative Delegate may be appealed by the affected Participant, alternate payee, or beneficiary to the Administration Committee for review in accordance with the Plan’s claims procedures and the Labor Regulations under Section 503 of ERISA. The Administration Committee’s decision, and all findings and other determinations made in connection with the review of the claimant’s claim, shall be final and binding upon all parties and cannot be modified upon review unless such decision or action is proven to be arbitrary and capricious. The Administration Committee shall be the Plan’s agent for service of process. No action may be commenced against any Plan party after the earliest to occur of the following dates: the date that is ninety (90) days after the date of the final denial of the appeal, or the date that is one (1) year from the date a cause of action accrued. For purposes of this Section  10.3(c), a cause of action is considered to have accrued when the person bringing the legal action knew, or in the exercise of reasonable diligence should have known, that a Plan party has clearly repudiated the claim or legal position which is the subject of the action, regardless of whether such person has filed a claim in accordance with the provisions of this Section. Without limitation of the foregoing, in the case of claims relating to Plan investments, a cause of action accrues when a claimant knows (or in the exercise of reasonable diligence should know, with reasonable diligence in all events (without limitation) including a responsibility to be familiar with Plan investment communications) the objected-to facts about the investment (such as, depending on the claim, the fact that the investment is available, that the claimant’s Account is invested in the investment, or that the investment applies particular fees or generates a particular rate of return, as well as facts relating to the business or businesses issuing the securities held by the Plan, and so forth).
A statement will be periodically prepared and furnished to each Participant, alternate payee and beneficiary providing details of his or her Accounts. In the absence of written objection received by the Administration Committee within sixty (60) days after such statement is provided, such Accounts will be presumed to have been finally settled.
10.4    Duties and Powers of Investment Committee
Without limiting the scope of such other duties, responsibilities and authority as may elsewhere in the Plan or Trust Agreement be specified as belonging to it, the Investment Committee shall have the power, the duty, and the complete and exclusive discretion to: oversee the Company Stock Fund in accordance with applicable law, select the Discretionary Funds that are from time to time to be offered as investment options under the Plan, and take such measures as it determines to be necessary or advisable to monitor the performance of each such Discretionary Fund; prepare and submit periodic reports summarizing the assets, liabilities and investment performance of the Plan; and maintain such records as it determines to be necessary or advisable to discharge its duties hereunder; and, in its discretion, appoint one or more independent fiduciaries (including, without limitation, investment advisers) or other independent service providers to provide such services and perform such functions in furtherance of the Investment Committee’s duties and responsibilities hereunder as the Investment Committee in its discretion determines, any such appointed fiduciary or other service provider to have such powers and authority (otherwise exercisable by the Investment Committee) as the Investment Committee determines.
In accordance with Section 408(b)(8) of ERISA, it is specifically intended that the Plan be permitted to invest in (and thus to buy and sell interests in) a common or collective trust fund or pooled investment fund, even if the fund is maintained by a party in interest to the Plan, subject to satisfaction of Section 408(b)(8) (if necessary) and any other applicable requirements. The terms of any collective trust in which the Plan invests are considered to be incorporated into the Plan’s Trust Agreement with respect to the invested assets.

10.5    Freedom from Liability
(a)    Members of the Administration Committee or the Investment Committee, and any delegate of either Committee, may rely upon all certificates and reports made by any accountant selected or approved by the Company; and upon all opinions given by legal counsel retained by the Company or either Committee.
(b)    Subject to the fiduciary requirements of ERISA, members of the Administration Committee or the Investment Committee, and any delegate of either Committee, shall be fully protected in respect of any action taken or not taken in good faith and in reliance upon advice and recommendation of any accountant or legal counsel. Furthermore, subject to the right of review granted by Section 10.3(c) hereof in the case of matters subject thereto, all action taken or not taken by the foregoing bodies or individuals shall be conclusive upon all parties having any interest under the Plan or Trust to the maximum extent permitted by law.
(c)    Should circumstances beyond its control render the Administration Committee, the Investment Committee, or the Trustee unable to perform or incapable of performing any action within the time constraints or in the manner set forth herein or pursuant to rules established hereunder, such Committee or the Trustee, as the case may be, shall be free from any liability arising therefrom.
(d)    To the extent permitted by law, the Participating Companies shall indemnify the members of the Administration Committee, the members of the Investment Committee, any person authorized to appoint Committee members, individual Trustees and others to whom fiduciary duties have been delegated who are either employees, officers or directors of any Affiliated Company against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Plan which are not covered by insurance (without recourse) paid for by the Participating Companies, unless they are determined to be due to gross negligence or intentional misconduct.
10.6    Correction of Errors
In the event of a mathematical or accounting error made, or other similar mistake, the Administration Committee shall have power in its discretion to cause such equitable adjustments to be made to correct for such errors as it considers appropriate in the circumstances. In addition, the Administration Committee may correct obvious and unambiguous typographical errors and/or cross references that merely correct a reference, but that do not change the original intended meaning of the provisions.
Further, from time to time, claims or issues may arise that involve the Plan, including, among others, claims and issues raised by Participants, those addressed under any of the Internal Revenue Service’s Employee Plans Compliance Resolution System programs, United States Department of Labor Voluntary Fiduciary Correction Program, or similar programs, or those permitted under the terms of a qualified domestic relations order that complies with Section 414(p) of the Code. The resolution, settlement, or adjudication of these claims or issues may result in an action that is not expressly permitted under some other section of the Plan document (including, without limitation, additional contributions (which may be subject to such allocation, vesting and distribution rules as appropriate to undertake the correction without regard to the Plan’s usual rules as to such matters and which may be paid from forfeitures to the extent permitted by law) or distributions). Such a procedure, agreement, or order will be respected to the extent that, as determined in the sole discretion of the

Administration Committee, it does not result in disqualification of the Plan or violate (or cause the Plan to violate) any applicable statute, government regulation, or ruling.
All adjustments and corrections made pursuant to this Section 10.6 shall be final and binding on all persons.
10.7    Payment of Plan and Trust Expenses
The reasonable expenses of administering the Plan and/or Trust including, but not limited to attorney fees, actuarial fees and expenses incurred by persons or entities to whom fiduciary duties have been delegated, shall be paid from the assets of the Plan unless paid by a Participating Company.
10.8    Arbitration
Notwithstanding anything herein to the contrary, and except in connection with Disability claims with respect to which ERISA does not permit arbitration to be compelled and as to which the claimant does not consent to arbitration, the Administration Committee or a claimant will, upon completion of the administrative claims process set forth in the Plan, as well as with respect to any claim which a claimant attempts to bring outside that process (it being understood that (subject to applicable law) the Plan will have the right to require dismissal of such a claim on the grounds that the claimant did not exhaust his or her administrative remedies), have the right to compel binding arbitration with respect to any claim involving the Plan. If any such party chooses to compel arbitration, the process and procedure shall be governed by the terms and conditions of the American Express Company Employment Arbitration Policy and Employment Arbitration Acknowledgment Form (“Policy”), to the extent such Policy is consistent with the terms of the Plan. This includes, but is not limited to, the Policy’s prohibition against claims being arbitrated on a class action basis or on bases involving claims brought in a representative capacity on behalf of any other similarly situated party, and therefore all Plan Participants, beneficiaries and persons claiming to be a Participant or beneficiary, as well as any other person with a claim involving the Plan, waive the right to act on a representative basis with respect to the Plan or any other person or class of persons in an arbitration proceeding hereunder or to be part of any class action; provided, however, that this Section is not intended to, and does not, waive or invalidate any statutory rights or remedies that cannot be waived or invalidated hereby, and in the event that a remedy cannot be granted in arbitration pursuant to the terms of this clause, such a remedy may, if required by law to be available in the claimant’s situation without the possibility of waiver, be sought in court. In addition, if any party chooses to compel arbitration, the arbitrator will be bound by the substantive terms of the Plan and ERISA (including, but not limited to, the standard of review required by ERISA, which requires the arbitrator to defer to the Administration Committee (or its delegate) and its factual findings and interpretations unless such findings and interpretations are arbitrary and capricious). Enforcement of an arbitrator’s award may be sought in federal court in accordance with the Federal Arbitration Act.
10.9    Burden of Proof
Notwithstanding anything herein to the contrary, to the extent a person asserts entitlement to benefits based upon facts not contained in the Plan’s records, such individual shall be required to provide satisfactory affirmative evidence of such facts. For avoidance of doubt, if an individual claims entitlement to benefits based upon Total Pay or Years of Service that are not reflected in the Plan’s records, such individual must provide satisfactory affirmative evidence of such Total Pay or Years of Service. The Administration Committee (or its Administrative

Delegate) shall have the sole and exclusive discretion to determine whether the above-referenced affirmative evidence is satisfactory.
ARTICLE 11
DESIGNATION OF BENEFICIARY
11.1    Beneficiary Designations by Participants
Any Participant may designate a beneficiary or beneficiaries to receive any amount payable from the Trust Fund as a result of his or her death. A Participant may from time to time change such designation of beneficiary or beneficiaries. Notwithstanding the foregoing, the beneficiary of a Participant who is married shall be such person’s spouse, unless spousal consent has been obtained as described below. The consent of the Participant’s spouse, in such manner as required by the Administration Committee and consistent with the requirements of the Code, if and to the extent applicable, shall be required to create a valid designation where (a) the Participant marries subsequent to the designation (in which case the designation in effect prior to the marriage shall become void, and the Participant’s spouse shall be the Participant’s beneficiary until the Participant files a new designation with the requisite spousal consent), or (b) a married Participant designates a primary beneficiary other than his or her spouse. Notwithstanding the requirement for spousal consent, if the Participant establishes to the satisfaction of a Plan representative designated by the Administration Committee that the consent of the Participant’s spouse cannot be obtained or is not required because there is no spouse, such spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by Regulation prescribe, spousal consent shall not be required.
If a Participant designates more than one beneficiary to receive any amount payable from the Trust Fund as a result of the Participant’s death and at least one, but fewer than all, of the Participant’s designated beneficiaries pre-deceases the Participant, any amount payable from the Plan as a result of the Participant’s death shall be paid to the Participant’s surviving designated beneficiary or beneficiaries in proportion to their original shares of the Participant’s Account, unless other provisions have been made for such contingency in the designation. Notwithstanding the foregoing, nothing herein shall prohibit a Participant from changing his or her designation of beneficiary prior to the Participant’s death, subject to the requirement of spousal consent and the rules prescribed in this Section 11.1 and Section 11.2. If all of the Participant’s beneficiaries pre-decease the Participant and the Participant fails to file an effective updated designation of beneficiary with the Administration Committee prior to his or her death, the determination of the identity of the Participant’s proper beneficiary shall be made in accordance with Section 11.3.
11.2    Form and Method of Designation
To be effective, any designation or revocation of a prior designation of beneficiary shall be made in such manner as the Administration Committee shall prescribe and shall be filed with the Administration Committee prior to the Participant’s death. Except as provided by law, the Administration Committee, the Participating Companies and all other parties involved in making payment to a beneficiary may rely on the latest effective beneficiary designation that is on file with the Administration Committee. If an effective beneficiary designation is not on file with the Administration Committee, payment may be made pursuant to Section 11.3. The Administration Committee has the sole and exclusive authority to determine all matters related to beneficiary designations. The Administration Committee, the Participating Companies and all other parties involved in making payment to a beneficiary shall be fully protected in relying on the latest effective beneficiary designation (as determined by the

Administration Committee), and shall have no liability whatsoever to any person making a claim for such payment under a subsequently filed designation of beneficiary. Notwithstanding the above, any designated beneficiary form with respect to a plan, the assets of which have been merged or will be merged into the Plan from a Predecessor Company’s plan or an Affiliated Company’s plan, shall not be an effective beneficiary designation for purposes of this Plan.
Effective for Participants who die on or after January 1, 2013, if a Participant has designated his or her spouse as his or her beneficiary, that designation shall automatically become null and void in the event of the Participant’s divorce, without prejudice, however, to any rights the former spouse may be granted pursuant to a qualified domestic relations order. In the event that a beneficiary designation is voided hereunder, the benefit shall be paid as if the former spouse had pre-deceased the Participant. A Participant who wishes the former spouse to be his or her beneficiary may file a new beneficiary designation form naming the former spouse after the date of divorce. These rules will also apply in the event a beneficiary is permitted to designate a beneficiary and becomes divorced from the person named as beneficiary. Notwithstanding the foregoing, neither the Plan nor any other person will be liable for payment made to a named beneficiary prior to the date that the Plan is notified that such person is a divorced spouse.
11.3    No Effective Designation
If an effective designation of beneficiary for a deceased Participant is not on file with the Administration Committee, the determination of the identity of the proper beneficiary shall be made by the Administration Committee. In such case, the beneficiary shall be the person or persons surviving the Participant in the following order: (a) his or her spouse, and (b) his or her estate.
11.4    Successor Beneficiaries
A beneficiary who is entitled to any benefits hereunder may name a successor beneficiary to receive any unpaid benefits on the death of the first beneficiary unless the deceased Participant has filed with the Administration Committee a directive precluding such designation. Such directive shall be subject to the consent of such Participant’s spouse in accordance with the rules prescribed in Sections 11.1 and 11.2. Designations by beneficiaries or successor beneficiaries shall be made according to the same rules as are applicable to designations by Participants, except that spousal consent shall not be required. In the event of the death of a beneficiary who has so designated a successor beneficiary, the successor beneficiary shall be entitled to the balance of any payments remaining due. In the absence of a valid successor beneficiary who survives the death of a beneficiary, the balance of any payments remaining due will be payable to the estate of the deceased beneficiary.
If a deceased Participant is survived by more than one primary beneficiary, or if a Participant was pre-deceased by all primary beneficiaries and is survived by more than one contingent beneficiary, the rights of the relevant beneficiaries shall attach to the designated percentage of the Participant’s Account at the time of the Participant’s death, and the assets shall be segregated into separate beneficiary Accounts as soon as reasonably feasible (with the amount to be segregated to be calculated based on the value of the Account as of the segregation date, and the segregated Account thereafter adjusted separately in accordance with Article 6). Each beneficiary may designate a beneficiary for his or her segregated beneficiary Account.
In the event that the beneficiary dies prior to payment of his or her segregated Account (regardless of whether the beneficiary dies before or after the segregation process is complete), his or her successor beneficiary or beneficiaries (or, if none, his or her estate) shall be entitled to the segregated Account when the segregated Account is established, in accordance with the procedures for segregating and distributing the Account of a deceased Participant, subject to Section 8.7’s provisions regarding required minimum distributions upon the death of a beneficiary.

ARTICLE 12
TRUST
12.1    Assets Held in Trust
All contributions to the Trust Fund established in connection with this Plan, and all income or other property derived therefrom, shall be held and administered by the Trustee, in trust, in accordance with the provisions of the Trust Agreement.
12.2    Trustee
The selection and appointment of the Trustee or Trustees shall be made by action of the Administration Committee. By similar action, the Administration Committee shall have the right at any time to remove a Trustee and appoint a successor thereto, subject to the terms of the Trust Agreement. The Trustee shall have the duties and authority specified in the Trust Agreement. Reasonable compensation and reimbursements shall be payable to the Trustee from the Trust Fund unless separately paid by the Participating Companies.
12.3    Trust Agreement
The Administration Committee and the Trustee shall negotiate the terms of a Trust Agreement under which any portion of the Trust Fund is to be held, subject to the requirement that such Agreement be consistent with the terms of the Plan.
12.4    Non-Reversion of Trust Fund
The assets of the Trust Fund shall be for the exclusive purpose of providing benefits to Participants, alternate payees and beneficiaries and defraying reasonable expenses of administering the Plan. No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants, alternate payees or beneficiaries. Notwithstanding the foregoing:
(a)    If any contribution or portion thereof is made through a mistake of fact, the Trustee shall, upon proper directions from the Administration Committee, return such contribution to a Participating Company within one (1) year after the payment of the contribution to the Trustee.
(b)    Contributions are conditioned upon the initial qualification of the Plan as to each Participating Company under Section 401(a) of the Code. If the Plan does not qualify as to a Participating Company, the Trustee shall, upon proper directions from the Administration Committee, return such contribution to such Participating Company within one year after the date of denial of qualification of the Plan.

(c)    Contributions are conditioned upon the deductibility of the contribution under Section 404 of the Code, and, to the extent the deduction is not allowed, the Trustee shall, upon proper directions from the Administration Committee, return such contribution (to the extent disallowed) to a Participating Company within one (1) year after the disallowance of the deduction or, if such disallowance is appealed to the courts, within one year after the date a court decision upholding such disallowance becomes final.
The return of a contribution (or a portion of a contribution) to a Participating Company satisfies the requirements of this paragraph if the amount so returned (a) does not exceed the excess of the contribution over the amount which could have been contributed had there been no mistake of fact or error in determining the deduction; (b) does not include the net earnings attributable to the excess contributions; and (c) is reduced by any net losses attributable to the excess contribution. In the case of any such return of contribution, the Administration Committee shall cause such adjustment to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.
ARTICLE 13
AMENDMENT AND TERMINATION
13.1    Amendment of Plan
(a)    The Company, acting by way of its applicable governance process, reserves the right at any time or times to amend the Plan and Trust Fund to any extent and in any manner that it may deem advisable. Each such action shall constitute an act of the Company as settlor acting in such capacity, not an assumption or exercise of fiduciary responsibility. Notwithstanding the foregoing, to the extent determined by a named fiduciary, reasonable expenses involved in any amendment that is necessary or appropriate in the circumstances to preserve the tax qualification of the Plan or otherwise to cause the Plan to maintain compliance with applicable law, as well as expenses associated with implementing any amendment, may be paid from the Trust Fund unless separately paid by a Participating Company.
(b)    No amendment shall reduce the vested interest of a Participant, alternate payee or beneficiary without that person’s consent, except to the extent necessary or advisable, in the judgment of the Company, acting by way of its applicable governance process, to comply with any requirement of statutory or general law or to enable the Plan to qualify or remain qualified as an employees’ plan exempt from taxation under federal laws or to enable the contributions under the Plan to be deductible under the provisions of any applicable law or regulation in computing income subject to any tax based on or measured by income by Participating Companies that are not tax exempt entities.
(c)    No amendment shall have the effect of changing the computation of a Participant’s vested interest in his or her Account unless each Participant having three (3) or more Years of Service for vesting elects, after being notified by the Administration Committee, to have his or her vested interest computed under the Plan as amended. The election must be made within a time period beginning no later than the date the amendment is adopted and ending no earlier than the latest of the following dates: (i) sixty (60) days after the amendment is adopted; (ii) sixty (60) days after the amendment is effective; or (iii) sixty (60) days after the Participant is given notice of the amendment by the Administration Committee. A Participant who fails to make an election within the period provided, or whose vested interest would at all points be at least as large under the amended vesting schedule as before the amendment, shall be deemed to have assented to the amendment. Furthermore, to the extent required by law, a

Participant’s vested interest in his pre-amendment benefits shall never be less than it would have been in the absence of the amendment, regardless of his Years of Service.
(d)    No amendment shall, with respect to benefits attributable to service before the amendment, eliminate an optional form of benefit or eliminate or reduce an early retirement benefit (as defined in Treasury Regulations). Notwithstanding the provisions of this Subsection, an optional form of distribution or early retirement benefit may be eliminated or reduced pursuant to Treasury Regulations.
(e)    Subsequent to amendment of the Plan, the Company shall cause to be delivered to the Trustee a copy of such amendment. Upon amendment of the Plan, all persons claiming any interest under the Plan and Trust Fund shall be bound thereby; provided, however, that no amendment shall have the effect of changing the rights, duties, and liabilities of the Trustee without its written consent. In addition, no amendment shall have the effect of vesting in any Participating Company any interest in any property held subject to the terms of the Trust Fund, or cause or permit any property held subject to the Trust Fund to be diverted to purposes other than the exclusive benefit of Participants, alternate payees and beneficiaries.
(f)    Amendments required to be made for the purpose of qualifying the Plan and Trust Fund under the Code, or for the purpose of conforming the Plan and Trust Fund to ERISA and other applicable federal and state laws may be retroactive. Any amendment which does not reduce the vested interest of any Participant in his or her Account and which is adopted within the time for filing the Company’s federal income tax return for the tax year corresponding to a Plan Year may, at the election of the Company, be deemed to have been made as of any date within such Plan Year.
(g)    Any amendment adopted under the provisions of this Section shall be deemed a part of the Plan as if incorporated into the Plan, and the Plan shall be deemed amended accordingly.
13.2    Termination
The Company has established the Plan with the intention and expectation that it will be maintained indefinitely, but the Participating Companies are not and shall not be under any obligation or liability whatsoever to continue contributions or to maintain the Plan for any given length of time. The Company, acting by way of its applicable governance process, shall have the right to terminate the Plan at any time.
Upon termination of the Plan and Trust for any reason, and after payment of all expenses and the proportional adjustment of accounts to reflect such expenses, each Participant, alternate payee and beneficiary shall be entitled to receive any amounts then credited to his or her Accounts in the Trust Fund. The Trustee shall make payments of such amounts in a lump sum, in cash or in kind, as the Administration Committee shall direct, and such distributions shall be made to each Participant, alternate payee and beneficiary as soon as administratively feasible following approval of the termination of the Plan and Trust by the appropriate government agencies.
Should the Plan at any time be an “abandoned plan” within the meaning of Section 2578.1 of the Labor Regulations, a “qualified termination administrator” shall have the power and authority of the Administration Committee and the Company solely to the extent necessary to wind up the Plan’s affairs and arrange for the distribution of its assets to Participants and beneficiaries in accordance with the Plan’s terms. Such a qualified termination administrator shall be protected from liability for actions taken in accordance with the Labor Regulations.
13.3    Partial Termination
Upon partial termination of the Plan, each affected Participant shall have a one hundred percent (100%) vested interest in his or her Accounts.
ARTICLE 14
ADOPTION BY EMPLOYING COMPANIES, SUCCESSOR
COMPANIES AND PLAN MERGERS
14.1    Adoption and Administration
An Affiliated Company may adopt this Plan by being approved as a Participating Company by the Company or its authorized delegate. The Company’s approval of a new Participating Company may identify an effective date for such adoption, and in the absence of a specified date, shall be effective as soon as administratively practicable after the approval. Each Participating Company is subject to the authority of American Express Company or its authorized delegate in the case of settlor functions, or in the case of fiduciary functions the appropriate fiduciary identified by the Plan or its authorized delegate, and shall not have the authority to exercise such functions itself while it is a Participating Company in the Plan.
14.2    Discontinuance
If a Participating Company that has previously adopted the Plan and Trust adopts an amendment to the Plan or Trust which is inconsistent with the Plan and Trust as adopted by the Company, the Plan and Trust as then in effect, including any such inconsistent amendment which such former Participating Company adopted, shall continue in full force and effect as a separate savings plan for such former Participating Company and its eligible employees. All powers and duties with respect to such separate plan and trust, which under the terms and provisions of this Plan and Trust are vested in and exercisable by the Company, shall from and after the date of such separation be vested in and exercisable by such former Participating Company. Notwithstanding the foregoing, nothing in this Section 14.2 shall be construed as relieving any former Participating Company for any obligations it may have with respect to payment of its allocable share of contributions or administrative expenses related to this Plan.
If the Plan is to continue as a separate plan for any such former Participating Company, there shall be set apart in a separate trust, such assets and securities as are appropriate for the benefit of the eligible employees of such former Participating Company. Such separation shall be effected by the Trustee, and shall be in such amount as the Trustee shall, in its sole discretion, determine to be fair, just and equitable.
If a Participating Company ceases to be an Affiliated Company as defined in Section 2.6, such Participating Company will no longer be a Participating Company. A Participating Company that remains an Affiliated Company may withdraw from the Plan at any time by adopting a resolution of its Board of Directors stating the date of its withdrawal and serving such resolution on the Company. If the withdrawing Participating Company elects to continue a separate, but substantially similar, qualified plan, the assets and liabilities attributable to Employees of the Participating Company may be transferred to such plan, with the consent of the Company.

In the event of a cessation of participation, whether due to departure from the controlled group or otherwise, the Administration Committee may establish such rules and procedures as it determines to be necessary and appropriate to facilitate a smooth cessation, including but not limited to procedures for determining the extent to which amounts paid proximate to the cessation of participation are allocable to periods prior to cessation of participation or, conversely, excluded from the Plan.
14.3    Successor Companies
Any corporation which succeeds to the business and assets of the Company, or any part of its operations, may by appropriate resolution adopt the Plan and shall thereupon succeed to such rights and assume such obligations hereunder as the Company and said successor corporation shall have agreed upon in writing. Any corporation which succeeds to the business of any Participating Company other than the Company, or any part of the operations of such Participating Company, may (so long as it is an Affiliated Company) adopt the Plan by being approved as a Participating Company by the Company or its authorized delegate.
14.4    Merger, Consolidation or Transfer of Plan Assets
The Company, acting by way of its applicable governance process, and acting in its capacity as settlor and not as a fiduciary, shall have the right to cause the Plan to be merged or consolidated with another Plan; provided, however, that the Plan shall not be merged or consolidated with any other plan, and no assets or liabilities of the Plan shall be transferred to any other plan, unless each Participant in the Plan would (if the Plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit each Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). The terms and conditions of any such transaction must satisfy all applicable legal requirements.
ARTICLE 15
TOP HEAVY PLAN PROVISIONS
15.1    Top Heavy Plan Definitions
(a)    “Key Employee” means any Employee or former Employee (including any deceased employee or beneficiary) who at any time during the Plan Year that includes the Determination Date was an officer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code), a five percent (5%) owner, or a one percent (1%) owner having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable Treasury Regulations and other guidance of general applicability issued thereunder6
(b)    “Non-Key Employee” shall mean any Employee or former Employee (including any deceased Employee or beneficiary of such Employee or former Employee) who is not a “Key Employee” on the Determination Date.
(c)    “Top Heavy Plan”. This Plan is a Top Heavy Plan if it is part of a Required Aggregation Group of Plans and the Top Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%); provided that, if this Plan is both (i) part of a Required Aggregation Group of Plans for which the Top Heavy Ratio exceeds sixty percent (60%), and (ii)

part of a Permissive Aggregation Group of Plans, but the Top Heavy Ratio for the Permissive Aggregation Group does not exceed sixty percent (60%), the Plan shall not be considered a Top Heavy Plan.
(d)    “Top Heavy Ratio” means a fraction, the numerator of which is the sum of the account balances under all defined contribution plans in the applicable Aggregation Group for all Key Employees, and the present value of accrued benefits under all defined benefit plans in the applicable Aggregation Group for all Key Employees, and the denominator of which is the sum of the account balances under all such defined contribution plans in the applicable Aggregation Group for all participants and the present value of accrued benefits under all such defined benefit plans in the applicable Aggregation Group for all participants. The Top Heavy Ratio shall be calculated on the Determination Date.
(e)    “Determination Date” means the last day of the preceding Plan Year. The Determination Date shall be also be the date on which account balances and accrued benefits are valued for purposes of calculating the Top Heavy Ratio.
(f)    “Required Aggregation Group” means: (i) each qualified plan of the employer in which at least one (1) Key Employee participates, and (ii) any other qualified plan of the employer which enables a Plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.
(g)    “Permissive Aggregation Group” means the Required Aggregation Group of Plans plus any other plan or plans of the employer which when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.
15.2    Top Heavy Rules and Restrictions
(a)    Notwithstanding any other provision of this Plan, for any Plan Year in which this Plan is a Top Heavy Plan, the following provisions shall automatically take effect:
(i)    Minimum Benefit Rules. This Section shall apply for purposes of determining whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code. Each Non-Key Employee who participates only in this Plan for the Plan Year and who is employed by a Participating Company on the last day of the Plan Year shall be entitled to a contribution equal to three percent (3%) of his or her compensation (within the meaning of Code Section 415). No Hour of Service requirement is applicable to the minimum three percent (3%) allocation. Each Non-Key Employee, who in addition to this Plan participates in a defined benefit plan which is part of the applicable Aggregation Group described above, shall be entitled to the accrual of a minimum non-integrated benefit (expressed as a life annuity, with no ancillary benefits, commencing at age sixty-five (65)) under such plan equal to his or her average compensation for the five (5) consecutive years in which he or she earned the highest aggregate compensation from the employer multiplied by the lesser of two percent (2%) per Year of Service with the employer, or twenty percent (20%); provided, however, (a) when a Non-Key Employee’s accrued benefit reaches twenty percent (20%) of such average compensation, whether before or after the Plan becomes Top Heavy, no additional minimum accruals will be made under this Section 15.2(a)(i), and provided further that to the extent the defined benefit plan in question has been frozen but an accrual would be required under the Top Heavy rules, this Section shall instead be deemed to provide for a minimum contribution under this Plan (which minimum contribution shall be increased to five percent (5%) if required pursuant to Section 416) in lieu of an accrual under the defined benefit plan.
(a)    Any minimum contribution to be accrued for any Plan Year under this Section 15.2(a)(i) shall be offset, as permitted by regulation, by the value of contributions provided under any defined contribution plan other than this Plan which is part of the applicable Aggregation Group described above.
(b)    Employer matching contributions shall be taken into account for purposes satisfying the minimum contribution requirements of Section 416(c)(2) of the Code, and the Plan. The preceding sentence shall apply with respect to Company Matching Contributions and Qualified Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company Matching Contributions and Qualified Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Company Matching Contributions and Qualified Matching Contributions for purposes of the Actual Contribution Percentage test and other requirements of Section 401(m) of the Code.
(ii)    Minimum Vesting Schedule. The Top Heavy Vesting Schedule set forth in Section 7.5 shall apply for any year in which the Plan is a Top Heavy Plan.
(b)    No change in the status of this Plan as a Top Heavy Plan shall be allowed to have the effect of reducing the Account of any Participant.
15.3    Determination of Present Values and Amounts
This Section shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Eligible Employees as of the Determination Date.
(a)    The present values of accrued benefits and the amounts of account balances of an Eligible Employee as of the Determination Date shall be increased by the distributions made with respect to the Eligible Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one (1) year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five (5) year period” for “one (1) year period.”
(b)    The accrued benefits and accounts of any individual (i) who has not performed services during the one (1) year period ending on the Determination Date or (ii) was a Key Employee in a prior Plan Year but is no longer a Key Employee, shall not be taken into account.

ARTICLE 16
MISCELLANEOUS
16.1    Trust Sole Source of Benefits
The Trust established in connection with this Plan shall constitute the sole source of all benefits provided by the Plan. No Participating Company guarantees the payment of benefits arising under the Plan. No person shall have any right to, or interest in, any assets of the Trust Fund upon termination of employment or otherwise, except as provided by the Plan, and then only to the extent of the benefits payable under the Plan from the assets of the Fund.
16.2    Non-Alienation
Except as provided in a court order which is determined by the Administration Committee or by a court of competent jurisdiction to be a qualified domestic relations order (within the meaning of Section 206(d) of ERISA) or in accordance with a federal tax lien or levy or permitted garnishment under the Federal Debt Collection Procedures Act or the Mandatory Victims Restitution Act or other federal law applicable to the Plan, the rights of Participants, alternate payees and beneficiaries under the Plan shall not be subject to assignment, attachment, garnishment, or alienation in any form. Benefits shall be paid under the preceding sentence only upon the satisfaction and completion of certain reasonable rules and procedures as established by the Administration Committee.
Notwithstanding the foregoing, the Plan will honor a “qualified disclaimer” with respect to all or part of a beneficiary’s interest in the Plan. Any such disclaimer must be determined by the Administration Committee (in its discretion) to have been prepared and executed in accordance with the standards established by the Internal Revenue Service, and must be submitted to the Administration Committee prior to the payment of the affected benefits and in keeping with such procedures and deadlines as the Administration Committee may establish. The Plan will pay benefits disclaimed pursuant to a qualified disclaimer in the manner such benefits would have been paid if the person making the disclaimer had died prior to the death of the Participant. Except as expressly provided under the Plan with respect to a spouse’s right to consent during the Participant’s lifetime to waive the spousal death benefit and subject to the Plan’s provisions regarding the invalidation of a spousal beneficiary designation in the event of a divorce, the Plan will not accept any other method of waiving or disclaiming an interest in the Plan. By way of illustration and not by way of limitation, the Plan will not honor a purported waiver under the terms of a pre-nuptial agreement or will.
16.3    Plan Not Employment Contract
The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between a Participating Company and any employee. Nothing in the Plan shall be deemed to give any employee the right to be retained in the employ of a Participating Company or to interfere with the right of a Participating Company to discharge any employee at any time, nor shall it be deemed to give a Participating Company the right to require any employee to remain in its employ, nor shall it interfere with the employee’s right to terminate employment at any time.
16.4    Payment of Taxes
The Trustee may pay any estate, inheritance, income or other tax, charges or assessment attributable to any benefit payable hereunder which in the Trustee’s opinion it shall be or may be required to pay out of such benefit. The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee deems necessary for its protection.
16.5    Conditions Precedent
Except as provided by law, no person shall be entitled to a benefit under this Plan until his or her right thereto has been finally determined by the Administration Committee nor until he or she has submitted to the Administration Committee relevant data reasonably requested by the Administration Committee, including, but not limited to, proof of birth, marriage or death.
16.6    Military Leave
Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code and the Heroes Earnings Assistance and Relief Tax Act of 2008. Without limitation of the foregoing, each Participating Company will comply with the Labor Regulations at 20 C.F.R. 1002, so that:
(a)    A period of qualifying military service (including any permissible period between military discharge and qualifying reemployment) will not constitute a break in service, and the re-employed Employee will receive credit for Hours of Service as if he had been actively employed by the Participating Company during the period of qualifying military service.
(b)    Contributions for a period of qualifying military service (including any permissible period between military discharge and qualifying reemployment) followed by qualifying reemployment will be allocated as follows to Employees who would have been eligible to receive such contributions if not for the period of military leave:
(i)    The Participating Company is not required to make its contributions attributable to the period of military leave until the later of 90 days after the Employee is reemployed under qualifying circumstances or the normal due date for payment of Plan contributions for the Plan Year in question (or as soon as reasonably practicable after the applicable deadline, if it is impossible or unreasonable for the Participating Company to make its contributions by the deadline).
(a)    No interest is required or permitted with respect to these contributions.
(b)    The Participating Company is only required to make Company Matching Contributions or Qualified Matching Contributions to the extent the Employee makes up the requisite amount of Elective Contributions, Roth Contributions and Catch-up Contributions to the Plan, at which point Company Matching Contributions or Qualified Matching Contributions must be made in accordance with the Plan’s usual rules.
(c)    Nothing herein prevents the Participating Company, in its sole discretion, from adopting a uniformly-applicable, non-discriminatory military leave policy which provides for Plan contributions for Employees who would otherwise have been eligible during some or all of a military leave of absence, in accordance with the Heroes Earnings Assistance and Relief Tax Act of 2008, and any contributions due upon return from leave will be reduced accordingly.
(ii)    An Employee may (but need not) pay to the Plan any Elective Contributions, Roth Contributions, Catch-up Contributions and Voluntary Contributions that he would have been eligible to make had it not been for his absence on military leave. The Committee shall establish reasonable procedures permitting the Employee to make such contributions and provide for a reasonable, non-discriminatory method of identifying the Plan Year(s) to which they relate.
(a)    Such contributions must be made within a period that begins with the date of reemployment and continues for three times the length of the Employee’s immediate past period of military service (but will not exceed five years). The Employee may not make up any contributions after the date on which he ceases to be employed by the Participating Company.
(b)    No interest is permitted or required with respect to such make-up contributions, and the Employee’s make-up contributions cannot exceed the amount that he or she could have made if not for the period of military leave.
(c)    Nothing herein prevents the Employee from continuing to contribute to the Plan during the period of military leave if the Employee continues to receive Total Pay from the Participating Company, and the Participating Company shall comply with the Heroes Earnings Assistance and Relief Tax Act of 2008. The amount of make-up contributions that an Employee will be permitted to make upon return from leave will be reduced by the amount of contributions actually made during the leave.
(iii)    Total Pay for purposes of make-up contributions shall be based on the rate of Total Pay that the Employee would have received during the period of military leave if not for his absence on military leave. If the rate of Total Pay that the Employee would have received is not reasonably certain, Total Pay will be the average rate of Total Pay during the 12-month period (or the period of actual employment, if shorter) prior to the commencement of military leave.
(iv)    Make-up contributions shall be subject to the legal contribution limits applicable to the year(s) to which the contributions relate.
(v)    Make-up contributions shall be disregarded for purposes of non-discrimination testing in accordance with Section 414(u)(1) of the Code.
(c)    An Employee who returns from qualifying military service will not receive, based on the make-up contributions made following return to employment, an allocation of forfeitures, earnings, losses or expenses from the period of the leave (and any subsequent period prior to payment of the make-up contributions). However, the Employee’s Accounts (including any contributions made during the leave) will continue to share in earnings, losses, expenses, and forfeitures in accordance with the terms of the Plan.
(d)    A Participant shall be afforded the following special privileges with respect to his Accounts while on military leave:

(i)    An Employee on military leave will be considered to have severed from employment for purposes of this Plan in accordance with the Heroes Earnings Assistance and Relief Tax Act of 2008 following 30 days of active duty, and shall be permitted to elect a distribution of all or any portion of his Elective Contribution Account (including any Catch-up Contributions), Roth Contribution Account (including any Catch-up Contributions), Qualified Matching Contribution Account, Qualified Nonelective Contribution Account and/or Company Stock Contribution Account, and any portion of his Roth Conversion Account attributable to such sources, in the order established by the Administration Committee. If an Employee takes a distribution, his Elective Contributions, Roth Contributions, Catch-up Contributions and Voluntary Contributions will be suspended for six months from the date of the distribution as required by the Heroes Earnings Assistance and Relief Tax Act of 2008, but this paragraph shall not otherwise affect any right the Employee may have under this Section 16.6 and the Participating Company’s military leave policy to make contributions to the Plan or receive contributions hereunder.
(ii)    An Employee on military leave will not be considered to have terminated employment for purposes of being required to repay his Plan loan, and has the option to suspend payments during the period of leave.
(iii)    Effective for distributions on or after January 1, 2010, a Participant who is currently employed and by reason of being a reservist or member of the National Guard is called to active duty for a period in excess of 179 days may elect to receive a qualified reservist distribution of all or any portion of his Elective Contribution Account, Roth Contribution Account and/or Catch-up Contribution Account, and any portion of his Roth Conversion Account attributable to such sources, in the order established by the Administration Committee, while on active duty. Such a distribution shall be made as soon as practicable after the Participant files his or her election.
(e)    Effective January 1, 2007, the beneficiary of a Participant who dies while on military leave will be entitled to have the Participant’s vested percentage of the death benefit payable under Article 8 calculated as if the Participant had resumed employment immediately prior to death. Nothing herein entitles the Participant or his beneficiary to the benefit of contributions which would have been made if not for the Participant’s absence on military leave.
(f)    Nothing in this Section is intended to grant any person any rights not required by the Uniformed Services Employment & Reemployment Rights Act, Heroes Earnings Assistance and Relief Tax Act of 2008 and the regulations issued thereunder or expressly provided for in the Plan or by the Participating Company’s written military leave policy for persons on military leave, and this Section shall be construed accordingly.

ARTICLE 17
PROVISIONS RELATING TO EMPLOYEE STOCK OWNERSHIP PLAN
17.1    Creation of Eligible Employee Stock Ownership Plan
The assets of the Plan that are held in the Company Stock Fund are hereby designated as a stock bonus plan comprising an employee stock ownership plan meeting the requirements of Section 4975(e) of the Code (the “ESOP”), regardless of whether the Company Stock Fund is offered as a core investment option or via the Plan’s brokerage window.
Except as provided in this Article 17, or except to the extent the context may clearly indicate otherwise, the provisions of the Plan shall apply to the ESOP, and such provisions are hereby incorporated by this reference.
17.2    Accounts
The Accounts described in Section 2.1 of the Plan shall be established under the ESOP, with such Accounts under the ESOP consisting of the portion of the Accounts as may be invested in the Company Stock Fund from time to time.
17.3    Actual Contribution Percentage (ACP) and Actual Deferral Percentage (ADP)
The ESOP can be aggregated with the non-ESOP component of the Plan for purposes of ADP and ACP testing in accordance with Section 1.401(k)-1(b)(v) of the Treasury Regulations.
17.4    Plan Year
The Plan Year for the ESOP shall be the same as the Plan Year for the Plan.
17.5    Participation in ESOP
An individual shall be eligible to participate in the ESOP at the time, and under the same conditions, as provided in Article 3 of the Plan, and will be, and will continue to be, a Participant in the ESOP to the extent provided by Article 3 and subject to the limits provided in Article 5 and Article 6 so long as an Account is maintained for the individual and any portion of such Account is invested in the Company Stock Fund.
17.6    Certain Contributions Considered to be Contributions to the ESOP
Elective Contributions, Roth Contributions, Catch-up Contributions, Company Matching Contributions, Qualified Matching Contributions, and Voluntary Contributions, described in Sections 4.1, 4.2, and 4.3 of the Plan, respectively, shall be considered to be contributions to the ESOP to the extent directed for investment in the Company Stock Fund according to the investment direction in effect at the time such contributions are made. The ESOP and the Plan shall be aggregated for purposes of the limitations described in the Plan that apply to all such contributions thereunder. Rollover Contributions directed to be invested in the Company Stock Fund at the time of contribution shall be considered to have been contributed as Rollover Contributions to the ESOP.

17.7    Company Nonelective Contributions
Any portion of a Company nonelective contribution that the Participant directs at the time of contribution to be invested in the Company Stock Fund shall be invested accordingly except to the extent such contribution would fail to satisfy the applicable nondiscrimination requirements of the Code. To the extent such contribution is not invested in the Company Stock Fund by application of the previous sentence, such contribution shall be treated as a contribution for which a Participant has failed to specify an investment under Section 6.3.
17.8    Limitations on Contributions
The provisions of Section 5.1(g) and 5.3 of the Plan shall be applied to the Plan and the ESOP separately or in the aggregate based on whether, under the applicable provisions of the Code, the limitation referred to is one applied separately to a tax qualified plan or to one (1) or more such plans in the aggregate (taking into account any permissive aggregation rules that the Administration Committee opts to utilize). The provisions of Section 5.4 of the Plan shall apply to the Plan and the ESOP in the aggregate.
17.9    Investments and Accounting
The provisions of Article 6 shall apply to the Plan and the ESOP except that, notwithstanding the provisions of Article 6, the ESOP shall consist solely of the Company Stock Fund and no other funds or investment alternatives shall be available under the ESOP. A Participant in the Plan who directs the investment of a contribution to the Plan on the Participant’s behalf or who directs the investment of the assets of his or her Account under the Plan to the Company Stock Fund shall be deemed to have provided a direction to transfer such amounts to the ESOP. A Participant, alternate payee or beneficiary in the ESOP who directs the investment of the assets of his or her Account under the ESOP to an investment other than the Company Stock Fund as permitted under the provisions of Article 6 shall be deemed to have provided a direction to transfer such amounts to the Plan. The Administration Committee shall comply with a direction by a Participant, alternate payee or beneficiary to transfer funds from the Plan to the ESOP or vice versa consistent with the Plan and such general rules as may be established by the Administration Committee, Investment Committee or the Company for transfers among and between investment options.
17.10    Aggregate Application of Vesting and Distribution Provisions
The provisions of Article 7 and Article 8 shall apply to the Accounts maintained under the Plan and under the ESOP on an aggregate basis as if the Plan and the ESOP were one (1) plan.
The Plan permits distributions to be made at any time following a Participant’s termination of employment or death, and accordingly complies with the requirements of Section 409(o) of the Plan that distribution be available (subject to the Participant’s compliance with applicable payment request procedures) not later than one year after the close of the Plan Year (i) in which the Participant separates from service by reason of the attainment of Normal Retirement Age, Disability, or death, or (ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service (assuming the Participant is not reemployed).
17.11    Aggregate Application of Withdrawal and Loan Provisions

The provisions of Article 9 shall apply to the Plan and the ESOP on an aggregate basis as if such plans were one (1) plan.
17.12    Provisions Relating to Dividends
Cash dividends paid on non-vested Applicable Employer Securities shall remain in the Company Stock Fund. Notwithstanding the provisions of the Plan to the contrary, the following provisions shall apply to cash dividends paid on vested Applicable Employer Securities:
(a)    ESOP Participants or beneficiaries shall have the right to choose between
(i)    the payment of cash dividends to the ESOP and a distribution in cash to Participants or beneficiaries not later than ninety (90) days after the close of the Plan Year in which the dividends are paid by the Company; and
(ii)    the reinvestment of cash dividends in stock of the Company.
The election described in this paragraph shall apply to the cash dividends on Applicable Employer Securities held by the Company Stock Fund on the dividend record date. An ESOP Participant or beneficiary’s share of such dividends, to be paid in cash or reinvested in stock of the Company, shall be equal to the whole and fractional units of the Company Stock Fund allocated to the ESOP Participant or beneficiary’s Account that are vested under the provisions of Article 7 and Section 17.10 as of the ex-dividend date, divided by the number of whole and fractional units of the Company Stock Fund allocated to the Accounts of all ESOP Participants and beneficiaries that are vested under the provisions of Article 7 and Section 17.10 on the ex-dividend date. An ESOP Participant or beneficiary must make the same election as to all of the units of the Company Stock Fund allocated to his or her Account on the dividend payment date.
(b)    An ESOP Participant or beneficiary shall be given a reasonable opportunity before a cash dividend is paid to make the election described in Subsection (a). In the event the terms of the ESOP are changed governing the manner in which the dividends are paid or distributed to ESOP Participants or beneficiaries, such individuals shall be given a reasonable opportunity to make an election under the new terms prior to the date on which the first dividend subject to the new plan terms is paid.
(c)    The election described in Subsection (a) shall be irrevocable as of the close of the New York Stock Exchange on the day that the dividend on Company stock is paid. If for any reason trading in the Company’s common stock is halted, or is suspended and does not resume trading prior to the close of the Exchange on the day the dividend is paid, the election in Subsection (a) shall be irrevocable as of the time trading in the Company’s stock is halted or suspended on such day. If the Exchange is not open on the date the dividend is paid, the election in Subsection (a) is irrevocable as of the close of the last period the Exchange is open immediately prior to the day such dividend is paid. The Administration Committee may establish earlier deadlines in order to facilitate accurate processing of dividend payment and reinvestment elections.

(d)    In the event an ESOP Participant or beneficiary does not timely elect to have the dividend on Company stock paid to him or her in cash, such individual will be deemed to have made an election to have the dividend reinvested in Company stock.
(e)    In the event an ESOP Participant or beneficiary elects to have dividends on Company stock paid by the ESOP in cash, such distribution as is payable to such individual may be made notwithstanding any other restrictions governing distributions provided by the Plan or this Article.
(f)    The election and disposition of cash dividends as described in this Section shall be made pursuant to such additional rules as may be prescribed by the Administration Committee.
(g)    For purposes of this Article, “Applicable Employer Securities” means Company securities held by the ESOP on the record date of a dividend.
17.13    Additional Provisions Relating to ESOP
(a)    ESOP to be Invested Primarily in Company Stock. The assets of the ESOP shall be invested primarily in Company stock, plus cash to such limited extent as is determined to be necessary to meet liquidity needs. Such Company stock shall be common stock of American Express.
(b)    Purchases and Sales of Stock. Company stock may be purchased or sold by the Plan provided any such purchase or sale is at a price not less favorable to the ESOP than the stock’s Fair Market Value. For purposes of this Article, “Fair Market Value” means, as of any valuation date within a period during which stock is readily tradable on an established securities market, the fair market value as determined in a reasonable fashion based on the market price. The status of the stock as readily tradable on an established securities market shall be determined in accordance with the Treasury Regulations and other guidance of general applicability.
“Fair Market Value” of stock as of any valuation date within a period in which the stock is not readily tradable on an established securities market shall be the amount determined by the Investment Committee in good faith and based upon all relevant factors for determining the Fair Market Value of such stock as required by law, it being understood that the Investment Committee in such circumstances must rely upon an independent appraiser that meets requirements similar to those set forth in the Treasury Regulations under Section 170(a)(1) of the Code. For transactions with persons who are not parties in interest (within the meaning of Section 3(14) of ERISA) such value shall be used for all the transactions until a new Fair Market Value has been determined by the Investment Committee. For transactions with persons who are parties in interest, the Fair Market Value shall be determined as of the valuation date coinciding with the transaction.
(c)    Put Option. Any share of stock distributed from the ESOP shall be subject to the following put option if such stock is not or ceases to be publicly traded or becomes subject to a trading limitation. The status of the stock as publicly traded or subject to a trading limitation shall be determined in accordance with the Treasury Regulations and other guidance of general applicability.
The put option is exercisable only by the Participant who receives such shares from the Plan, by his or her donees, or by a person (including an estate or its distributee) to whom the stock passes by reason of a Participant’s death. The put option will apply only if, within the put option periods described hereinafter, the stock is not or ceases to be publicly traded without restriction. The first put option period shall be for sixty (60) days following the date the stock is distributed to any individual who may exercise the put option. If the individual does not exercise the put option within such sixty (60) day period, then such option shall lapse and a second and final put option period shall commence in the Plan Year following the Plan Year within which the first sixty (60) day option period lapsed. This final put option period shall be for sixty (60) days after individuals holding the put option are notified of the new determination of the Fair Market Value of the stock.
If, within either or both of said put option periods, the stock was publicly traded without restrictions, but ceases to be publicly traded without restriction, the Administration Committee will notify each such security holder on or before the tenth (10th) day after the date the stock ceases to be so traded that for the remainder of the put option period the stock is subject to the put option. If such notice is not given within ten (10) days, a day shall be added to the duration of the put option for each day after said ten (10) day period that such notice has not been given. Such notice must inform distributees of the terms of the put option they are to hold.
The put option requires the Company to purchase the stock and is to be exercised by the holder notifying the Administration Committee in accordance with procedures established by the Administration Committee that the put option is being exercised. The Plan is granted the option to assume the rights and obligations of the Company at the time the put option is exercised. The period during which a put option is exercisable does not include any time when the distributee is unable to exercise it because the Company is prohibited from honoring it by applicable federal or state law. The price of the put option shall be the Fair Market Value of the stock as of the most recent accounting date at the time of the exercise of the put option; except in the case of a transaction between the Plan and a disqualified person, as defined in Section 4975(e)(2) of the Code, in which case the price must be determined as of the date of the transaction. Notwithstanding the above, if the Administration Committee determines that there has been a significant change in the value of the stock, it may cause a more current determination of Fair Market Value to be used for put option transactions with non-disqualified persons on and after such date as the Administration Committee may determine.
The payment terms shall be as described below, unless the Company or Plan, as the case may be, specifies payment at an earlier period of time. When the Company is repurchasing the stock under the put option where the Account in question has been distributed in a lump sum payment, the Company may exercise its option to repurchase the stock on an installment basis over a period of five (5) years with the first payment being made within thirty (30) days of the exercise of the put option. If the holder agrees, the repurchase period may be extended to a total of ten (10) years. A reasonable rate of interest must be paid on any deferred payments. The Administration Committee shall determine this rate in accordance with uniform rules. The seller must be given a promissory note, the full payment of which could be required by the holder if the repurchaser defaults in the payment of a scheduled installment payment, plus adequate security in accordance with Section 54.4975-7(b)(12)(iv) of the Treasury Regulations (or any successor regulation).
If the distribution of the Account is in a form other than a lump sum distribution, the stock shall be paid for within thirty (30) days from the date of the exercise of the option as to each partial distribution.
(d)    Right of First Refusal. All shares of stock shall be subject to the following right of first refusal if such stock is not publicly traded at the time the right may be exercised.

The status of the stock as publicly traded shall be determined in accordance with the Treasury Regulations and other guidance of general applicability.
The right of first refusal applies to any holder who receives the stock or to whom the stock passes from the Plan. Such holder may not transfer or in any way dispose of such stock without first offering to sell such stock to the Plan. Such offer shall be made in the form of a written notice to the Trustee and the Company disclosing: (i) the name(s) of the proposed transferee(s) of the stock; (ii) the certificate number and number of shares of the stock proposed to be transferred; (iii) the proposed price; and (iv) all other terms of the proposed transfer.
Within fourteen (14) days after such notice is given, the Trustee and then the Company shall have the option to purchase all or a part of such stock. If the Trustee or the Company decides to exercise this right of first refusal, the price shall be the Fair Market Value of the stock as of the most recent valuation date at the time of the exercise of the right (except in the case of a transaction between the Plan and a disqualified person, as defined in Section 4975(e)(2) of the Code, in which case the price must be determined as of the date of the transaction) or the proposed price, whichever is greater. The terms for payment of the price shall be the terms under the offer if it is a bona fide offer.
In the event that neither the Trustee nor the Company exercises the option to purchase such stock, the holder shall have the right to transfer or otherwise dispose of such stock in accordance with the terms of the transfer set forth in the written notice to the Trustee and the Company, provided such transfer is effected within fifteen (15) days after the expiration of the fourteen (14) day option period. If the transfer is not effected within such period, the Trustee and the Company must again be given an option to purchase, as provided in this Subsection.
(e)    Non-Allocation Rules. The Plan is not expected to purchase Company Stock in a transaction subject to Section 1042 of the Code, but if the Plan does purchase Company Stock in such a transaction, it will restrict allocations in accordance with Section 409(n) of the Code. Furthermore, at present none of the Company or its Affiliated Companies are S Corporations, but the Plan will adhere to the non-allocation requirements of Section 409(p) if it ever holds Company Stock of an S Corporation.
(f)    Nonlapse Restrictions. The provisions of Section 17.13(c) and (d) shall not lapse, and shall continue to be applicable to the stock even if the ESOP ceases to be an employee stock ownership plan within the meaning of Section 4975(e) of the Code.

ADDENDUM A
MERGER AND TRANSFER OF THE THOMAS COOK PLAN

ADDENDUM B
MERGER AND TRANSFER OF THE IDS DVP SAVINGS PLAN AND TRUST

ADDENDUM C
SERVICE CREDITING

ADDENDUM D
SPECIAL VESTING RULES

ADDENDUM E
TO THE
AMERICAN EXPRESS RETIREMENT SAVINGS PLAN
RELATING TO PUERTO RICO PARTICIPANTS

ADDENDUM F
COST CENTERS

ADDENDUM G
RESERVED

ADDENDUM H
TRANSITION CONTRIBUTIONS FOR CERTAIN FORMER GENERAL
ELECTRIC CAPITAL CORPORATION EMPLOYEES

ADDENDUM I
TRANSFER OF ASSETS AND LIABILITIES FROM THE TRINET PASSPORT 401(K) PLAN

ADDENDUM J
TRANSFER OF ASSETS AND LIABILITIES FROM THE RESY NETWORK, INC. COMPONENT OF THE ADP TOTALSOURCE RETIREMENT SAVINGS PLAN AND THE RESERVE MEDIA 401(K) PLAN

ADDENDUM K
SUMMARY OF SPECIAL EMERGENCY RELIEF PROVISIONS

TWENTY-SEVENTH AMENDMENT AND RESTATEMENT OF THE AMERICAN EXPRESS RETIREMENT SAVINGS PLAN
WHEREAS, pursuant to its delegation powers, the Compensation and Benefits Committee (the "CBC") of the Board of Directors of American Express Company (the "Company") has authorized the Chief Executive Officer of the Company to amend benefit plans, unless Board or CBC approval is required by law, regulation or exchange listing requirements;
WHEREAS, pursuant to his delegation powers, the Chief Executive Officer of the Company has authorized the Executive Vice President, Colleague Total Rewards & Well-Being (CTRW) to amend benefit plans where the estimated annual P&L impact is less than $25 million and has further authorized the Executive Vice President, Colleague Total Rewards & Well-Being (CTRW) to approve an amendment to the American Express Retirement Savings Plan reflecting the addition of Fixed Rate Contributions and revised automatic enrollment provisions as previously reviewed with the CBC and approved by the Chief Executive Office; and
WHEREAS, the undersigned Executive Vice President, Colleague Total Rewards & Well-Being (CTRW) deems it reasonably necessary and appropriate to consent to amend and restate the American Express Retirement Savings Plan to reflect the Fixed Rate Contribution and automatic enrollment changes, to reflect certain changes relating to distributions, withdrawals and rollover contributions, to restate the American Express Retirement Savings Plan in preparation for a determination letter application, and to incorporate certain administrative and clarifying changes along with legal updates, as provided therein;
THEREFORE, BE IT RESOLVED, that the Twenty-Seventh Amendment and Restatement of the Retirement Savings Plan, as attached hereto, is hereby approved and adopted, effective as of the dates and in the manner noted therein.

Date: 12/8/2021

    AMERICAN EXPRESS COMPANY
By: /s/ David Kasiarz
Its: Executive Vice President, Colleague Total Rewards & Well-Being

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